                                                                   Exhibit 10.10

                        MASTER CREDIT FACILITY AGREEMENT


                          dated as of December 1, 1998


                                  by and among


                          ARCHSTONE COMMUNITIES TRUST,
                    a Maryland real estate investment trust,
                                       and
                      ASN MULTIFAMILY LIMITED PARTNERSHIP,
                         a Delaware limited partnership,
                    collectively, as the "Borrower Parties,"


                                       and


                 BERKSHIRE MORTGAGE FINANCE LIMITED PARTNERSHIP,
                      a Massachusetts limited partnership,
                                 as the "Lender"
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                                TABLE OF CONTENTS
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ARTICLE I             DEFINITIONS.............................................................................2


ARTICLE II            THE REVOLVING FACILITY COMMITMENT......................................................28

         SECTION 2.1           Revolving Facility Commitment.................................................28
         SECTION 2.2           Requests for Advances.........................................................28
         SECTION 2.3           Maturity Date of Revolving Advances...........................................28
         SECTION 2.4           Repayment at Maturity; Partial Month Interest; Revolving Facility Fee.........28
         SECTION 2.5           Coupon Rates for Revolving Advances...........................................29
         SECTION 2.6           Revolving Facility Note.......................................................30
         SECTION 2.7           No Amortization...............................................................30
         SECTION 2.8           Limit on Number of Outstanding Advances.......................................30
         SECTION 2.9           Reduction of Revolving Facility Commitment Upon Rating Downgrade..............30

ARTICLE III           THE BASE FACILITY COMMITMENT...........................................................30

         SECTION 3.1           Conversion of Revolving Facility Commitment to Base Facility Commitment.......30
         SECTION 3.2           Base Facility Commitment......................................................31
         SECTION 3.3           Requests for Base Facility Advances...........................................31
         SECTION 3.4           Maturity Date of Base Facility Advances; Amortization Period..................31
         SECTION 3.5           Interest on Base Facility Advances............................................31
         SECTION 3.6           Coupon Rates for Base Facility Advances.......................................32
         SECTION 3.7           Base Facility Notes...........................................................32
         SECTION 3.8           Limitations on Right to Convert...............................................32
         SECTION 3.9           Conditions Precedent to Conversion/Rollover...................................32
         SECTION 3.10          Rollover of Maturing Base Facility Advances...................................33
         SECTION 3.11          Repayment of Base Facility Advances Upon Rating Downgrade.....................33

ARTICLE IV            RATE SETTING FOR THE ADVANCES..........................................................33

         SECTION 4.1           Rate Setting for an Advance...................................................33
         SECTION 4.2           Advance Confirmation Instrument for Revolving Advances........................35
         SECTION 4.3           Breakage and other Costs......................................................35

ARTICLE V             MAKING THE ADVANCES....................................................................35

         SECTION 5.1           Initial Advance...............................................................35
         SECTION 5.2           Future Advances...............................................................36
         SECTION 5.3           Conditions Precedent to Future Advances.......................................36

ARTICLE VI            ADDITIONS OF COLLATERAL................................................................38

         SECTION 6.1           Right to Add Collateral.......................................................38
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         SECTION 6.2           Procedure for Adding Collateral...............................................38
         SECTION 6.3           Conditions Precedent to Addition of an Additional Mortgaged Property to
                               the Collateral Pool...........................................................39

ARTICLE VII           SUBSTITUTION OF COLLATERAL.............................................................40

         SECTION 7.1           Right to Substitute Collateral................................................40
         SECTION 7.2           Procedure for Substituting Collateral.........................................40
         SECTION 7.3           Conditions Precedent to Substitution of a Substituted Mortgaged Property
                               into the Collateral Pool......................................................42
         SECTION 7.4           Restriction on Borrowings.....................................................43

ARTICLE VIII          RELEASES OF COLLATERAL.................................................................44

         SECTION 8.1           Right to Obtain Releases of Collateral........................................44
         SECTION 8.2           Procedure for Obtaining Releases of Collateral................................44
         SECTION 8.3           Conditions Precedent to Release of Collateral Release Property from the
                               Collateral....................................................................46

ARTICLE IX            INCREASE OF REVOLVING FACILITY COMMITMENT..............................................47

         SECTION 9.1           Request to Increase Revolving Facility Commitment.............................47
         SECTION 9.2           Right to Increase Revolving Facility Commitment Based on "Oaks in
                               Fairlakes"....................................................................48
         SECTION 9.3           Additional Limited Right to Increase Revolving Facility Commitment............48

ARTICLE X             COMPLETE OR PARTIAL TERMINATION OF REVOLVING FACILITY..................................50

         SECTION 10.1          Right to Complete or Partial Termination of Revolving Facility................50
         SECTION 10.2          Procedure for Complete or Partial Termination of Revolving Facility...........50
         SECTION 10.3          Conditions Precedent to Partial Termination of Revolving Facility.............50

ARTICLE XI            TERMINATION OF CREDIT FACILITY.........................................................51

         SECTION 11.1          Right to Terminate Credit Facility............................................51
         SECTION 11.2          Procedure for Terminating Credit Facility.....................................51
         SECTION 11.3          Conditions Precedent to Termination of Credit Facility........................52

ARTICLE XII           GENERAL CONDITIONS PRECEDENT TO ALL REQUESTS...........................................52

         SECTION 12.1          Conditions Applicable to All Requests.........................................52
         SECTION 12.2          Delivery of Closing Documents Relating to Initial Advance Request,
                               Collateral Addition Request, Collateral Substitution Request, Oaks in
                               Fairlakes Commitment Increase or Additional Commitment Increase...............53
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         SECTION 12.3          Delivery of Property-Related Documents........................................54

ARTICLE XIII          REPRESENTATIONS AND WARRANTIES.........................................................55

         SECTION 13.1          Representations and Warranties of the Borrower Parties........................55
         SECTION 13.2          Representations and Warranties of the Borrower................................57

ARTICLE XIV           AFFIRMATIVE COVENANTS..................................................................62

         SECTION 14.1          Covenants of the Borrower Parties.............................................62
         SECTION 14.2          Covenants of the Borrower.....................................................66

ARTICLE XV            NEGATIVE COVENANTS OF THE BORROWER.....................................................76

         SECTION 15.1          Other Activities..............................................................76
         SECTION 15.2          Value of Security.............................................................76
         SECTION 15.3          Zoning........................................................................76
         SECTION 15.4          Liens.........................................................................77
         SECTION 15.6          Indebtedness..................................................................77
         SECTION 15.7          Principal Place of Business...................................................77
         SECTION 15.8          Frequency of Requests.........................................................77
         SECTION 15.9          Change in Property Management.................................................77
         SECTION 15.10         Shelf Condominiums............................................................77
         SECTION 15.11         Restrictions on Partnership Distributions.....................................77
         SECTION 15.12         Lines of Business.............................................................77

ARTICLE XVI           FINANCIAL COVENANTS OF THE BORROWER PARTIES............................................78

         SECTION 16.1          Financial Definitions.........................................................78
         SECTION 16.2          Compliance with REIT's Consolidated Debt to Total Assets Ratio................79
         SECTION 16.3          Compliance with REIT's Consolidated Income Available for Debt Service to
                               Annual Service Charge Ratio...................................................79
         SECTION 16.4          Cure by REIT of Financial Covenants...........................................79
         SECTION 16.5          Additional Collateral.........................................................80

ARTICLE XVII          REPRESENTATIONS AND WARRANTIES AND COVENANTS BY LENDER.................................85

         SECTION 17.1          Representations and Warranties of the Lender..................................85
         SECTION 17.2          Determination of Allocable Credit Facility Amount and Valuations..............85

ARTICLE XVIII         FEES...................................................................................87

         SECTION 18.1          Standby Fee...................................................................87
         SECTION 18.2          Origination Fees..............................................................87
         SECTION 18.3          Due Diligence Fees............................................................88
         SECTION 18.4          Legal Fees and Expenses.......................................................89
         SECTION 18.5          MBS-Related Rollover Costs....................................................89
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         SECTION 18.6          Failure to Close any Request..................................................89
         SECTION 18.7          Other Fees....................................................................90

ARTICLE XIX           EVENTS OF DEFAULT......................................................................90

         SECTION 19.1          Events of Default.............................................................90

ARTICLE XX            REMEDIES...............................................................................93

         SECTION 20.1          Remedies; Waivers.............................................................93
         SECTION 20.2          Waivers; Rescission of Declaration............................................93
         SECTION 20.3          The Lender's Right to Protect Collateral and Perform Covenants and Other
                               Obligations...................................................................93
         SECTION 20.4          No Remedy Exclusive...........................................................94
         SECTION 20.5          No Waiver.....................................................................94
         SECTION 20.6          No Notice.....................................................................94
         SECTION 20.7          Application of Payments.......................................................94

ARTICLE XXI           RIGHTS OF FANNIE MAE...................................................................94

         SECTION 21.1          Special Pool Purchase Contract................................................94
         SECTION 21.2          Assignment of Rights..........................................................95
         SECTION 21.3          Release of Collateral.........................................................95
         SECTION 21.4          Replacement of Lender.........................................................95
         SECTION 21.5          Fannie Mae and Lender Fees and Expenses.......................................95
         SECTION 21.6          Third-Party Beneficiary.......................................................95

ARTICLE XXII          INSURANCE, REAL ESTATE TAXES AND REPLACEMENT RESERVES..................................96

         SECTION 22.1          Insurance and Real Estate Taxes...............................................96
         SECTION 22.2          Replacement Reserves.........................................................100

ARTICLE XXIII         HEDGES................................................................................101

         SECTION 23.1          Interest Rate Protection.....................................................101
         SECTION 23.2          Terms and Conditions.........................................................102
         SECTION 23.3          Hedge Assignment; Delivery of Hedge Payments.................................102
         SECTION 23.4          Termination..................................................................102
         SECTION 23.5          Performance Under Hedge Documents............................................102
         SECTION 23.6          Escrow Provisions............................................................103

ARTICLE XXIV          LIMITS ON PERSONAL LIABILITY..........................................................107

         SECTION 24.1          Limits on Personal Liability.................................................107

ARTICLE XXV           MISCELLANEOUS PROVISIONS..............................................................108

         SECTION 25.1          Counterparts.................................................................108
         SECTION 25.2          Amendments, Changes and Modifications........................................109
         SECTION 25.3          Payment of Costs, Fees and Expenses..........................................109
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         SECTION 25.4          Payment Procedure............................................................110
         SECTION 25.5          Payments on Business Days....................................................110
         SECTION 25.6          Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial.................110
         SECTION 25.7          Severability.................................................................111
         SECTION 25.8          Notices......................................................................111
         SECTION 25.9          Further Assurances and Corrective Instruments................................114
         SECTION 25.10         Term of this Agreement.......................................................114
         SECTION 25.11         Assignments; Third-Party Rights..............................................114
         SECTION 25.12         Headings.....................................................................114
         SECTION 25.13         General Interpretive Principles..............................................114
         SECTION 25.14         Interpretation...............................................................115
         SECTION 25.15         Decisions in Writing.........................................................115
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                               TABLE OF CONTENTS
                                  (continued)
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LIST OF EXHIBITS


Exhibit A         -        List of Multifamily Residential Properties
Exhibit B         -        Base Facility Note
Exhibit C         -        Cap Security Agreement
Exhibit D         -        Cash Management Agreement
Exhibit E         -        Compliance Certificate
Exhibit F-1       -        Facility Debt Service (Actual)
Exhibit F-2       -        Facility Debt Service (Floor)
Exhibit G         -        Organizational Certificate (REIT and Borrower)
Exhibit H         -        Replacement Reserve Agreement
Exhibit I         -        Revolving Credit Endorsement
Exhibit J         -        Revolving Facility Note
Exhibit K         -        Form of Multifamily Mortgage, Deed of Trust or Deed
                           to Secure Debt, Assignment of Leases and Rents and
                           Security Agreement
Exhibit L         -        Tie-In Endorsement
Exhibit M         -        Conversion Request
Exhibit N         -        Master Credit Facility Agreement Conversion Amendment
Exhibit O         -        Rate Setting Form
Exhibit P         -        Rate Confirmation Form
Exhibit Q         -        Advance Confirmation Instrument
Exhibit R         -        Future Advance Request
Exhibit S         -        Collateral Addition Request
Exhibit T         -        Collateral Addition Description Package
Exhibit U         -        Collateral Addition Request - Supporting Documents
Exhibit V         -        Collateral Substitution Request
Exhibit W         -        Collateral Substitution Description Package
Exhibit X         -        Collateral Substitution Request - Supporting
                           Documents
Exhibit Y         -        Collateral Release Request
Exhibit Z         -        Borrower Parties' Confirmation of Obligations
Exhibit AA        -        Revolving Facility Termination Request
Exhibit BB        -        Revolving Facility Termination Notice
Exhibit CC        -        Credit Facility Termination Request
Exhibit DD        -        Schedule of Approved Property Management Agreements
Exhibit EE        -        REIT Guaranty

                        MASTER CREDIT FACILITY AGREEMENT


         THIS MASTER CREDIT FACILITY AGREEMENT is made as of the 1st day of December, 1998 and among (i) (a) ARCHSTONE COMMUNITIES TRUST, a Maryland real estate investment trust ("REIT"), and (b) ASN MULTIFAMILY LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower") (the REIT and the Borrower being collectively referred to as the "Borrower Parties"), and (ii) BERKSHIRE MORTGAGE FINANCE LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Lender").


                                    RECITALS
                                    --------

         A. The REIT owns 100% of the outstanding stock of SCA - North Carolina (1) Incorporated, a Maryland corporation, the sole general partner of the Borrower, and 100% of the outstanding stock of SCA - North Carolina (2) Incorporated, a Maryland corporation, the sole limited partner of the Borrower.

         B. The Borrower owns the Multifamily Residential Properties (capitalized terms used but not defined shall have the meanings ascribed to such terms in Article I of this Agreement) as more particularly described in Exhibit A to this Agreement.

         C. The Borrower has requested that the Lender establish a $300,000,000 Credit Facility in favor of the Borrower, comprised initially of a $300,000,000 Revolving Facility, all or part of which can be converted to a Base Facility in accordance with, and subject to, the terms and conditions of this Agreement.

         D. To secure the obligations of the Borrower Parties under this Agreement and the other Loan Documents issued in connection with the Credit Facility, the Borrower shall create a Collateral Pool in favor of the Lender. The Collateral Pool shall be comprised of (i) Security Instruments on all of the Multifamily Residential Properties owned by the Borrower and (ii) any other Security Documents executed by any other Borrower Party pursuant to this Agreement or any other Loan Documents.

         E. Each of the Security Documents shall be cross-defaulted (i.e., a default under any Security Document, or under this Agreement, shall constitute a default under each Security Document, and this Agreement) and cross-collateralized (i.e., each Security Instrument shall secure all of the Borrower Parties' obligations under this Agreement and the other Loan Documents issued in connection with the Credit Facility).

         F. Subject to the terms, conditions and limitations of this Agreement, the Lender has agreed to establish the Credit Facility.


         NOW, THEREFORE, the Borrower Parties and the Lender, in consideration of the mutual promises and agreements contained in this Agreement, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

                  "Additional Collateral" means (a) one or more Additional Collateral Letters of Credit, as defined in, and delivered to Lender in accordance with the provisions of, Section 16.5; (b) Permitted Investments acceptable to Lender and pledged to Lender in accordance with the provisions of Section 16.5; and (c) any Cash Collateral (as defined in Section 8.2(d)) held by the Lender pursuant to Section 8.2(d) or 16.4.

                  "Additional Mortgaged Property" means each Multifamily Residential Property owned by the Borrower and added to the Collateral Pool after the Initial Closing Date pursuant to Article VI.

                  "Advance" means a Revolving Advance or a Base Facility
         Advance.

                  "Advance Confirmation Instrument" shall have the meaning set forth in Section 4.2.

                  "Affiliate" or "affiliated" means, when used with reference to a specified Person, (a) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (b) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is, directly or indirectly, the owner of 10% or more of any class of equity securities or in which the specified Person has a substantial beneficial interest, and (d) for the specified Person, any of the individual's spouse, issue, parents, siblings and a trust for the benefit of the individual's spouse or issue, or both.

                  "Aggregate Debt Service Coverage Ratio for a 12 Month Period (Actual)" means, for any specified date, the ratio (expressed as a percentage) of --

                  (a)      the sum of --

                           (i) the aggregate of the Net Operating Income for the Trailing 12 Month Period for the Mortgaged Properties, plus

                           (ii) the product of: (A) the aggregate principal sum of Additional Collateral (exclusive of Additional Collateral Letters of Credit) then held by the Lender, times
                  (B) the weighted average of the annual rates of interest then being earned on the Additional Collateral described in the immediately preceding clause (ii)(A),

                                       to

                           (b) the Facility Debt Service (Actual) on such date.

                  "Aggregate Debt Service Coverage Ratio for a 12 Month Period (Floor)" means, for any specified date, the ratio (expressed as a percentage) of --

                  (a)      the sum of --

                           (i) the aggregate of the Net Operating Income for the Trailing 12 Month Period for the Mortgaged Properties, plus

                           (ii) the product of: (A) the aggregate principal sum of Additional Collateral (exclusive of Additional Collateral Letters of Credit) then held by the Lender, times
                  (B) the weighted average of the annual rates of interest then being earned on the Additional Collateral described in the immediately preceding clause (ii)(A), to

                  (b)      the Facility Debt Service (Floor) on such date.

                  "Aggregate Debt Service Coverage Ratio for a Three Month Period (Actual)" means, for any specified date, the ratio (expressed as a percentage) of--

                  (a)      the sum of --

                           (i) the product of: (A) the aggregate of the Net Operating Income for the Trailing Three Month Period for the Mortgaged Properties, times (B) four, plus

                           (ii) the product of: (A) the aggregate principal sum of Additional Collateral (exclusive of Additional Collateral Letters of Credit) then held by the Lender, times
                  (B) the weighted average of the annual rates of interest then being earned on the Additional Collateral described in the immediately preceding clause (ii)(A),

                                       to

                  (b)      the Facility Debt Service (Actual) on such date.

                  "Aggregate Debt Service Coverage Ratio for a Three Month Period (Floor)" means, for any specified date, the ratio (expressed as a percentage) of --

                  (a)      the sum of --

                           (i) the product of: (A) the aggregate of the Net Operating Income for the Trailing Three Month Period for the Mortgaged Properties, times (B) four, plus

                           (ii) the product of: (A) the aggregate principal sum of Additional Collateral (exclusive of Additional Collateral Letters of Credit) then held by the Lender, times
                  (B) the weighted average of the annual rates of interest then being earned on the Additional Collateral described in the immediately preceding clause (ii)(A),

                                                     to

                  (b)      the Facility Debt Service (Floor) on such date.

                  "Aggregate Debt Service Coverage Ratios" means, collectively, the Aggregate Debt Service Coverage Ratio for a 12 Month Period (Actual), the Aggregate Debt Service Coverage Ratio for a 12 Month Period (Floor), the Aggregate Debt Service Coverage Ratio for a Three Month Period (Actual) and the Aggregate Debt Service Coverage Ratio for a Three Month Period (Floor).

                  "Aggregate Loan to Value Ratio" means, for any specified date, the ratio (expressed as a percentage) of--

                  (a)      the result of --

                         (i) the Advances Outstanding on the specified date, minus

                         (ii) the aggregate principal sum of all Additional Collateral then held by the Lender,

                                       to

                  (b) the aggregate of the Valuations most recently obtained prior to the specified date for all of the Mortgaged Properties.

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

                  "Agreement" means this Master Credit Facility Agreement, as it may be amended, supplemented or otherwise modified from time to time, including all Recitals and Exhibits to this Agreement, each of which is hereby incorporated into this Agreement by this reference.

                  "Allocable Credit Facility Amount" means, as of the date of determination, with respect to each Mortgaged Property, an amount equal to the product obtained by multiplying --

                  (a)      the ratio (expressed as a percentage) of --

                           (i) the most recent Valuation of the Mortgaged Property to

                           (ii) the aggregate of the most recent Valuations of all of the Mortgaged Properties; by

                  (b)      the Maximum Credit Facility Commitment.

         The Allocable Credit Facility Amount shall be redetermined on an annual basis and at other specified times, all in accordance with Section 17.2.

                  "Amortization Period" means, with respect to each Base Facility Advance, the period of 30 years, or such lesser period of time as Borrower shall request and Lender shall approve pursuant to Section 3.4.

                  "Applicable Law" means (a) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, all Governmental Approvals and all orders, judgments and decrees of all courts and arbitrators, (b) all zoning, building, environmental and other laws, ordinances, rules, regulations and restrictions of any Governmental Authority affecting the ownership, management, use, operation, maintenance or repair of any Mortgaged Property, including the Americans with Disabilities Act (if applicable), the Fair Housing Amendment Act of 1988 and Hazardous Materials Laws, (c) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning any Mortgaged Property including planned development permits, condominium declarations, and reciprocal easement and regulatory agreements with any Governmental Authority, (d) all laws, ordinances, rules and regulations, whether in the form of rent control, rent stabilization or otherwise, that limit or impose conditions on the amount of rent that may be collected from the units of any Mortgaged Property, and (e) requirements of insurance companies or similar organizations, affecting the operation or use of any Mortgaged Property or the consummation of the transactions to be effected by this Agreement or any of the other Loan Documents.

                  "Appraisal" means an appraisal of a Multifamily Residential Property or Multifamily Residential Properties conforming to the requirements of Chapter 5 of Part III of the DUS Guide, and accepted by the Lender.

                  "Appraised Value" means the value set forth in an Appraisal.

                  "Base Facility" means the agreement of the Lender to make Base Facility Advances to the Borrower pursuant to Article III.

                  "Base Facility Availability Period" means the period beginning on the Initial Closing Date and ending on the 90th day before the Revolving Facility Termination Date.

                  "Base Facility Advance" means a loan made by the Lender to the Borrower under the Base Facility Commitment.

                  "Base Facility Commitment" means an amount equal to the aggregate amount of Revolving Facility Commitment which is converted to Base Facility Commitment in accordance with, and subject to, the provisions of Article III.

                  "Base Facility Fee" means (a) for any Base Facility Advance converted from the Revolving Facility Commitment available under this Agreement which (i) has a maturity date which does not extend beyond the Revolving Facility Termination Date and (ii) is, in all material respects (as determined by the Lender), consistent with the terms of the Revolving Facility hereunder (i.e. as to lock-out period, etc.), 58 basis points; and (b) for any Base Facility Advance converted from any portion of the Revolving Facility Commitment available under this Agreement which (i) has a maturity date which does extend beyond the Revolving Credit Facility Termination Date and/or (ii) is not, in all material respects (as determined by the Lender), consistent with the terms of the Revolving Facility hereunder, the number of basis points determined at the time of such conversion by the Lender as the Base Facility Fee for such Base Facility Advance.

                  "Base Facility Fee Yield Maintenance Amount," for a specified Base Facility Note, shall have the meaning set forth in the Base Facility Note.

                  "Base Facility Note" means a promissory note, in the form attached as Exhibit B to this Agreement, which will be issued by the Borrower to the Lender, concurrently with the funding of each Base Facility Advance, to evidence the Borrower's obligation to repay the Base Facility Advance.

                  "Base Facility Termination Fee" means, with respect to any Credit Facility Termination Request, the aggregate of the Base Facility Fee Yield Maintenance Amounts calculated under the Base Facility Notes.

                  "Borrower" means ASN Multifamily Limited Partnership, a Delaware limited partnership.

                  "Borrower Parties" means the REIT and the Borrower.

                  "Business Day" means a day on which Fannie Mae is open for business.

                  "Cap" means an interest rate cap.

                  "Cap Documents" means the documents evidencing and governing a Cap, including a Cap Security Agreement.

                  "Capitalization Rate" means, for each Mortgaged Property, a capitalization rate selected by the Lender in accordance with Section
         17.2 for use in determining the Valuations.

                  "Cap Security Agreement" means, with respect to a Cap, the Interest Rate Hedge Security, Pledge and Assignment Agreement by and among the Borrower, the Lender and the Servicer, for the benefit of the Lender, in the form attached as Exhibit C to this Agreement, as such agreement may be amended, modified, supplemented or restated from time to time.

                  "Cash Management Agreement" means that certain Cash Management Security, Pledge and Assignment Agreement between the Borrower and the Lender in the form attached as Exhibit D to this Agreement.

                  "Change of Control" means, with respect to any Person and during any period of twelve consecutive months, the failure of individuals who are members of the board of directors of such Person at the beginning of such period (together with any new or replacement directors whose initial nomination for election was approved by a majority of such members and other members previously so approved) to constitute a majority of such board of directors at the end of such period.

                  "Closing Date" means the Initial Closing Date and each date after the Initial Closing Date on which the funding or other transaction requested in a Request is required to take place.

                  "Collateral" means, the Mortgaged Properties and other collateral from time to time or at any time encumbered by the Security Instruments, or any other property securing any of the Borrower Parties' obligations under the Loan Documents.

                  "Collateral Addition Fee" means, with respect to a Multifamily Residential Property added to the Collateral Pool in accordance with
         Article VI, a fee equal to the lesser of --

                  (a)      the product obtained by multiplying --

                           (i)      30 basis points, by

                           (ii) the Allocable Credit Facility Amount to be attributed to the Additional Mortgaged Property upon its addition to the Collateral Pool; or

                  (b)      $60,000.

                  "Collateral Addition Loan Documents" means the Security Instrument covering an Additional Mortgaged Property and any other documents, instruments or certificates required by the Lender in connection with the addition of the Additional Mortgaged Property to the Collateral Pool pursuant to Article VI.

                  "Collateral Addition Request" shall have the meaning set forth in Section 6.2(a).

                  "Collateral Pool" means the aggregate total of the Collateral.

                  "Collateral Release Documents" shall have the meaning set forth in Section 8.2(b).

                  "Collateral Release Property" shall have the meaning set forth in Section 8.2(a).

                  "Collateral Release Request" shall have the meaning set forth in Section 8.2(a).

                  "Collateral Substitution Fee" means, with respect to a Multifamily Residential Property substituted into the Collateral Pool in accordance with Article VII, a fee equal to the lesser of --

                  (a)      the product obtained by multiplying --

                           (i)      30 basis points, by

                           (ii) the Allocable Credit Facility Amount to be attributed to the Substituted Mortgaged Property after its substitution into the Collateral Pool; or

                  (b)      $60,000.

                  "Collateral Substitution Loan Documents" means the Security Instrument covering a Substituted Mortgaged Property and any other documents, instruments or certificates required by the Lender in connection with the addition of the Substituted Mortgaged Property to the Collateral Pool pursuant to Article VII.

                  "Collateral Substitution Request" shall have the meaning set forth in Section 7.2(a).

                  "Complete Revolving Facility Termination" shall have the meaning set forth in Section 10.2(a).

                  "Compliance Certificate" means a certificate of the Borrower Parties in the form attached as Exhibit E to this Agreement.

                  "Conversion Request" shall have the meaning set forth in
         Section 3.1(a).

                  "Coupon Rate" means, with respect a Revolving Advance, the imputed interest rate determined by the Lender pursuant to Section 2.5 for the Revolving Advance and, with respect to a Base Facility Advance, the interest rate determined by the Lender pursuant to Section 3.5 for the Base Facility Advance.

                  "Coverage and LTV Tests" mean, for any specified date, each of the following financial tests:

                  (a) The Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period (Actual) is not less than 145%.

                  (b) The Aggregate Debt Coverage Ratio for the Trailing 12 Month Period (Floor) is not less than 135%.

                  (c) The Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period (Actual) is not less than 140%.

                  (d) The Aggregate Debt Coverage Ratio for the Trailing Three Month Period (Floor) is not less than 130%.

                  (e)      The Aggregate Loan to Value Ratio does not exceed
         65%.

                  "Credit Facility" means, collectively, the Base Facility and the Revolving Facility.

                  "Credit Facility Expansion Loan Documents" means an amendment to the Revolving Facility Note, increasing the amount of the Maximum Credit Facility Commitment, as expanded in accordance with Article IX, and amendments to the Security Instruments, increasing the amount secured to the increased amount of the Maximum Credit Facility Commitment.

                  "Credit Facility Termination Date" means, (a) at any time during which Base Facility Advances are Outstanding, the latest of: (i) the last maturity date for any Base Facility Advance Outstanding and
         (ii) the Revolving Facility Termination Date, and (b) at any time during which Base Facility Advances are not Outstanding, the Revolving Facility Termination Date, but, in either case, on any earlier date on which this Agreement is terminated.

                  "Credit Facility Termination Fee" means an amount equal to the sum of--

                           (a)      the Base Facility Termination Fee, if any;
         and

                           (b) the Revolving Facility Termination Fee, if any.

                  "Credit Facility Termination Request" shall have the meaning set forth in Section 11.2(a).

                  "Discount" means, with respect to any Revolving Advance, an amount equal to the excess of --

                           (a) the face amount of the MBS backed by the Revolving Advance, over

                           (b) the Price of the MBS backed by the Revolving Advance.

                  "Duff & Phelps" means Duff & Phelps Credit Rating Company, a Delaware corporation, and its successors and assigns.

                  "DUS Guide" means the Fannie Mae Multifamily Delegated Underwriting and Servicing (DUS) Guide, as such Guide may be amended from time to time, including exhibits to the DUS Guide and amendments in the form of Lender Memos, Guide Updates and Guide Announcements (and, if such Guide is no longer used by Fannie Mae, the term "DUS Guide" as used in this Agreement means the Fannie Mae Multifamily Negotiated Transactions Guide, as such Guide may be amended from time to time, including amendments in the form of Lender Memos, Guide Updates and Guide Announcements). All references to specific articles and sections of, and exhibits to, the DUS Guide shall be deemed references to such articles, sections and exhibits as they may be amended, modified, updated, superseded, supplemented or replaced from time to time.

                  "DUS Underwriting Requirements" means the overall underwriting requirements for Multifamily Residential Properties as set forth in the DUS Guide.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" means any event defined to be an "Event of Default" under Article XIX.

                  "Facility Debt Service (Actual)" means, as of any specified date, the sum of--

                  (a) the amount of interest and principal amortization, during the twelve month period following the specified date, with respect to the Advances Outstanding on the specified date, except that, for these purposes:

                           (i) each Revolving Advance shall be deemed to require
                  level monthly payments of principal and interest (at an interest rate equal to the weighted average (based on Hedges then in effect) of the lesser of: (A) the Coupon Rate or (B) the capped interest rate for all or that allocable portion of Revolving Advances which are covered by a Cap, and at the swapped fixed interest rate for all or that allocable portion of Revolving Advances which are covered by a Swap; for purposes of such allocation, Revolving Advances with the higher Coupon Rates shall be allocated first to those Revolving Advances covered by a Swap) in an amount necessary to fully amortize the original principal amount of the Revolving Advance over a 30-year period, with such amortization deemed to commence on the first day of the twelve month period, and

                           (ii) each Base Facility Advance shall be deemed to
                  require level monthly payments of principal and interest (at the Coupon Rate for the Base Facility Advance) in an amount necessary to fully amortize the original principal amount of the Base Facility Advance over the Amortization Period for the Base Facility Advance; and

                  (b) the amount of the Standby Fees payable to the Lender pursuant to Section 18.1 during such twelve month period (assuming, for these purposes, that the Advances Outstanding throughout the twelve month period are always equal to the amount of Advances Outstanding on the specified date).

         Exhibit F-1 to this Agreement contains an example of the determination of the Facility Debt Service (Actual).

                  "Facility Debt Service (Floor)" means, as of any specified date, the sum of --

                  (a) the amount of interest and principal amortization, during the twelve month period following the specified date, with respect to the Advances Outstanding on the specified date, except that, for these purposes:

                           (i) each Revolving Advance shall be deemed to require
                  level monthly payments of principal and interest (at the rate of 7.5% per annum for the Revolving Advance) in an amount necessary to fully amortize the original principal amount of the Revolving Advance over a 30-year period, with such amortization deemed to commence on the first day of the twelve month period; and

                           (ii) each Base Facility Advance shall be deemed to
                  require level monthly payments of principal and interest (at the lesser of the actual rate or the rate of 7.5% per annum for the Base Facility Advance) in an amount necessary to fully amortize the original principal amount of the Base Facility Advance over the Amortization Period for the Base Facility Advance; and

                  (b) the amount of the Standby Fees payable to the Lender pursuant to Section 18.1 during such twelve month period (assuming, for these purposes, that the Advances Outstanding throughout the twelve month period are always equal to the amount of Advances Outstanding on the specified date).

         Exhibit F-2 to this Agreement contains an example of the determination of the Facility Debt Service (Floor).

                  "Fannie Mae" means the federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. Section 1716 et seq.

                  "Financial Covenants" means the covenants set forth in Article XVI.

                  "Fitch" means Fitch IBCA, Inc., a Delaware corporation, and its successors and assigns.

                  "Future Advance" means an Advance made after the Initial Closing Date.

                  "Future Advance Request" shall have the meaning set forth in
         Section 5.2.

                  "GAAP" means generally accepted accounting principles in the United States in effect from time to time, consistently applied.

                  "General Conditions" shall have the meaning set forth in
         Article XII.

                  "Geographical Diversification Requirements" means, (a) prior to the occurrence of an increase in the Maximum Credit Facility Commitment pursuant to Article IX, a requirement that the Collateral Pool consist of at least seven Mortgaged Properties located in at least four states with the following additional limitations: (i) the Mortgaged Properties in the Collateral Pool shall be located in at least five SMSAs (for purposes of this limitation, any two or more Mortgaged Properties that are located within one mile of each other shall be deemed to be located in a single SMSA); (ii) the Mortgaged Properties in the Collateral Pool that are located in a single SMSA shall not comprise in the aggregate more than 30% of the Allocable Credit Facility Amounts of all Mortgaged Properties then in the Collateral Pool; and (iii) no Mortgaged Property in the Collateral Pool shall comprise more than 20% of the Allocable Credit Facility Amounts of all Mortgaged Properties then in the Collateral Pool (for purposes of this limitation, any two or more Mortgaged Properties that are located within one mile of each other shall be deemed to be a single Mortgaged Property); and (b) upon the occurrence of any increase in the Maximum Credit Facility Commitment pursuant to Article IX, such requirements as to the geographical diversity of the Collateral Pool as the Lender may determine and notify the Borrower of at the time of the increase.

                  "Governmental Approval" means an authorization, permit, consent, approval, license, registration or exemption from registration or filing with, or report to, any Governmental Authority.

                  "Governmental Authority" means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "Gross Revenues" means, for any specified period, with respect to any Multifamily Residential Property, all gross rents collected from or on behalf of tenants at such Multifamily Residential Property (other than unforfeited tenant security deposits), any other income, receipts or reserves (but only to the extent such reserves were included as Operating Expenses at the times they were set aside) derived from such Multifamily Residential Property (including from the use or operation thereof) without regard to its source, including tenant reimbursements for utilities, services and supplies (to the extent such tenant reimbursement revenues were not "netted" from the corresponding Operating Expenses), security deposit forfeitures, parking rents or fees, concessions and vending fees and laundry income and proceeds from rental interruption insurance, but excluding insurance proceeds (other than proceeds from rental interruption insurance), condemnation proceeds, unearned portion of prepaid rent, other refundable items, interest on any account into which refundable items are deposited, and proceeds from the sale or other disposition of all or any portion of a Multifamily Residential Property.

                  "Hazardous Materials", with respect to any Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

                  "Hazardous Materials Law", with respect to any Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

                  "Hazardous Substance Activity" means any storage, holding, existence, release, spill, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, leaching, migration, use, treatment, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials from, under, into or on any Mortgaged Property in violation of Hazardous Materials Laws, including the discharge of any Hazardous Materials emanating from any Mortgaged Property in violation of Hazardous Materials Laws through the air, soil, surface water, groundwater or property and also including the abandonment or disposal of any barrels, containers and other receptacles containing any Hazardous Materials from or on any Mortgaged Property in violation of Hazardous Materials Laws, in each case whether sudden or nonsudden, accidental or nonaccidental.

                  "Hedge" means either a Cap or a Swap.

                  "Hedge Documents" means, collectively, the documents evidencing and governing a Hedge.

                  "Impositions" means, with respect to any Mortgaged Property, all (a) water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property, (b) premiums for fire and other hazard insurance, rent loss insurance and such other insurance as Lender may require under Section 19 of the Security Instrument encumbering the Mortgaged Property, (c) Taxes, and (d) amounts for other charges and expenses which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender's interests.

                  "Indebtedness" means, with respect to any Person, as of any specified date, without duplication, all:

                  (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and (ii) amounts to be paid by such Person, in performance stages or upon completion, pursuant to a written contract for the making of capital improvements to a Mortgaged Property permitted by this Agreement or the other Loan Documents);

                  (b) other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument;

                  (c) obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required by GAAP to be capitalized on a balance sheet of the lessee;

                  (d) obligations of such Person in respect of acceptances (as defined in Article 3 of the Uniform Commercial Code of the State of New
         York) issued or created for the account of such Person;

                  (e) liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment of such liabilities; and

                  (f) as to any Person ("guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of a primary obligation (as defined below) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing, or in effect guaranteeing, any indebtedness, lease, dividend or other obligation ("primary obligations") of any third person ("primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, to (1) purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (4) otherwise assure or hold harmless the owner of any such primary obligation against loss in respect of the primary obligation, provided, however, that this clause
         (f) shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Indebtedness included under this clause (f) with respect to any guaranteeing person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Indebtedness is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Indebtedness, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Indebtedness shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Owner in good faith;

         provided, however, that the term Indebtedness shall not include any liability of the Borrower under any Hedge Documents.

                  "Initial Advance" means the Revolving Advance made on the Initial Closing Date in the amount of $268,450,000.

                  "Initial Advance Request" shall have the meaning set forth in
         Section 5.1.

                  "Initial Closing Date" means the date of the Initial Advance.

                  "Initial Mortgaged Properties" means the Multifamily Residential Properties described on Exhibit A to this Agreement and which represent the Multifamily Residential Properties which are made part of the Collateral Pool on the Initial Closing Date.

                  "Initial Security Instruments" means the Security Instruments covering the Initial Mortgaged Properties.

                  "Initial Valuation" means, when used with reference to specified Collateral, the Valuation initially performed for the Collateral as of the date on which the Collateral was added to the Collateral Pool. The Initial Valuation for each of the Initial Mortgaged Properties is as set forth in Exhibit A to this Agreement. Notwithstanding the foregoing, in no event shall (a) the aggregate sum of Initial Valuations for all Mortgaged Properties for which a Title Insurance Policy was issued with a Tie-In Endorsement (exclusive of the Mortgaged Properties situated in the State of Texas) exceed an amount equal to the product obtained by multiplying (i) the limit of liability of the Tie-In Endorsement (as such limit of liability may be increased by the Borrower from time to time) by (ii) 1.54, (b) the aggregate sum of Initial Valuations for all Mortgaged Properties situated in the State of Texas, all of which Mortgaged Properties shall be insured under a single Title Insurance Policy, exceed an amount equal to the product obtained by multiplying the (i) limit of liability under such Title Insurance Policy (as such limit of liability may be increased by the Borrower from time to time) by (ii) 1.54.

                  "Insurance Policy" means, with respect to a Mortgaged Property, the insurance coverage and insurance certificates evidencing such insurance required to be maintained pursuant to the Security Instrument encumbering the Mortgaged Property.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended. Each reference to the Internal Revenue Code shall be deemed to include (a) any successor internal revenue law and (b) the applicable regulations whether final or temporary.

                  "Lease" means any lease, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement entered into in connection with such lease, sublease, subsublease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "Lender" shall have the meaning set forth in the first paragraph of this Agreement, but shall refer to any replacement Lender if the initial Lender is replaced pursuant to the terms of Section 21.4.

                  "Lien" means any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (including both consensual and non-consensual liens and encumbrances).

                  "Loan Documents" means this Agreement, the Notes, the Advance Confirmation Instruments for the Revolving Advances, the Security Documents, the REIT Guaranty, all documents executed by the Borrower Parties pursuant to the General Conditions set forth in Article XII of this Agreement and any other documents executed by a Borrower Party from time to time in connection with this Agreement or the transactions contemplated by this Agreement.

                  "Loan Year" means, (a) with respect to the first Loan Year, the period from the Initial Closing Date through December 31, 1999, and
         (b) with respect to each Loan Year thereafter, the 12-month period from January 1 through December 31 of such Loan Year.

                  "Material Adverse Effect" means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, a material adverse change in or a materially adverse effect upon any of (a) the business, operations, property or condition (financial or otherwise) of any Borrower Party, (b) the present or future ability of any Borrower Party to perform the Obligations for which it is liable, (c) the validity, priority, perfection or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Lender under any Loan Document, or (d) the value of, or the Lender's ability to have recourse against, any Mortgaged Property.

                  "Maximum Credit Facility Commitment" means, at any time, the sum of the Base Facility Commitment and the Revolving Facility Commitment.

                  "MBS" means mortgage-backed securities. A MBS which is "backed" by an Advance means that it is backed by an interest in the Notes and the Collateral Pool securing the Notes, which interest permits the holder of the MBS to participate in the Notes and the Collateral Pool to the extent of the Advance.

                  "MBS Delivery Date" means the date on which a Fannie Mae MBS is delivered by Fannie Mae.

                  "MBS Imputed Interest Rate" shall have the meaning set forth in Section 2.5(a).

                  "MBS Issue Date" means the date on which a Fannie Mae MBS is issued by Fannie Mae.

                  "MBS Pass-Through Rate" for a Base Facility Advance means the interest rate as determined by the Lender (rounded to three places) payable for the Fannie Mae MBS pursuant to the MBS Commitment backed by the Base Facility Advance as determined in accordance with Section 4.1.

                  "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors and assigns.

                  "Mortgaged Properties" means, collectively, the Additional Mortgaged Properties, the Substituted Mortgaged Properties and the Initial Mortgaged Properties, but excluding each Collateral Release Property from and after the date of the release of the Collateral Release Property from the Collateral Pool.

                  "Multifamily Residential Property" means a residential property, located in the United States, containing five or more dwelling units in which not more than twenty percent (20%) of the net rentable area is or will be rented to non-residential tenants, and conforming to the requirements of Sections 201 and 203 of Part III of the DUS Guide.

                  "Net Operating Income" means, for any specified period, with respect to any Multifamily Residential Property, the aggregate net income during such period equal to Gross Revenues during such period less the aggregate Operating Expenses during such period. If a Mortgaged Property is not owned by the Borrower or an Affiliate of the Borrower for the entire specified period, the Net Operating Income for the Mortgaged Property for the time within the specified period during which the Mortgaged Property was owned by the Borrower or an Affiliate of the Borrower shall be the Mortgaged Property's pro forma net operating income determined by the Lender in accordance with the underwriting procedures set forth in Part III of the DUS Guide.

                  "Note" means any Base Facility Note or the Revolving Facility Note.

                  "Obligations" means the aggregate of the obligations of each of the Borrower Parties under this Agreement and the other Loan Documents.

                  "Operating Expenses" means, for any period, with respect to any Multifamily Residential Property, the aggregate of all direct, ordinary, normal, recurring and necessary expenses thereof (to the extent such expenses were not "netted" from tenant reimbursement revenue received by the Borrower) including, without duplication, (a) Impositions, (b) property and liability insurance premiums, (c) wages, salaries and benefits of personnel employed on site to manage, lease, maintain and operate such Multifamily Residential Property, (d) costs or expenses of utility services to such Multifamily Residential Property and tenant spaces to the extent payable by the Borrower, (e) costs or expenses of providing security services to such Multifamily Residential Property, if any, (f) costs or expenses of in-house or outside service arrangements for landscaping, janitorial, window washing and cleaning, trash, debris, make ready units, cable and satellite television and other services, (g) expenses of maintaining, repairing and cleaning the grounds, parking, amenities, exterior and interior spaces of such Multifamily Residential Property, (h) expenses of repairing and maintaining in good operable condition the mechanical, structural, electrical, elevator, heating, ventilating, air conditioning and plumbing expenses, (i) property management fees payable to parties other than the Borrower (but specifically including management fees paid to any Affiliate of the Borrower), (j) administrative expenses including advertising incurred at the site of such Multifamily Residential Property , (k) legal fees associated with lease documentation and tenant matters and legal, accounting and other professional fees relating to the operation of the Multifamily Residential Property, (l) (for all purposes hereunder other than the calculation of Valuation) the replacement and repair amount with respect to such Multifamily Residential Property, and (m) any other items that are treated as noncapital expenses under GAAP. All of the foregoing (including Impositions) shall be computed on an accrual basis and in accordance with GAAP consistently applied. During any period such Multifamily Residential Property is not managed by a third party professional management company unaffiliated with the

         Borrower, Operating Expenses shall also include an amount equal to the difference, if any, by which management fees paid by owners of similar properties in the same geographic location exceed management fees then payable by the Borrower. For purposes of the calculation of Valuation, Operating Expenses shall exclude any amount not actually spent. In addition, for all purposes Operating Expenses shall exclude (u) payments on the Obligations and any other interest payments or principal payments on any indebtedness, (v) depreciation and amortization, (w) all legal, accounting and professional fees not included in clause (k) above, and (x) items that would be treated as capital expenses under GAAP consistently applied and calculated in accordance with DUS Guide Form 4254.

                  "Organizational Certificate" means a certificate of the Borrower Parties in the form attached as Exhibit G to this Agreement.

                  "Organizational Documents" means all certificates, instruments and other documents pursuant to which an organization is organized or operates, including, (i) with respect to a corporation, its articles of incorporation and bylaws, (ii) with respect to a limited partnership, its limited partnership certificate and partnership agreement, (iii) with respect to a general partnership or joint venture, its partnership or joint venture agreement and (iv) with respect to a limited liability company, its articles of organization and operating agreement.

                  "Outstanding" means, when used in connection with promissory notes, other debt instruments or Advances, for a specified date, promissory notes or other debt instruments which have been issued, or Advances which have been made, but have not been repaid in full as of the specified date.

                  "Ownership Interests" means, with respect to any entity, any ownership interests in the entity and any economic rights (such as a right to distributions, net cash flow or net income) to which the owner of such ownership interests is entitled.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permits" means all permits, or similar licenses or approvals issued and/or required by an applicable Governmental Authority or any Applicable Law in connection with the ownership, use, occupancy, leasing, management, operation, repair, maintenance or rehabilitation of any Mortgaged Property or any Borrower Party's business.

                  "Permitted Investments" means

                  (a) direct obligations of, and obligations on which the full and timely payment of principal and interest is unconditionally guaranteed by, the full faith and credit of the United States of America;

                  (b) direct obligations of, and obligations on which the full and timely payment of principal and interest is unconditionally guaranteed by, any agency or instrumentality of the United States of America (other than the Federal Home Loan

                                    -xviii-

         Mortgage Corporation) or direct obligations of the World Bank, provided that such obligations are assigned a credit rating by S&P and Moody's in the highest rating category of S&P and Moody's;

                  (c) obligations of any state or territory of the United States of America, or obligations of any agency, instrumentality, authority or political subdivision of such state or territory, or obligations of any public benefit or municipal corporation the principal of and interest on which are guaranteed by such state or political subdivision and the interest on which is payable on a current basis, and which obligations are rated in the highest long-term rating category of S&P and Moody's;

                  (d) any written repurchase agreement entered into with a Qualified Financial Institution whose unsecured short-term obligations are rated in the highest short-term rating category of S&P and Moody's;

                  (e) commercial paper rated in the highest rating category of S&P and Moody's;

                  (f) (i) interest-bearing negotiable certificates of deposit, interest-bearing time deposits, interest-bearing savings accounts or bankers' acceptances, issued by a Qualified Financial Institution whose unsecured short-term obligations are rated in the highest rating category of S&P and Moody's, or (ii) interest-bearing negotiable certificates of deposit, interest-bearing time deposits or interest-bearing savings accounts, issued by a Qualified Financial Institution, if such deposits or accounts are fully insured by the Federal Deposit Insurance Corporation; and

                  (g) money market mutual funds registered under the Investment Company Act of 1940 that have been rated "AAAm-G" or "AAAm" by S&P and "Aaa" by Moody's, provided that the portfolio of such money market mutual fund is limited to obligations described in (i) clause (a) above and to agreements to repurchase such obligations or (ii) clauses (b) or
         (c) above and approved in writing by the Lender;

         provided that Permitted Investments shall not include the following:
         (1) any investments with a final maturity or any agreements with a term greater than 365 days from the date of the investment (except (A) obligations that provide for the optional or mandatory tender, at par, by the holder of such obligations at least once within 365 days of the date of purchase and (B) agreements or investments listed in clauses
         (g) and (h) above), (2) any obligation (other than obligations described in clauses (a), (b) and (c) above) with a purchase price greater or less than the par value of such obligation, (3) mortgage-backed securities, real estate mortgage investment conduits or collateralized mortgage obligations, (4) interest-only or principal-only stripped securities, (5) obligations bearing interest at inverse floating rates, (6) any investment which may be prepaid or called at a price less than their purchase price prior to stated maturity, (7) any investment described in clause (d) above with a Qualified Financial Institution (as defined in clause (d) of the definition of "Qualified Financial Institution") if the Qualified Financial Institution does not agree to submit to jurisdiction, venue and service of process in the United States of America in the repurchase agreement and (8) any investment the interest rate on which is variable, and is established other than by reference to a single interest rate on which is variable, and is established other than by reference to a single interest rate index plus a single fixed spread, if any, and which interest rate moves proportionately with that index; provided further that if any such investment described in clauses (a) through (h) above is required to be rated, such rating requirement will not be satisfied if an "r" highlighter or a "t" highlighter is affixed to its rating or is otherwise applicable. Notwithstanding the foregoing, if any of the investments described in clauses (b), (c),
         (d), (e), (f)(i) or (g) above is rated by only one of S&P or Moody's, then such investment shall still be included as a Permitted Investment herein; however, if such investment is rated by Duff & Phelps and/or Fitch, it must be rated in the appropriate highest rating category of such agency, consistent with the minimum rating category required by S&P or Moody's, as the case may be, above.

                  "Permitted Liens" means, with respect to a Mortgaged Property:

                  (a) the exceptions to title to the Mortgaged Property set forth in the Title Insurance Policy for the Mortgaged Property and approved by the Lender;

                  (b) Liens securing Obligations to the Lender, including the Lien of the Security Instrument encumbering the Mortgaged Property;

                  (c) Liens for taxes not yet delinquent;

                  (d) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carriers', landlords' and other nonconsensual statutory Liens which (i) are not yet due and payable or (ii) are released of record or otherwise remedied to the Lender's satisfaction within 60 days of the date of commencement of enforcement of any such Lien or before such earlier date on which the Borrower's interest in the applicable property is subject to forfeiture by enforcement of any such Lien;

                  (e) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title, license or lease agreements for laundry, cable tv, telephone and other similar Liens which, in the aggregate, do not materially reduce the value of the Mortgaged Property or materially interfere with the operation and use of, or the ordinary conduct of the business on, the Mortgaged Property (provided that any laundry or cable tv licenses or leases shall not be a Permitted Lien if it does not comply with Section 108 of Part III of the DUS Guide);

                  (f) any other Liens expressly permitted by the Loan Documents (including any delinquent tax Liens being contested in accordance with the terms of the Security Instrument); and

                  (g) any other Liens approved by the Lender.

                  "Person" means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

                  "Potential Event of Default" means any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

                  "Price" means, with respect to a Revolving Advance or to an MBS backed by a Revolving Advance, the proceeds of the sale of the MBS backed by the Revolving Advance.

                  "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Qualified Financial Institution" means any (a) bank or trust company organized under the laws of any state of the United States of America, (b) national banking association, (c) savings bank, a savings and loan association, or an insurance company or association chartered or organized under the laws of any state of the United States of America, (d) a federal branch or agency pursuant to the International Banking Act of 1978 or any successor provisions of law, a domestic branch or agency of a foreign bank which branch or agency is duly licensed or authorized to do business under the laws of any state or territory of the United States of America, (e) government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York, and (f) securities dealer approved in writing by the Lender the liquidation of which is subject to the Securities Investors Protection Corporation or other similar corporation.

                  "Rate Confirmation Form" shall have the meaning set forth in
         Section 3.1(c).

                  "Rate Setting Form" shall have the meaning set forth in
         Section 3.1(b).

                  "REIT" means Archstone Communities Trust, a Maryland real estate investment trust.

                  "REIT Guaranty" means the Exceptions to Non-Recourse Guaranty executed by the REIT in the form attached as Exhibit EE to this Agreement.

                  "Release Price" shall have the meaning set forth in Section 8.2(c).

                  "Rent Roll" means, with respect to any Multifamily Residential Property, a rent roll prepared and certified by the owner of the Multifamily Residential Property, on Fannie Mae Form 4243, as set forth in Exhibit III-3 of the DUS Guide, or on another form approved by the Lender and containing substantially the same information as Form 4243 requires.

                  "Replacement Reserve Agreement" means a Replacement Reserve and Security Agreement, in the form attached as Exhibit H to this Agreement, and completed in accordance with the requirements of the DUS Guide.

                  "Request" means a Collateral Addition Request, a Collateral Substitution Request, a Collateral Release Request, a Conversion Request, a Credit Facility Expansion

         Request, a Credit Facility Termination Request, a Future Advance Request, an Initial Advance Request or a Revolving Facility Termination Request.

                  "Revolving Advance" means a loan made by the Lender to the Borrower under the Revolving Facility Commitment.

                  "Revolving Credit Endorsement" means an endorsement to a Title Insurance Policy which contains substantially the same coverages, and is subject to substantially the same or fewer exceptions (or such other exceptions as the Lender may approve), as the form attached as Exhibit I to this Agreement.

                  "Revolving Facility" means the agreement of the Lender to make Revolving Advances to the Borrower pursuant to Article II.

                  "Revolving Facility Availability Period" means the period beginning on the Initial Closing Date and ending on the 90th day before the Revolving Facility Termination Date.

                  "Revolving Facility Commitment" means $300,000,000, less such amount by which the Borrower may elect to permanently reduce the Revolving Facility Commitment in accordance with Article X, less such amount by which the Revolving Facility Commitment is reduced in accordance with Section 8.2(e) in connection with a release of a Mortgaged Property pursuant to Article VIII, less such amount as the Borrower may elect to convert from the Revolving Facility Commitment to the Base Facility Commitment in accordance with Article III, and plus such amount by which the Revolving Facility Commitment is increased in accordance with Article IX; provided however, that the Maximum Credit Facility Commitment shall in no event exceed $300,000,000 or such greater amount to which the Maximum Credit Facility Commitment has been increased in accordance with Article IX.

                  "Revolving Facility Fee" means (a) 58 basis points per annum for a Revolving Advance drawn from the Revolving Facility Commitment initially available under this Agreement, and (b) for any Revolving Advance drawn from any portion of the Revolving Facility Commitment increased under Article IX, the number of basis points per annum determined at the time of such increase by the Lender as the Revolving Facility Fee for such Revolving Advance.

                  "Revolving Facility Note" means the promissory note, in the form attached as Exhibit J to this Agreement, which has been issued by the Borrower to the Lender to evidence the Borrower's obligation to repay Revolving Advances.

                  "Revolving Facility Termination Date" means January 1, 2006.

                  "Revolving Facility Termination Fee" means, with respect to a reduction in the Revolving Facility Commitment pursuant to Article VIII, Article X or Article XI, as applicable, which occurs during the first five Loan Years, an amount equal to the product obtained by multiplying--

                  (a) the reduction in the Revolving Facility Commitment, by

                  (b) 28 basis points, by

                  (c) the present value factor calculated using the following formula:

                                  1 - (1 + r)-n
                                  -------------
                                        r
                  [r = Yield Rate

                  n  =     the number of years, and any fraction thereof,
                           remaining between the Closing Date for the reduction in the Revolving Facility Commitment and the end of the fifth Loan Year.]

         The "Yield Rate" means the three month London Interbank Offered Rate of interest as published in the Wall Street Journal on the second Business Day preceding, as applicable, (i) the date of the reduction in the Revolving Facility Commitment, (y) the date of the Complete Revolving Facility Termination or (z) the date of Lender's acceleration of the unpaid principal balance of the Notes. In the event that the Wall Street Journal ceases to publish a three month London Interbank Offered Rate, the Lender shall select and substitute the three month London Interbank Offered Rate published by another financial newspaper.

                  "Revolving Facility Termination Request" shall have the meaning set forth in Section 10.2(a).

                  "S&P" means Standard & Poor's Rating Services, a division of McGraw Hills, Inc., a New York corporation, and its successors and assigns.

                  "Sale" or "Sold" means the conveyance of a Multifamily Residential Property to a Party that is unaffiliated to any of the Borrower Parties pursuant to an arms-length sales transaction.

                  "Security Documents" means the Security Instruments, the Cash Management Agreement, the Replacement Reserve Agreements, any Cap Security Agreement, any Swap Security Agreement and any other documents executed by a Borrower Party from time to time to secure any of the Borrower Parties' obligations under the Loan Documents.

                  "Security Instrument" means, for each Mortgaged Property, a separate Multifamily Mortgage, Deed of Trust or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement given by the Borrower to or for the benefit of the Lender to secure the obligations of the Borrower Parties under the Loan Documents. The Security Instrument shall be in the form attached as Exhibit K to this Agreement with changes, to the extent applicable, to conform the Exhibit to the form Security Instrument prescribed by Fannie Mae from time to time for use in the State in which the Mortgaged Property is located. The amount secured by the Security Instrument shall be equal to the Maximum Credit Facility Commitment in effect from time to time.

                                    -xxiii-

                  "Senior Management" means (a) the Chief Executive Officer, Co-Chairman of the Board, President, Chief Financial Officer and Chief Operating Officer of the REIT, and (b) any other individuals with responsibility for any of the functions typically performed in a corporation by the officers described in clause (a).

                  "Single-Purpose" means, with respect to a Person which is any form of partnership or corporation or limited liability company, that such Person at all times since its formation:

                           (a)      has been a duly formed and existing
                                    partnership, corporation or limited
                                    liability company, as the case may be;

                           (b) has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business;

                           (c) has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all respects;

                           (d) has observed all customary formalities regarding its partnership or corporate existence, as the case may be;

                           (e) has accurately maintained correct and complete books and records and financial statements separate from those of any other Person;

                           (f) has not commingled its assets with those of any other Person;

                           (g) has accurately maintained its own bank accounts separate from those of any other Person;

                           (h) has paid its own liabilities out of its own funds except as contemplated under or in connection with the Loan Documents;

                           (i) has identified itself under its own name and as a separate entity;

                           (j) has not guaranteed or become obligated for the liabilities of any other Person (except in connection with the Credit Facility or the endorsement of negotiable instruments in the ordinary course of business) or held out its credit as being available to satisfy the obligations of any other Person;

                           (k) has not entered into and was not a party to any transaction with any Affiliate of such Person, except in the ordinary course of business and on terms which are no less favorable to such Person than would be obtained in a comparable arm's-length transaction with an unrelated third party;

                           (l) has conducted its own business in its own name;

                           (m)      has paid the salaries of its own employees;

                           (n) has allocated fairly and reasonably any overhead for shared office space;

                           (o) has used separate stationery, invoices (or indicate that such correspondence or invoices are on behalf or account of such Person) and checks;

                           (p) has not pledged its assets for the benefit of any other entity or made any loans or advances to any person or entity;

                           (q) with respect to any consolidated financial statements with any other Person or Affiliate, has caused such Person or Affiliate to include notes in such consolidated financial statements indicating its ownership of its own assets and its obligations with respect to its own liabilities; and

                           (r) has corrected any known misunderstanding regarding its separate identity.

                 "Subsidiary" means, when used with reference to a specified Person, (a) any Person that, directly or indirectly, through one or more intermediaries, is controlled by the specified Person, (b) any Person of which the specified Person is, directly or indirectly, the owner of more than 50% of any voting class of Ownership Interests or
         (c) any Person (i) which is a partnership and (ii) of which the specified Person is a general partner and owns more than 50% of the partnership interests.

                 "Substituted Mortgaged Property" means a Multifamily Residential Property owned by the Borrower and added to the Collateral Pool after the Initial Closing Date in substitution of a Mortgaged Property then in the Collateral Pool, all pursuant to Article VII.

                  "Surveys" means the as-built surveys of the Mortgaged Properties prepared in accordance with the requirements of Section 113 of the DUS Guide, or otherwise approved by the Lender.

                  "Swap" means an interest rate swap.

                  "Swap Documents" means the documents evidencing and governing a Swap, including a Swap Security Agreement.

                  "Swap Security Agreement" means, with respect to a Swap, the Interest Rate Hedge Security, Pledge and Assignment Agreement by and among the Borrower, the Lender and the Servicer, for the benefit of the Lender, in the form attached as Exhibit C to this Agreement, as such agreement may be amended, modified, supplemented or restated from time to time.

                  "Taxes" means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.

                  "Term of this Agreement" shall be determined as provided in
         Section 25.10 to this Agreement.

                  "Tie-In Endorsement" means an endorsement to a Title Insurance Policy which contains substantially the same coverages, and is subject to substantially the same or fewer exceptions (or such other exceptions as the Lender may approve), as the form attached as Exhibit L to this Agreement.

                  "Title Company" means Chicago Title Insurance Company, 700 South Flower Street, Suite 3305, Los Angeles, California 90017.

                  "Title Insurance Policies" means the mortgagee's policies of title insurance issued by the Title Company from time to time relating to each of the Security Instruments, conforming to the requirements of
         Section 111 of the DUS Guide, together with such endorsements, coinsurance, reinsurance and direct access agreements with respect to such policies as the Lender may, from time to time, consider necessary or appropriate, whether or not required by the DUS Guide, including Revolving Credit Endorsements, if available, and Tie-In Endorsements, if available, and with a limit of liability under the policy (subject to the limitations contained in Sections 6(a)(i) and 6(a)(iii) of the Stipulations and Conditions of the policy) equal to the following:

                  (a) for all Mortgaged Properties, exclusive of the Mortgaged Properties situated in the State of Texas, an amount not less than the aggregate Allocable Credit Facility Amounts of all such Mortgaged Properties; and

                  (b) for all Mortgaged Properties situated in the State of Texas, an amount not less than the aggregate Allocable Credit Facility Amounts of all such Mortgaged Properties.

                  "Trailing 12 Month Period" means, for any specified date, the 12 month period ending with the last day of the most recent calendar quarter for which financial statements have been delivered by the Borrower to the Lender pursuant to Section 14.2(a)(i).

                  "Trailing Three Month Period" means, for any specified date, the three month period ending with the last day of the most recent calendar quarter for which financial statements have been delivered by the Borrower to the Lender pursuant to Section 14.2(a)(i).

                  "Transfer" means (a) a sale, assignment, pledge, transfer or other disposition (whether voluntary or by operation of law); (b) the granting or creating of a Lien, other than a Permitted Lien; (c) the issuance or other creation of an Ownership Interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock; (d) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or (e) the merger, dissolution, liquidation, or consolidation of a legal entity. "Transfer" does not include (i) a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under a Security Instrument or (ii) the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code. For purposes of defining the term "Transfer," the term "partnership" shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term "partner" shall mean a general partner, a limited partner and a joint venturer.

                  "Unused Capacity" shall have the meaning set forth in Section 18.1.

                  "Valuation" means, for any specified date, with respect to a Multifamily Residential Property:

                  (a) if an Appraisal of the Multifamily Residential Property was more recently obtained than a Capitalization Rate for the Multifamily Residential Property, the Appraised Value of such Multifamily Residential Property; or

                  (b) if a Capitalization Rate for the Multifamily Residential Property was more recently obtained than an Appraisal of the Multifamily Residential Property, the value derived by dividing--

                           (i) the Net Operating Income of such Multifamily Residential Property for the Trailing 12 Month Period, by

                           (ii)     the most recent Capitalization Rate
                                    determined pursuant to Section 17.2.

         Notwithstanding the foregoing, (x) any Valuation for a Multifamily Residential Property calculated for a date occurring before the first anniversary of the date on which the Multifamily Residential Property becomes a part of the Collateral Pool shall equal the Appraised Value of such Multifamily Residential Property, unless the Lender determines that changed market or property conditions warrant that the value be determined as set forth in the preceding sentence; and (y) in no event shall (A) the aggregate sum of Valuations for all Mortgaged Properties for which a Title Insurance Policy was issued with a Tie-In Endorsement (exclusive of the Mortgaged Properties situated in the State of Texas) exceed an amount equal to the product obtained by multiplying (I) the limit of liability of the Tie-In Endorsement (as such limit of liability may be increased by the Borrower from time to time) by (II) 1.54, and (B) the aggregate sum of Valuations for all Mortgaged Properties situated in the State of Texas, all of which Mortgaged Properties shall be insured under a single Title Insurance Policy, exceed an amount equal to the product obtained by multiplying (I) the limit of liability under such Title Insurance Policy (as such limit of liability may be increased by the Borrower from time to time) by (II) 1.54.

                                    -xxvii-

                                   ARTICLE II
                       THE REVOLVING FACILITY COMMITMENT

SECTION 2.1 Revolving Facility Commitment. Subject to the terms, conditions and limitations of this Agreement, the Lender agrees to make Revolving Advances to the Borrower from time to time during the Revolving Facility Availability Period. The aggregate unpaid principal balance of the Revolving Advances Outstanding at any time shall not exceed the Revolving Facility Commitment (as such Revolving Facility Commitment may be permanently reduced pursuant to
Article III (in connection with a conversion), Section 8.2(e) (in connection with a release) or Article X (in connection with a reduction) or temporarily reduced pursuant to Section 7.4 (in connection with a substitution)). Subject to the terms, conditions and limitations of this Agreement, the Borrower may re-borrow any amounts under the Revolving Facility which it has previously borrowed and repaid under the Revolving Facility.

SECTION 2.2 Requests for Advances. The Borrower shall request a Revolving Advance by giving the Lender an Initial Advance Request in accordance with
Section 5.1 or a Future Advance Request in accordance with Section 5.2, as applicable.

SECTION 2.3 Maturity Date of Revolving Advances. Regardless of the date on which a Revolving Advance is made, the maturity date of each Revolving Advance shall be a date selected by the Borrower in its Request for the Revolving Advance, which date shall be the first day of a calendar month occurring:

          (a) no earlier than the date which completes three full months after the Closing Date for the Revolving Advance; and

          (b) no later than the date which completes nine full months after the Closing Date for the Revolving Advance or such longer time period as requested by Borrower and approved by the Lender in the Lender's sole and absolute discretion;

provided, however, that in no event shall the maturity date of any Revolving Advance extend beyond the Revolving Facility Termination Date.

For these purposes, the year shall be deemed to consist of 12 30-day months. For example, the date which completes three full months after September 1 shall be December 1; and the date which completes three full months after December 1 shall be March 1.

SECTION 2.4 Repayment at Maturity; Partial Month Interest; Revolving Facility
Fee.

          (a) Repayment at Maturity. Each Revolving Advance shall be a discount loan. The original stated principal amount of a Revolving Advance shall be the sum of the Price of the Revolving Advance and the Discount of the Revolving Advance. The Price and Discount of each Revolving Advance shall be determined in accordance with the procedures set out in Section 4.1. The proceeds of the Revolving Advance made available by the Lender to the Borrower will equal the Price of the Revolving Advance. The entire unpaid principal of each Revolving Advance shall be due and payable by the Borrower to the Lender on the maturity date of the Revolving Advance. However, if the Borrower has requested that the

                                    -xxviii-
maturing Revolving Advance (in whole or in part) be renewed with a new revolving Advance or converted to a Base Facility Advance to take effect on the maturity date of the maturing Revolving Advance, then the amount the Borrower is required to pay on account of the maturing Revolving Advance will be reduced by, as the case may be, that amount of the Price of the new Revolving Advance allocable to the principal of the maturing Revolving Advance being renewed, or that amount of the net proceeds of the MBS related to the Base Facility Advance then converted from the maturing Revolving Advance.

          (b) Partial Month Interest. Notwithstanding anything to the contrary in this Section 2.4, if a Revolving Advance is not made on the first day of a calendar month, and the MBS Issue Date for the MBS backed by the Revolving Advance is the first day of the month following the month in which the Revolving Advance is made, the Borrower shall pay interest on the original stated principal amount of the Revolving Advance for the partial month period commencing on the Closing Date for the Revolving Advance and ending on the last day of the calendar month in which the Closing Date occurs, at a rate per annum equal to the Coupon Rate for the Revolving Advance as determined in accordance with Section 2.5(b).

          (c) Revolving Facility Fee. In addition to paying the Discount and the partial month interest, if any, the Borrower shall pay monthly installments of the Revolving Facility Fee, in arrears, to the Lender on account of each Revolving Advance over the whole number of calendar months the MBS backed by the Revolving Advance is to run from the MBS Issue Date to the maturity date of the MBS. The first installment shall be payable on or prior to the first day of each calendar month, commencing on the first day of the second full calendar month of the Revolving Advance and shall apply to the first full calendar month of the MBS backed by the Revolving Advance. Subsequent installments shall be payable on the first day of each calendar month thereafter during the term of such MBS with the final installment being payable on the maturity date of such MBS. Each installment of the Revolving Facility Fee shall be in an amount equal to the product of multiplying (i) the Revolving Facility Fee, by (ii) the amount of the Revolving Advance, by (iii) 1/12.

SECTION 2.5 Coupon Rates for Revolving Advances. The Coupon Rate for a Revolving Advance shall be a rate, per annum, as follows:

          (a) The Coupon Rate for a Revolving Advance shall equal the sum of (i) an interest rate as determined by the Lender (rounded to three places) payable for the Fannie Mae MBS pursuant to the MBS Commitment backed by the Revolving Advance ("MBS Imputed Interest Rate") and (ii) the Revolving Facility Fee.

          (b) Notwithstanding anything to the contrary in this Section 2.5, if a Revolving Advance is not made on the first day of a calendar month, and the MBS Issue Date for the MBS backed by the Revolving Advance is the first day of the month following the month in which the Revolving Advance is made, the Coupon Rate for such Revolving Advance for such period shall be determined by the Lender, based on the Lender's cost of funds, and approved in advance, in writing, by the Borrower pursuant to procedures mutually agreed upon by the Borrower and the Lender.

SECTION 2.6 Revolving Facility Note. The obligation of the Borrower to repay the Revolving Advances will be evidenced by the Revolving Facility Note. The Revolving Facility Note shall be payable to the order of the Lender and shall be made in the amount of the Revolving Facility Commitment.

SECTION 2.7 No Amortization. The Borrower shall not be required to make any payments of principal on a Revolving Advance until the maturity date of such Revolving Advance (or on any sooner date on which the principal of the Revolving Advance is accelerated after the occurrence of an Event of Default or on which the Revolving Advance is required to be repaid by the Borrower pursuant to the terms of this Agreement for application by the Lender on the maturity date of such Revolving Advance to repay such principal amount).

SECTION 2.8 Limit on Number of Outstanding Advances. The Borrower shall not be permitted to have more than 10 Advances Outstanding at any one time.

SECTION 2.9 Reduction of Revolving Facility Commitment Upon Rating Downgrade. If the credit rating of the long-term unsecured senior debt of Fannie Mae assigned by Moody's or S&P falls to or below "A3" or "A-", as applicable, for a period of 90 or more days (for all purposes hereof, only actual ratings of long-term unsecured senior indebtedness of Fannie Mae shall be taken into account, and not any rating that assumes the absence of any then-existing implicit or explicit government benefits giving rise to the implication of such guarantee), and such downgraded rating results in a material increase in the cost to the Borrower of obtaining and maintaining Revolving Advances, then, so long as such conditions continue, the Borrower may reduce or terminate the Revolving Facility Commitment pursuant to Article VIII, Article X or Article XI without incurring a Revolving Facility Termination Fee.

                                  ARTICLE III
                          THE BASE FACILITY COMMITMENT

SECTION 3.1 Conversion of Revolving Facility Commitment to Base Facility Commitment. The Borrower shall have the right, from time to time during the Base Facility Availability Period, to convert all or a portion of the Revolving Facility Commitment to the Base Facility Commitment, in which event the Revolving Facility Commitment shall be reduced by, and the Base Facility Commitment shall be increased by, the amount of the conversion.

          (a) Request. In order to convert all or a portion of the Revolving Facility Commitment to the Base Facility Commitment, the Borrower shall deliver a written request for a conversion ("Conversion Request") to the Lender, in the form attached as Exhibit M to this Agreement. Each Conversion Request shall be accompanied by a designation of the amount of the conversion and a designation of any Revolving Advances Outstanding which will be repaid on the Closing Date for the conversion as required by Section 3.8(c).

          (b) Closing. If none of the limitations contained in Section 3.8 is violated, and all conditions contained in Section 3.9 are satisfied, the Lender shall permit the requested conversion, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 15 Business Days after the Lender's receipt of the Conversion Request (or on such other date to which the Borrower and the Lender may agree), by executing and delivering, all at the sole cost and expense of the Borrower, an amendment to this Agreement, in the form attached as Exhibit N to this Agreement, together with an amendment to each Security Document and other applicable Loan Documents, in form and substance satisfactory to the Lender, reflecting the change in the Base Facility Commitment and the Revolving Facility Commitment. The documents and instruments referred to in the preceding sentence are referred to in this Article III as the "Conversion Documents."

SECTION 3.2 Base Facility Commitment. Subject to the terms, conditions and limitations set forth in this Article III, the Lender agrees to make Base Facility Advances to the Borrower from time to time during the Base Facility Availability Period. The aggregate original principal of the Base Facility Advances shall not exceed the Base Facility Commitment. Except as permitted pursuant to Section 3.10, the repayment of a Base Facility Advance shall permanently reduce the Base Facility Commitment by the amount of such payment. Except as permitted pursuant to Section 3.10, the Borrower may not re-borrow any part of the Base Facility Advance which it has previously borrowed and repaid.

SECTION 3.3 Requests for Base Facility Advances. The Borrower shall request a Base Facility Advance by giving the Lender an Initial Advance Request in accordance with Section 5.1 or a Future Advance Request in accordance with
Section 5.2, as applicable.

SECTION 3.4 Maturity Date of Base Facility Advances; Amortization Period. The maturity date of each Base Facility Advance shall be a date selected by the Borrower and, if the maturity date of the Base Facility Advance will extend beyond the Revolving Facility Termination Date, approved by the Lender in the Lender's sole and absolute discretion, and shall be (i) no earlier than the second anniversary of the date on which the Base Facility Advance is made and
(ii) no later than the 30th anniversary of the date on which the Base Facility Advance is made. The principal of each Base Facility Advance shall be amortized on a 30-year schedule or such lesser period of time as the Borrower shall request ("Amortization Period"). If the maturity date of a Base Facility Advance occurs during the first five Loan Years, or such Base Facility Advance is accelerated after the occurrence of an Event of Default or is prepaid or repaid at any time during the first five Loan Years, the Borrower shall pay to the Lender at the time of such payment or prepayment, as applicable, the Base Facility Fee Yield Maintenance Amount set forth in the Base Facility Note; provided, however, that, in the case of a maturing Base Facility Advance, if all or a portion of the maturing Base Facility Advance is rolled over by the Borrower in accordance with Section 3.10, then such Base Facility Fee Yield Maintenance Amount shall not be due and payable with respect to all or such portion of such Base Facility Advance that is rolled over.

SECTION 3.5 Interest on Base Facility Advances. Each Base Facility Advance shall bear interest at a rate, per annum, equal to the sum of (i) the MBS Pass-Through Rate determined for such Base Facility Advance and (ii) the Base Facility Fee. Notwithstanding anything to the contrary in this Section 3.5, if a Base Facility Advance is the first day of the month following the month in which the Base Facility Advance is made, the Borrower shall pay interest on the original stated principal amount of the Base Facility Advance for the partial month period commencing on the Closing Date for the Base Facility Advance and ending on the last day of the calendar month in which the Closing Date occurs at a rate, per annum, equal to the greater of (i) the interest rate for the Base Facility Advance described in the first sentence of this Section 3.5 and (ii) a rate determined by the Lender, based on the Lender's cost of funds, and approved in advance, in writing, by the Borrower, pursuant to procedures mutually agreed upon by the Borrower and the Lender.

SECTION 3.6 Coupon Rates for Base Facility Advances. The Coupon Rate for a Base Facility Advance shall be the rate of interest applicable to such Base Facility Advance pursuant to Section 3.5.

SECTION 3.7 Base Facility Notes. The obligation of the Borrower to repay a Base Facility Advance will be evidenced by a Base Facility Note. The Base Facility Note shall be payable to the order of the Lender and shall be made in the original principal amount of the Base Facility Advance.

SECTION 3.8 Limitations on Right to Convert. The right of the Borrower to convert all or a portion of the Revolving Facility Commitment to the Base Facility Commitment is subject to the following limitations:

          (a) Closing Date. The Closing Date shall occur during the Base Facility Availability Period and, if in connection with such conversion, either:
(i) it will be necessary for the Borrower to repay a Revolving Advance Outstanding pursuant to Section 3.8(c) or (ii) the Borrower is converting all or any portion of a Revolving Advance Outstanding to a Base Facility Advance, such Closing Date shall occur on the maturity date of such Revolving Advance.

          (b) Minimum Request. Each Request for a conversion shall be in the minimum amount of $3,000,000.

          (c) Obligation to Repay Revolving Advances. If, after the conversion, the aggregate unpaid principal balance of all Revolving Advances Outstanding will exceed the Revolving Facility Commitment, the Borrower shall be obligated to repay, as a condition precedent to the conversion, an amount of Revolving Advances Outstanding which is at least equal to the amount of the excess. In such instance, Borrower shall not be required to pay a Revolving Facility Termination Fee.

SECTION 3.9 Conditions Precedent to Conversion/Rollover. The conversion of all or a portion of the Revolving Facility Commitment to the Base Facility Commitment is subject to the satisfaction of the following conditions precedent on or before the Closing Date, and the rollover of a maturing Base Facility Advance pursuant to Section 3.10 is subject to the satisfaction of the conditions precedent set forth in Sections 3.9(c) and 3.9(e) on or before the Closing Date:

                                    -xxxii-

          (a) If the conversion is evidenced by a Base Facility Advance that has a maturity date which extends beyond the Revolving Facility Termination Date, after giving effect to the requested conversion, the Coverage and LTV Tests will be satisfied;

          (b) Repayment by the Borrower in full of any Revolving Advances Outstanding which the Borrower is required to pay pursuant to Section 3.8(c);

          (c) The receipt by the Lender of an endorsement to each Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than Permitted Liens;

          (d) Receipt by the Lender of one or more counterparts of each Conversion Document, dated as of the Closing Date, signed by each of the parties (other than the Lender) who is a party to such Conversion Document; and

          (e) The satisfaction of all General Conditions set forth in Section 12.1; provided, however, that, (i) in the case of a conversion of a Revolving Advance to a Base Facility Advance where the Base Facility Advance will have a maturity date which does not extend beyond the Revolving Facility Termination Date, only Sections 12.1(a) and 12.1(c) through 12.1(f), inclusive, shall be applicable, and (ii) in the case of a rollover of a maturing Base Facility Advance pursuant to Section 3.10, only Sections 12.1(a), 12.1(c), 12.1(e) and 12.1(f) shall be applicable.

SECTION 3.10 Rollover of Maturing Base Facility Advances. The Borrower shall have the right to rollover all or a portion of a maturing Base Facility Advance with another Base Facility Advance, but not with a Revolving Advance, provided that:

          (a) the maturity date of such rollover Base Facility Advance shall not extend beyond the Revolving Facility Termination Date; and

          (b) the requirements set forth in Sections 3.2 through 3.7, inclusive,
Section 3.8(b) and Section 3.9 shall have been satisfied.

All or such portion of a maturing Base Facility Advance that is repaid by a rollover Base Facility Advance shall not result in a permanent reduction of the Base Facility Commitment.

SECTION 3.11 Repayment of Base Facility Advances Upon Rating Downgrade. If the credit rating of the long-term unsecured senior debt of Fannie Mae assigned by Moody's or S&P falls to or below "A3" or "A-", as applicable, for a period of 90 or more days (for all purposes hereof, only actual ratings of long-term unsecured senior indebtedness of Fannie Mae shall be taken into account, and not any rating that assumes the absence of any then-existing implicit or explicit government benefits giving rise to the implication of such guarantee), and such downgraded rating results in a material increase in the cost to the Borrower of obtaining and maintaining Base Facility Advances, then, so long as such conditions continue, the Borrower may repay at maturity any or all Base Facility Advances then Outstanding without incurring a Base Facility Termination Fee.

                                    -xxxiii-

                                   ARTICLE IV
                          RATE SETTING FOR THE ADVANCES

SECTION 4.1 Rate Setting for an Advance. Rates for an Advance shall be set in accordance with the following procedures:

          (a) Preliminary, Nonbinding Quote. At the Borrower's request the Lender shall quote to the Borrower an estimate of the MBS Pass-Through Rate (for a proposed Base Facility Advance) or MBS Imputed Interest Rate (for a proposed Revolving Advance) for a Fannie Mae MBS backed by a proposed Advance. The Lender's quote shall be based on (i) a solicitation of bids from institutional investors selected by the Lender and (ii) the proposed terms and amount of the Advance selected by the Borrower. The quote shall not be binding upon the Lender. Lender will consider soliciting bids from institutional investors identified by the Borrower, but the Lender shall not have any obligation to do so.

          (b) Rate Setting. If the Borrower satisfies all of the conditions to the Lender's obligation to make the Advance in accordance with Article V, then the Borrower may propose a MBS Pass-Through Rate (for a proposed Base Facility Advance) or MBS Imputed Interest Rate (for a proposed Revolving Advance) by submitting to the Lender by facsimile transmission a completed and executed document, in the form attached as Exhibit O to this Agreement ("Rate Setting Form"), before 1:00 p.m. Washington, D.C. time on any Business Day ("Rate Setting Date"). The Rate Setting Form contains various factual certifications required by the Lender and specifies:

               (i) for a Revolving Advance, the amount, term, MBS Issue Date, MBS Delivery Date, Revolving Facility Fee, the proposed maximum Coupon Rate ("Maximum Annual Coupon Rate"), Discount, Price, and Closing Date for the Advance; and

               (ii) for a Base Facility Advance, the amount, term, MBS Issue
                    Date, MBS Delivery Date, Base Facility Fee, Maximum Annual Coupon Rate, Price (which will be in a range between 99-1/2 and 100-1/2), Yield Maintenance Period, Specified U.S. Treasury Security, Amortization Period and Closing Date for the Advance.

          (c) Rate Confirmation. Within one Business Day after receipt of the completed and executed Rate Setting Form, the Lender shall solicit bids from institutional investors selected by the Lender based on the information in the Rate Setting Form and, provided the actual Coupon Rate (if the low bid were accepted) would be at or below the Maximum Annual Coupon Rate, shall obtain a commitment ("MBS Commitment") for the purchase of a Fannie Mae MBS having the bid terms described in the related Rate Setting Form, and shall immediately deliver to the Borrower by facsimile transmission a completed document, in the form attached as Exhibit P to this Agreement ("Rate Confirmation Form"). The Rate Confirmation Form will confirm:

                                    -xxxvi-

               (i) for a Revolving Advance, the amount, term, MBS Issue Date, MBS Delivery Date, MBS Imputed Interest Rate, Revolving Facility Fee, Coupon Rate, Discount, Price, and Closing Date for the Advance; and

               (ii) for a Base Facility Advance, the amount, term, MBS Issue
                    Date, MBS Delivery Date, MBS Pass-Through Rate, Base Facility Fee, Coupon Rate, Price, Yield Maintenance Period, Specified U.S. Treasury Security, Amortization Period and Closing Date for the Advance.

SECTION 4.2 Advance Confirmation Instrument for Revolving Advances. On or before the Closing Date for a Revolving Advance, the Borrower shall execute and deliver to the Lender an instrument ("Advance Confirmation Instrument"), in the form attached as Exhibit Q to this Agreement, confirming the amount, term, MBS Issue Date, MBS Delivery Date, MBS Imputed Interest Rate, Revolving Facility Fee, Coupon Rate, Discount, Price and Closing Date for the Advance, and the Borrower's obligation to repay the Revolving Advance in accordance with the terms of the Revolving Facility Note and this Agreement. Upon the funding of the Revolving Advance, the Lender shall note the date of funding in the appropriate space at the foot of the Advance Confirmation Instrument and deliver a copy of the completed Advance Confirmation Instrument to the Borrower. The Lender's failure to do so shall not invalidate the Advance Confirmation Instrument or otherwise affect in any way any obligation of the Borrower to repay Revolving Advances in accordance with the Advance Confirmation Instrument, the Revolving Facility Note or the other Loan Documents, but is merely meant to facilitate evidencing the date of funding and to confirm that the Advance Confirmation Instrument is not effective until the date of funding.

SECTION 4.3 Breakage and other Costs. In the event that the Lender obtains an MBS Commitment and the Lender fails to fulfill the MBS Commitment because the Advance is not made (for a reason other than the default of the Lender to make the Advance), the Borrower shall pay all breakage and other costs, fees and damages incurred by the Lender in connection with its failure to fulfill the MBS Commitment.

                                   ARTICLE V
                               MAKING THE ADVANCES

SECTION 5.1 Initial Advance. The Borrower may make a request ("Initial Advance Request") for the Lender to make the Initial Advance. If all conditions contained in this Section 5.1 are satisfied on or before the Closing Date for the Initial Advance, the Lender shall make the Initial Advance on the Initial Closing Date or on another date selected by the Borrower and approved by the Lender. The obligation of the Lender to make the Initial Advance is subject to the following conditions precedent:

          (a) The receipt by the Lender of the Initial Advance Request;

          (b) The receipt by the Lender of one or more counterparts of the Cash Management Agreement, dated as of the Initial Closing Date, signed by the Borrower;

          (c) The delivery to the Title Company, for filing and/or recording in all applicable jurisdictions, of all applicable Loan Documents required by the Lender, including duly executed and delivered original copies of the Revolving Facility Note, the Initial Security Instruments covering the Initial Mortgaged Properties and UCC-1 Financing Statements covering the portion of the Collateral comprised of personal property, and other appropriate instruments, in form and substance satisfactory to the Lender and in form proper for recordation, as may be necessary in the opinion of the Lender to perfect the Liens created by the applicable Security Instruments and any other Loan Documents creating a Lien in favor of the Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

          (d) The receipt by the Lender, dated as of the Initial Closing Date, in form and substance satisfactory to the Lender in all respects, of a favorable opinion of the Borrower's counsel that, in the event of the bankruptcy of any Person who is not the Borrower, there shall occur no substantive consolidation of the assets of the Borrower with the assets of such Person;

          (e) The receipt by the Lender of fully executed originals of the REIT Guaranty, duly executed and delivered by the REIT;

          (f) The receipt by the Lender of the Initial Origination Fee pursuant to Section 18.2, the Initial Due Diligence Fee pursuant to Section 18.3(a), all legal fees and expenses payable pursuant to Section 18.4(a) and all legal fees and expenses payable in connection with the Initial Advance pursuant to Section 18.4(b);

          (g) One or more Hedges shall be in effect in accordance with Article XXIII in an aggregate notional principal amount at least equal to the aggregate principal sum of the Initial Advance; and

          (h) The satisfaction of all General Conditions set forth in Article
XII.

SECTION 5.2 Future Advances. In order to obtain a Future Advance, the Borrower may from time to time deliver a written request for a Future Advance ("Future Advance Request") to the Lender, in the form attached as Exhibit R to this Agreement. Each Future Advance Request shall be accompanied by (a) a designation of the amount of the Future Advance requested, and (b) a designation of the maturity date of the Advance. Each Future Advance Request shall be in the minimum amount of $3,000,000. If all conditions contained in Section 5.3 are satisfied, the Lender shall make the requested Future Advance, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring on a date selected by the Borrower, which date shall be not less than 5 Business Days, and not more than 8 Business Days, after the Lender's receipt of the Future Advance Request and the Borrower's receipt of the Rate Confirmation Form (or on such other date to which the Borrower and the Lender may agree).

SECTION 5.3 Conditions Precedent to Future Advances. The obligation of the Lender to make a requested Future Advance is subject to the following conditions precedent:

          (a) The receipt by the Lender of a Future Advance Request;

                                    -xxxvi-

          (b) The Lender has delivered the Rate Setting Form for the Future Advance to the Borrower;

          (c) (i) If the requested Future Advance is a new Advance, and not a rollover of a maturing Advance or a conversion of a Revolving Advance to a Base Facility Advance that has a maturity date which does not extend beyond the Revolving Facility Termination Date, after giving effect to the requested Future Advance, the Coverage and LTV Tests will be satisfied;

          (ii) If the requested Future Advance is a rollover of a maturing Advance or a conversion of a Revolving Advance to a Base Facility Advance that has a maturity date which does not extend beyond the Revolving Facility Termination Date, the Coverage and LTV Tests under this Section 5.3(c) will not be applied; or

          (iii) If the requested Future Advance is a conversion of a Revolving Advance to a Base Facility Advance that has a maturity date which does extend beyond the Revolving Facility Termination Date, after giving effect to the requested Future Advance, the Coverage and LTV Tests will be satisfied.

          (d) If the Advance is a Base Facility Advance, delivery of a Base Facility Note, duly executed by the Borrower, in the amount of the Advance, reflecting all of the terms of the Base Facility Advance;

          (e) If the Advance is a Revolving Advance, delivery of the Advance Confirmation Instrument, duly executed by the Borrower;

          (f) For any Title Insurance Policy not containing a Revolving Credit Endorsement, the receipt by the Lender of an endorsement to the Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than Permitted Liens;

          (g) The receipt by the Lender of all legal fees and expenses payable by the Borrower in connection with the Future Advance pursuant to Section 18.4(b);

          (h) The sum of the aggregate unpaid principal balance of Base Facility Advances Outstanding and Revolving Advances Outstanding, at any time, shall not exceed the Maximum Credit Facility Commitment;

          (i) The making of the Advance shall not cause more than 10 separate Advances to be Outstanding at any one time;

          (j) One or more Hedges shall be in effect in accordance with Article XXIII in an aggregate notional principal amount at least equal to the aggregate principal sum of all Revolving Advances then Outstanding after giving effect to such Future Advance; and

          (k) The satisfaction of all General Conditions set forth in Section 12.1; provided, however, that (i) if the Advance is a conversion of a Revolving Advance to a Base

                                    -xxxvii-

Facility Advance where the Base Facility Advance will have a maturity date which does not extend beyond the Revolving Facility Termination Date, then only Sections 12.1(a) and 12.1(c) through 12.1(f), inclusive, shall be applicable, and (ii) if the Advance is a rollover of a maturing Advance, then only Sections 12.1(a), 12.1(c), 12.1(e) and 12.1(f) shall be applicable.

                                   ARTICLE VI
                             ADDITIONS OF COLLATERAL

SECTION 6.1 Right to Add Collateral. Subject to the terms and conditions of this
Article VI, the Borrower shall have the right, from time to time during the Term of this Agreement, but not more frequently than once each calendar month, to add one or more Multifamily Residential Properties to the Collateral Pool in accordance with the provisions of this Article VI. The addition of an Additional Mortgaged Property to the Collateral Pool pursuant to this Article VI shall not result in an increase to the Maximum Credit Facility Commitment, except in accordance with an increase in the Revolving Facility Commitment pursuant to
Article IX.

SECTION 6.2       Procedure for Adding Collateral.

          (a) Request. The Borrower may, not more frequently than once each calendar month, deliver a written request ("Collateral Addition Request") to the Lender, in the form attached as Exhibit S to this Agreement, to add one or more Multifamily Residential Properties to the Collateral Pool. Each Collateral Addition Request shall be accompanied by the following:

          (i) The information relating to the proposed Additional Mortgaged Property required by the form attached as Exhibit T to this Agreement ("Collateral Addition Description Package"), as amended from time to time to include information required under the DUS Guide; and

          (ii) The payment of all Additional Collateral Due Diligence Fees pursuant to Section 18.3(b).

          (b) Additional Information. The Borrower shall promptly deliver to the Lender any additional information concerning the proposed Additional Mortgaged Property that the Lender may from time to time reasonably request.

          (c) Underwriting. The Lender shall evaluate the proposed Additional Mortgaged Property, and shall make underwriting determinations as to the Aggregate Debt Service Coverage Ratios and the Aggregate Loan to Value Ratio applicable to the Collateral Pool, on the basis of a Valuation made with respect to the proposed Additional Mortgaged Property, and otherwise in accordance with Fannie Mae's DUS Underwriting Requirements. Within 30 days after receipt of (i) the Collateral Addition Request for the Additional Mortgaged Property and (ii) all reports, certificates and documents set forth on Exhibit U to this Agreement, including a zoning analysis undertaken in accordance with Section 206 of the DUS Guide, the Lender shall notify the Borrower whether or not it shall consent to the addition of the proposed Additional Mortgaged Property to the Collateral Pool and, if it shall so consent, shall set forth the Aggregate Debt Service Coverage Ratios and the Aggregate Loan to Value Ratio which it estimates shall result from the addition of the proposed

                                   -xxxviii-

Additional Mortgaged Property to the Collateral Pool. If the Lender declines to consent to the addition of the proposed Additional Mortgaged Property to the Collateral Pool, the Lender shall include, in its notice, a brief statement of the reasons for doing so. Within five Business Days after receipt of the Lender's notice that it shall consent to the addition of the proposed Additional Mortgaged Property to the Collateral Pool, the Borrower shall notify the Lender whether or not it elects to cause the proposed Additional Mortgaged Property to be added to the Collateral Pool. If the Borrower fails to respond within the period of five Business Days, it shall be conclusively deemed to have elected not to cause the proposed Additional Mortgaged Property to be added to the Collateral Pool.

          (d) Closing. If, pursuant to Section 6.2(c), the Lender consents to the addition of the proposed Additional Mortgaged Property to the Collateral Pool, the Borrower timely elects to cause the proposed Additional Mortgaged Property to be added to the Collateral Pool and all conditions contained in
Section 6.3 are satisfied, the Lender shall permit the proposed Additional Mortgaged Property to be added to the Collateral Pool, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 10 Business Days after the Lender's receipt of the Borrower's election (or on such other date to which the Borrower and the Lender may agree).

SECTION 6.3 Conditions Precedent to Addition of an Additional Mortgaged Property to the Collateral Pool. The addition of an Additional Mortgaged Property to the Collateral Pool on the Closing Date applicable to the Additional Mortgaged Property is subject to the satisfaction of the following conditions precedent:

          (a) On the Closing Date the Coverage and LTV Tests are satisfied;

          (b) The receipt by the Lender of the Collateral Addition Fee and all legal fees and expenses payable by the Borrower in connection with the Additional Mortgaged Property pursuant to Section 18.4(b);

          (c) The delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Collateral Addition Loan Documents required by the Lender, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Additional Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance satisfactory to the Lender and in form proper for recordation, as may be necessary in the opinion of the Lender to perfect the Lien created by the applicable additional Security Instrument, and any other Collateral Addition Loan Document creating a Lien in favor of the Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

          (d) If required by the Lender, amendments to the Notes and the Security Instruments, reflecting the addition of the Additional Mortgaged Property to the Collateral Pool and, as to any Security Instrument so amended, the receipt by the Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than Permitted Liens;

                                    -xxxix-

          (e) If the Title Insurance Policy for the Additional Mortgaged Property contains a Tie-In Endorsement, an endorsement to each other Title Insurance Policy containing a Tie-In Endorsement, adding a reference to the Additional Mortgaged Property; and

          (f) The satisfaction of all General Conditions set forth in Sections 12.1(a) and 12.1(c) through 12.1(f), inclusive, 12.2 and 12.3.

                                  ARTICLE VII
                           SUBSTITUTION OF COLLATERAL


SECTION 7.1 Right to Substitute Collateral. Subject to the terms and conditions of this Article VII, the Borrower shall have the right, from time to time during the Term of this Agreement, but not more frequently than once each calendar month, to add one or more Multifamily Residential Properties to the Collateral Pool in substitution of one or more Mortgaged Properties then in the Collateral Pool in accordance with the provisions of this Article VII.

SECTION 7.2       Procedure for Substituting Collateral.

          (a) Request. The Borrower may, not more frequently than once each calendar month, deliver a written request ("Collateral Substitution Request") to the Lender, in the form attached as Exhibit V to this Agreement, to add one or more Multifamily Residential Properties to the Collateral Pool in substitution of one or more Mortgaged Properties then in the Collateral Pool. Each Collateral Substitution Request shall be accompanied by the following:

          (i) The information relating to the proposed Substituted Mortgaged Property required by the form attached as Exhibit W to this Agreement ("Collateral Substitution Description Package"), as amended from time to time to include information required under the DUS Guide;

          (ii) A statement whether the addition of the proposed Substituted Mortgaged Property will occur simultaneously with the release of the proposed Collateral Release Property and, if not, the Borrower shall provide the Lender with a certification that the Collateral Release Property will be Sold, and the Borrower shall specify the proposed date on which the proposed Substituted Mortgaged Property will be added to the Collateral Pool which, in no event, shall be a date which is more than 90 days after the proposed date of the release of the proposed Collateral Release Property; and

          (iii) The payment of all Substituted Collateral Due Diligence Fees pursuant to Section 18.3(b).

          (b) Additional Information. The Borrower shall promptly deliver to the Lender any additional information concerning the proposed Substituted Mortgaged Property

                                      -xl-
and the proposed Collateral Release Property that the Lender may from time to time reasonably request.

          (c) Underwriting. The Lender shall evaluate the proposed Substituted Mortgaged Property, and shall make underwriting determinations as to (i) the Aggregate Debt Service Coverage Ratios and the Loan to Value Ratio applicable to the Collateral Pool immediately prior to and immediately after giving effect to the proposed substitution, and (ii) the Valuation and the Net Operating Income for the Trailing 12 Month Period for both the proposed Substituted Mortgaged Property and the proposed Collateral Release Property. Notwithstanding anything to the contrary contained herein, for purposes of making such underwriting determinations with respect to the proposed Substituted Mortgaged Property, such determinations shall be made on the basis of a Valuation made with respect to the proposed Substituted Mortgaged Property, and otherwise in accordance with Fannie Mae's DUS Underwriting Requirements. Within 30 days after receipt of (i) the Collateral Substitution Request for the proposed Substituted Mortgaged Property and the proposed Collateral Release Property and (ii) all reports, certificates and documents set forth on Exhibit X to this Agreement, including a zoning analysis undertaken in accordance with Section 206 of the DUS Guide, the Lender shall notify the Borrower whether or not the proposed Substituted Mortgaged Property meets the Coverage and LTV Tests and DUS Underwriting Requirements required by this Section 7.2(c) and Section 7.3(b), and therefore whether or not it shall consent to the addition of the proposed Substituted Mortgaged Property to the Collateral Pool in substitution of the proposed Collateral Release Property and, if it shall so consent, shall set forth the Aggregate Debt Service Coverage Ratios and the Aggregate Loan to Value Ratio which it estimates shall result from the substitution of the proposed Substituted Mortgaged Property into the Collateral Pool in replacement of the proposed Collateral Release Property. If the proposed Substituted Mortgaged Property does not meet the Coverage and LTV Tests and DUS Underwriting Requirements required by this Section 7.2(c) and Section 7.3(b), and therefore the Lender does not consent to the substitution of the proposed Additional Mortgaged Property into the Collateral Pool in replacement of the proposed Collateral Release Property, the Lender shall include, in its notice, a brief statement of the reasons for doing so. Within five Business Days after receipt of the Lender's notice that it shall consent to the substitution of the proposed Additional Mortgaged Property into the Collateral Pool in replacement of the proposed Collateral Release Property, the Borrower shall notify the Lender whether or not it elects to cause such substitution to occur. If the Borrower fails to respond within the period of five Business Days, it shall be conclusively deemed to have elected not to cause the proposed substitution to occur.

          (d) Closing. If, pursuant to Section 7.2(c), the Lender consents to the substitution of the proposed Additional Mortgaged Property into the Collateral Pool in replacement of the proposed Collateral Release Property, the Borrower timely elects to cause such substitution to occur and all conditions contained in Section 7.3 are satisfied, the Lender shall permit the proposed Additional Mortgaged Property to be substituted into the Collateral Pool in replacement of the proposed Collateral Release Property, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring --

          (i) if the substitution of the proposed Substituted Collateral Property is to occur simultaneously with the release of the proposed Collateral Released

                                     -xli-

                  Property, within 30 days after the Lender's receipt of the Borrower's election (or on such other date to which the Borrower and the Lender may agree); or

          (ii) if the substitution of the proposed Substituted Collateral Property is to occur subsequent to the release of the Collateral Release Property, within 90 days after the release of the Collateral Release Property in accordance with Section
                  8.3 (other than clause (b) with respect to the requirement pertaining to a Release Price and clauses (h) and (i)).

If, in the case of clause (ii), the addition of the proposed Substituted Collateral Property to the Collateral Pool does not occur within 90 days after the release of the Collateral Release Property in accordance with such clause
(ii), then the Borrower shall have waived its right to substitute such Collateral Release Property with the proposed Substituted Mortgaged Property, the Release Price shall be determined pursuant to Section 8.2(c) and the Borrower shall comply with the requirement set forth in Section 8.3(i). Such Release Price, or the applicable portion thereof, shall be credited against the undrawn amount of the Maximum Credit Facility Commitment available under this Agreement and/or be immediately due and payable by the Borrower to the Lender to reduce the Advances Outstanding as required by, and the manner set forth in,
Section 8.2(d), the Maximum Credit Facility Commitment shall be permanently reduced by the amount of the Release Price in accordance with Section 8.2(e) and the Borrower shall immediately pay to the Lender the Credit Facility Termination Fee, if any, required by Section 8.2(e).

SECTION 7.3 Conditions Precedent to Substitution of a Substituted Mortgaged Property into the Collateral Pool. The substitution of a Substituted Mortgaged Property into the Collateral Pool in replacement of a Collateral Release Property on the Closing Date is subject to the satisfaction of the following conditions precedent:

          (a) On the Closing Date the Coverage and LTV Tests are satisfied both immediately prior to and immediately after giving effect to such substitution;

          (b) The Lender shall have made the determination, as a part of the underwriting evaluations made in accordance with Section 7.2(c), that (i) the Aggregate Debt Service Coverage Ratios immediately after giving effect to the proposed substitution will be equal to or higher than the Debt Service Coverage Ratios immediately prior to the proposed substitution, and (ii) the Aggregate Loan to Value Ratio immediately after giving effect to the proposed substitution will be equal to or less than the Aggregate Loan to Value Ratio immediately prior to giving effect to the proposed substitution;

          (c) With respect to the release of the proposed Collateral Release Property, the Borrower shall have complied with Sections 8.3 (other than clause
(b) with respect to the requirement pertaining to the Release Price and clauses
(h) and (i)) within the applicable time period set forth therein;

          (d) If the substitution of the proposed Substituted Mortgaged Property is not to occur simultaneously with the release of the Collateral Release Property, the Borrower shall deliver to the Lender a certification, certified by the general partner of the Borrower, that

                                     -xlii-
the Collateral Release Property is to be Sold concurrently or substantially concurrently with the release of such Collateral Release Property;

          (e) The receipt by the Lender of the Collateral Substitution Fee and all legal fees and expenses payable by the Borrower in connection with the substitution pursuant to Section 18.4(b);

          (f) The delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Collateral Substitution Loan Documents required by the Lender, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Substituted Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance satisfactory to the Lender and in form proper for recordation, as may be necessary in the opinion of the Lender to perfect the Lien created by the applicable additional Security Instrument, and any other Collateral Substitution Loan Document creating a Lien in favor of the Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

          (g) If required by the Lender, amendments to the Notes and the Security Instruments, reflecting the addition of the Substituted Mortgaged Property to the Collateral Pool and, as to any Security Instrument so amended, the receipt by the Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than Permitted Liens;

          (h) If the Title Insurance Policy for the Substituted Mortgaged Property contains a Tie-In Endorsement, an endorsement to each other Title Insurance Policy containing a Tie-In Endorsement, adding a reference to the Substituted Mortgaged Property;

          (i) The delivery to the Lender of Additional Collateral or the repayment of Advances Outstanding to the extent required pursuant to Section 7.4; and

          (j) The satisfaction of all General Conditions set forth in Sections 12.1(a) and 12.1(c) through 12.1(f), inclusive, 12.2 and 12.3.

SECTION 7.4 Restriction on Borrowings. In the case that the substitution of the proposed Substituted Mortgaged Property is not to occur simultaneously with the release of the proposed Collateral Release Property, from and after the release of the proposed Collateral Release Property until the addition of the proposed Substituted Mortgaged Property into the Collateral Pool in accordance with this
Article VII, the Borrower shall not be permitted to have the aggregate unpaid principal balance of Advances Outstanding to be in excess of an amount equal to the then-existing Maximum Credit Facility Commitment minus the Allocable Credit Facility Amount attributable to the Collateral Release Property that was released, unless the Borrower shall have delivered to the Lender Additional Collateral in an amount at least equal to such Allocable Credit Facility Amount. In the event that the aggregate unpaid principal balance of Advances Outstanding exceeds such amount (and Additional Collateral in an amount at least equal to the applicable Allocable Credit Facility Amount has not been

                                    -xliii-
delivered by the Borrower to the Lender), as a condition precedent to the substitution of a Substituted Mortgaged Property into the Collateral Pool, the Borrower shall pay such excess. Any payment received by the Lender under this
Section 7.4 shall be applied against Advances Outstanding in the manner prescribed for Release Prices pursuant to clauses (ii) and (iii) of Section 8.2(d). Subject to the provisions of Section 18.5, the Additional Collateral shall be released to the Borrower upon the addition of the applicable Substituted Mortgaged Property to the Collateral Pool in accordance with this
Article VII.

                                  ARTICLE VIII
                             RELEASES OF COLLATERAL

SECTION 8.1 Right to Obtain Releases of Collateral. Subject to the terms and conditions of this Article VIII, the Borrower shall have the right, from time to time during the Term of this Agreement, but not more frequently than once each calendar month, to obtain a release of one or more Mortgaged Properties and other Collateral solely related to such Mortgaged Properties from the Collateral Pool (other than in connection with a substitution of Collateral permitted in accordance with Article VII) in accordance with the provisions of this Article VIII.

SECTION 8.2       Procedure for Obtaining Releases of Collateral.

          (a) Request. In order to obtain a release of Collateral from the Collateral Pool, the Borrower may, not more frequently than once each calendar month, deliver a written request for the release of one or more Mortgaged Properties (and the related Collateral covered by the UCC-1 Financing Statements filed with respect to such Mortgaged Properties) from the Collateral Pool ("Collateral Release Request") to the Lender, in the form attached as Exhibit Y to this Agreement. The Collateral Release Request shall be accompanied by the name, address and location of the Mortgaged Properties to be released from the Collateral Pool ("Collateral Release Property").

          (b) Closing. If all conditions contained in Section 8.3 are satisfied, the Lender shall cause the Collateral Release Property to be released from the Collateral Pool, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 30 days after the Lender's receipt of the Collateral Release Request (or on such other date to which the Borrower and the Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of the Borrower, instruments, in the form customarily used by the Lender for releases in the jurisdiction governing the perfection of the security interest being released, releasing the applicable Security Instrument as a Lien on the Collateral Release Property, and UCC-3 Termination Statements terminating the UCC-1 Financing Statements perfecting a Lien on the portion of the Collateral Release Property comprised of personal property and such other documents and instruments as the Borrower may reasonably request evidencing the release of the applicable Collateral from any lien securing the Obligations (including a termination of any restriction on the use of any accounts relating to the Collateral Release Property) and the release and return to the Borrower of any and all escrowed amounts relating thereto. The instruments referred to in the preceding sentence are referred to in this Article VIII as the "Collateral Release Documents."

                                     -xliv-

          (c)      Release Price.

          (i) With respect to the release of up to two Mortgaged Properties up to the aggregate Allocable Credit Facility Amounts attributable to such Mortgaged Properties of 10% of the initial Revolving Facility Commitment, the "Release Price" means 110% of the Allocable Credit Facility Amount for such Mortgaged Property; or

          (ii) With respect to any release of a Mortgaged Property for which clause (i) does not apply, the "Release Price" means 125% of the Allocable Credit Facility Amount attributable to such Mortgaged Property;

provided, however, that with respect to clauses (i) or (ii) above, if, immediately after giving effect to the release of a Mortgaged Property, the Aggregate Debt Service Coverage Ratios are equal to or higher than 160% and the Aggregate Loan to Value Ratio is equal to or less than 55%, all as determined by the Lender, then the "Release Price" means 100% of the Allocable Credit Facility Amount attributable to such Mortgaged Property.

          (d) Application of Release Price. The Release Price shall be applied as follows: (i) first, the Release Price, or the applicable portion thereof, shall be credited against the undrawn amount of the Maximum Credit Facility Commitment available under this Agreement; (ii) second, the Release Price, or the applicable portion thereof, shall be paid by the Borrower to the Lender to reduce the Revolving Advances Outstanding until there are no further Revolving Advances Outstanding; and (iii) third, the Release Price, or the applicable portion thereof, shall be paid by the Borrower to the Lender in an amount equal to the aggregate unpaid principal balance of Base Facility Advances Outstanding which amount shall be held by the Lender (or its appointed collateral agent) as substituted Collateral ("Cash Collateral"), in accordance with a security agreement and other documents in form and substance acceptable to the Lender. Any portion of the Release Price held as Cash Collateral will, at the Borrower's option, either be used by the Borrower to repay Base Facility Advances on the applicable maturity dates of such Advances or be released by the Lender to the Borrower, in whole or in part, as Base Facility Advances are repaid by the Borrower on the applicable maturity dates of such Base Facility Advances (other than as a result of a rollover of a Base Facility Advance pursuant to Section 3.10), provided that, in either case, no Event of Default or Potential Event of Default then exists hereunder. If, on the date on which a release occurs all or a portion of the Release Price is to be paid to reduce Revolving Advances Outstanding, but all or a portion of such Revolving Advances Outstanding are not then due and payable, the Lender shall hold the applicable payments as additional Collateral for the Credit Facility until the next date on which such Revolving Advances are due and payable, at which time the Lender shall apply the amounts held by it to the amounts of the Revolving Advances then due and payable.

          (e) Permanent Reduction of Maximum Credit Facility Commitment/Payment of Credit Facility Termination Fee. Immediately after giving effect to a release of a Mortgaged Property pursuant to this Article VIII, the Maximum Credit Facility Commitment shall be permanently reduced by the amount of the Release Price paid in connection with such release. Subject to Sections 2.9 and 3.11, with respect to any release of

                                     -xlv-
a Mortgaged Property (other than a release for which the Release Price set forth in Section 8.2(c)(i) applies), the Borrower shall, concurrently with the release, pay to the Lender the Credit Facility Termination Fee, if any, calculated based on the entire amount of such Release Price.

          (f) Release of Unimproved Parcel at "Oaks in Fairlakes". If the Borrower decides not to construct the Additional Phase (as defined in Section 14.2(s)) at the Mortgaged Property known as "Oaks in Fairlakes" as contemplated by Sections 9.2 and 14.2(s), then the Lender agrees to release the "Additional Phase Land" (as hereinafter defined), provided that (i) the release of the Additional Phase Land shall not cause any MBS backing an Advance to be deemed to have been sold or exchanged under the Internal Revenue Code; (ii) the Lender shall have approved in its sole discretion the intended use of the Additional Phase Land and, if desired by the Lender, such release shall be expressly conditioned upon an agreement in writing by the Borrower, and binding upon any successor owners, that such Additional Phase Land shall be used solely for such use; (iii) the Borrower shall have demonstrated to the Lender's satisfaction that the Additional Phase Land has been properly subdivided in accordance with Applicable Law; and (iv) the conditions set forth in Section 8.3 (other than Sections 8.3(a), 8.3(b), 8.3(h) and 8.3(i)) shall have been satisfied by the Borrower. For purposes hereof, the term "Additional Phase Land" shall mean that undeveloped portion of the Mortgaged Property known as "Oaks in Fairlakes", consisting of approximately 1.51 acres and located on Fair Lakes Parkway directly west of Oak Creek Lane, upon which the contemplated Additional Phase is to be constructed, and which is, as of the date hereof, subject to deed restrictions regarding the future development of such land.

SECTION 8.3 Conditions Precedent to Release of Collateral Release Property from the Collateral. The obligation of the Lender to release a Collateral Release Property from the Collateral Pool, by executing and delivering the Collateral Release Documents on the Closing Date, is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

          (a) Immediately prior to and immediately after giving effect to the requested release the Coverage and LTV Tests will be satisfied;

          (b) Receipt by the Lender of the Release Price which is required to be paid by the Borrower to the Lender to reduce Advances Outstanding pursuant to Sections 8.2(c) and 8.2(d), the Credit Facility Termination Fee, if any, which is required pursuant to Section 8.2(e) and all legal fees and expenses payable by the Borrower in connection with the release pursuant to Section 18.4(b);

          (c) Receipt by the Lender on the Closing Date of one or more counterparts of each Collateral Release Document, dated as of the Closing Date, signed by each of the parties (other than the Lender) who is a party to such Collateral Release Document;

          (d) If required by the Lender, amendments to the Notes and the Security Instruments, reflecting the release of the Collateral Release Property from the Collateral Pool and, as to any Security Instrument so amended, the receipt by the Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the

                                     -xlvi-

Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than Permitted Liens;

          (e) If the Lender determines the Collateral Release Property to be one phase of a project, and one or more other phases of the project are Mortgaged Properties which will remain in the Collateral Pool ("Remaining Mortgaged Properties"), the Lender's determination that the Remaining Mortgaged Properties can be operated separately from the Collateral Release Property and any other phases of the project which are not Mortgaged Properties. In making this determination, the Lender shall evaluate whether the Remaining Mortgaged Properties comply with the terms of Sections 203 and 208 of the DUS Guide, which, as of the date of this Agreement, require, among other things, that a phase which constitutes collateral for a loan made in accordance with the terms of the DUS Guide (i) have adequate ingress and egress to existing public roadways, either by location of the phase on a dedicated, all-weather road or by access to such a road by means of a satisfactory easement, (ii) have access which is sufficiently attractive and direct from major thoroughfares to be conducive to continued good marketing, (iii) have a location which is not (A) inferior to other phases, (B) such that inadequate maintenance of other phases would have a significant negative impact on the phase, and (C) such that the phase is visible only after passing through the other phases of the project and
(iv) comply with such other issues as are dictated by prudent practice;

          (f) Receipt by the Lender of endorsements to the Tie-In Endorsements of the Title Insurance Policies, if deemed necessary by the Lender, to reflect the release;

          (g) Receipt by the Lender on the Closing Date of a writing, dated as of the Closing Date, signed by the Borrower Parties, in the form attached as Exhibit Z to this Agreement, pursuant to which the Borrower Parties confirm that their obligations under the Loan Documents are not adversely affected by the release of the Collateral Release Property from the Collateral;

          (h) The remaining Mortgaged Properties in the Collateral Pool shall satisfy the Geographical Diversification Requirements;

          (i) Receipt by the Lender of a Revolving Facility Termination Request in the amount of the applicable Release Price; and

          (j) The satisfaction of all General Conditions set forth in Sections 12.1(a) and 12.1(c) through 12.1(f), inclusive.

                                   ARTICLE IX
                    INCREASE OF REVOLVING FACILITY COMMITMENT

SECTION 9.1 Request to Increase Revolving Facility Commitment. Subject to the terms, conditions and limitations of this Section 9.1, the Borrower may, at any time or from time to time during the first four Loan Years, request an increase in the Revolving Facility Commitment. Any request to increase the Revolving Facility Commitment is subject to the approval of the Lender, which approval may be granted or withheld in Lender's sole discretion.

                                    -xlvii-

SECTION 9.2 Right to Increase Revolving Facility Commitment Based on "Oaks in Fairlakes". Subject to the terms, conditions and limitations of this Section 9.2, the Borrower shall have a one-time right, at any time during the first three Loan Years, to increase the Revolving Facility Commitment by an amount not to exceed $3,000,000 ("an "Oaks in Fairlakes Commitment Increase"). The Borrower's right to increase the Revolving Facility Commitment pursuant to this
Section 9.2 is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

          (a) The construction of the Additional Phase (as defined in Section 14.2(s)) of the Mortgaged Property known as "Oaks in Fairlakes" is fully Completed (as defined in Section 14.2(s)) in accordance with Section 14.2(s), and such Additional Phase has achieved stabilization, as determined by the Lender;

          (b) After giving effect to the requested increase the Coverage and LTV Tests will be satisfied;

          (c) Payment by the Borrower of the Expansion Origination Fee in accordance with Section 18.2(b) and all legal fees and expenses payable by the Borrower in connection with the increase of the Revolving Facility Commitment pursuant to Section 18.4(b);

          (d) The receipt by the Lender of an endorsement to each Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date, increasing the limits of liability to the increased Maximum Credit Facility Commitment, as increased pursuant to this Section 9.2, showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date (or, if applicable, the last Closing Date with respect to which the Title Insurance Policy was endorsed) and other exceptions approved by the Lender, together with any reinsurance agreements required by the Lender;

          (e) The receipt by the Lender of fully executed original copies of the Credit Facility Expansion Loan Documents, each of which shall be in full force and effect, and in form and substance satisfactory to the Lender in all respects; and

          (f) The satisfaction of all applicable General Conditions set forth in Sections 12.1(a) and 12.1(c) through 12.1(f), inclusive, 12.2 and 12.3.

If all conditions contained in this Section 9.2 are satisfied, the Lender shall permit the increase in the then-existing Maximum Credit Facility Commitment as a result of the Oaks in Fairlakes Commitment Increase, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 15 Business Days.

SECTION 9.3 Additional Limited Right to Increase Revolving Facility Commitment. Subject to the terms, conditions and limitations of this Section 9.3, the Borrower shall have a right, at any time during the first six months after the Initial Closing Date, to increase the Revolving Facility Commitment by an amount not to exceed the lesser of: (i) $7,000,000 in the aggregate or (ii) an amount which would not cause the ratio of (A) the Maximum Credit Facility Commitment, after giving effect to such increase under this Section 9.3, to (B) the

                                    -xlviii-
most recent Valuations of all of the Mortgaged Properties to exceed 65% ("an "Additional Commitment Increase"). The Borrower's right to increase the Revolving Facility Commitment pursuant to this Section 9.3 is subject to the satisfaction of the following conditions precedent on or before the Closing
Date:

          (a) After giving effect to the requested increase the Coverage and LTV Tests will be satisfied;

          (b) Payment by the Borrower of the Expansion Origination Fee in accordance with Section 18.2(b) and all legal fees and expenses payable by the Borrower in connection with the increase of the Revolving Facility Commitment pursuant to Section 18.4(b);

          (c) The receipt by the Lender of an endorsement to each Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date, increasing the limits of liability to the increased Maximum Credit Facility Commitment, as increased pursuant to this Section 9.3, showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date (or, if applicable, the last Closing Date with respect to which the Title Insurance Policy was endorsed) and other exceptions approved by the Lender, together with any reinsurance agreements required by the Lender;

          (d) The receipt by the Lender of fully executed original copies of the Credit Facility Expansion Loan Documents, each of which shall be in full force and effect, and in form and substance satisfactory to the Lender in all respects; and

          (e) The satisfaction of all applicable General Conditions set forth in Sections 12.1(a) and 12.1(c) through 12.1(f), inclusive, 12.2 and 12.3.

If all conditions contained in this Section 9.3 are satisfied, the Lender shall permit the increase in the then-existing Maximum Credit Facility Commitment as a result of the Additional Commitment Increase, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 15 Business Days.



                                     -xlix-

                                   ARTICLE X
              COMPLETE OR PARTIAL TERMINATION OF REVOLVING FACILITY

SECTION 10.1 Right to Complete or Partial Termination of Revolving Facility. Subject to the terms and conditions of this Article X, the Borrower shall have the right to permanently reduce the Revolving Facility Commitment in accordance with the provisions of this Article X.

SECTION 10.2 Procedure for Complete or Partial Termination of Revolving
Facility.

          (a) Request. In order to permanently reduce the Revolving Facility Commitment, the Borrower may deliver a written request for the reduction ("Revolving Facility Termination Request") to the Lender, in the form attached as Exhibit AA to this Agreement. A permanent reduction of the Revolving Facility Commitment to $0 shall be referred to as a "Complete Revolving Facility Termination." The Revolving Facility Termination Request shall be accompanied by the following:

          (i) A designation of the proposed amount of the reduction in the Revolving Facility Commitment; and

          (ii) Unless there is a Complete Revolving Facility Termination, a designation by the Borrower of any Advances which will be prepaid.

Any release of Collateral, whether or not made in connection with a Revolving Facility Termination Request, must comply with all conditions to a release which are set forth in Article VIII.

          (b) Closing. If all conditions contained in Section 10.3 are satisfied, the Lender shall permit the Revolving Facility Commitment to be reduced to the amount designated by the Borrower, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, within 15 Business Days after the Lender's receipt of the Revolving Facility Termination Request (or on such other date to which the Borrower and the Lender may agree), by executing and delivering a counterpart of an amendment to this Agreement, in the form attached as Exhibit BB to this Agreement, evidencing the reduction in the Revolving Facility Commitment. The document referred to in the preceding sentence is referred to in this Article X as the "Revolving Facility Termination Document."

SECTION 10.3 Conditions Precedent to Partial Termination of Revolving Facility. The right of the Borrower to reduce the Revolving Facility Commitment and the obligation of the Lender to execute the Revolving Facility Termination Document, are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

          (a) Payment by the Borrower in full of all of the Revolving Advances Outstanding required to be paid in order that the aggregate unpaid principal balance of all Revolving Advances Outstanding is not greater than the Revolving Facility Commitment (but if the Borrower is not required to prepay all of the Revolving Advances, the Borrower shall have the right to select which of the Revolving Advances shall be repaid). If, on the date on which the Borrower is required to make such payment, the Revolving Advances to be paid are

                                      -l-

Outstanding but are not then due and payable, the Lender shall hold such payment as additional Collateral for the Credit Facility until the next day on which Revolving Advances are due and payable, at which time the Lender shall apply the amounts held by it to the amounts of the Revolving Advances then due and payable;

          (b) Subject to Section 2.9, payment by the Borrower of the Revolving Facility Termination Fee, if any;

          (c) Receipt by the Lender on the Closing Date of one or more counterparts of the Credit Facility Partial Termination Document, dated as of the Closing Date, signed by each of the parties (other than the Lender) who is a party to such Credit Facility Partial Termination Document; and

          (d) Each Revolving Facility Termination request shall be in the minimum amount of $3,000,000.

After giving effect to a Revolving Facility Termination Request in accordance with this Article X, the Revolving Facility Commitment shall be permanently reduced by the amount of the reduction.

                                   ARTICLE XI
                         TERMINATION OF CREDIT FACILITY

SECTION 11.1 Right to Terminate Credit Facility. Subject to the terms and conditions of this Article XI, the Borrower shall have the right to terminate this Agreement and the Credit Facility and receive a release of all of the Collateral from the Collateral Pool in accordance with the provisions of this
Article XI.

SECTION 11.2 Procedure for Terminating Credit Facility.

          (a) Request. In order to terminate this Agreement and the Credit Facility, the Borrower shall deliver a written request for the termination ("Credit Facility Termination Request") to the Lender, in the form attached as Exhibit CC to this Agreement.

          (b) Closing. If all conditions contained in Section 11.3 are satisfied, this Agreement shall terminate, and the Lender shall cause all of the Collateral to be released from the Collateral Pool, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, within 15 Business Days after the Lender's receipt of the Credit Facility Termination Request (or on such other date to which the Borrower and the Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of the Borrower, (i) instruments, in the form customarily used by the Lender for releases in the jurisdictions in which the Mortgaged Properties are located, releasing all of the Security Instruments as a Lien on the Mortgaged Properties, (ii) UCC-3 Termination Statements terminating all of the UCC-1 Financing Statements perfecting a Lien on the personal property located on the Mortgaged Properties, in form customarily used in the jurisdiction governing the perfection of the security interest being released, (iii) such other documents and instruments as the Borrower may reasonably request evidencing the release of the Collateral from any lien securing the Obligations (including a termination of any restriction on the use of any accounts relating to the Collateral)

                                      -li-
and the release and return to the Borrower of any and all escrowed amounts relating thereto, (iv) instruments releasing the REIT from its obligations under the REIT's Guaranty and this Agreement and any and all other Loan Documents, and
(v) the Note, marked paid and cancelled. The instruments referred to in the preceding sentence are referred to in this Article XX as the "Facility Termination Documents."

SECTION 11.3 Conditions Precedent to Termination of Credit Facility. The right of the Borrower to terminate this Agreement and the Credit Facility and to receive a release of all of the Collateral from the Collateral Pool and the Lender's obligation to execute and deliver the Facility Termination Documents on the Closing Date are subject to the following conditions precedent:

          (a) Payment by the Borrower in full of the Notes Outstanding on the Closing Date and all other amounts owing by the Borrower to the Lender under this Agreement; and

          (b) Payment of the Credit Facility Termination Fee, if any.

                                  ARTICLE XII
                  GENERAL CONDITIONS PRECEDENT TO ALL REQUESTS

         Except as otherwise expressly provided in this Agreement, the obligation of the Lender to close the transaction requested in a Request shall be subject to the following conditions precedent ("General Conditions") in addition to any other conditions precedent set forth in this Agreement:

SECTION 12.1 Conditions Applicable to All Requests. Except as otherwise expressly provided in this Agreement, each of the following conditions precedent shall apply to all Requests:

          (a) Payment of Expenses. The payment by the Borrower on the Closing Date for the Request of the Lender's fees and expenses payable in accordance with this Agreement for which the Lender has presented an invoice (which invoice shall include reasonable estimates by the Lender of additional fees and expenses payable in accordance with this Agreement to and including the Closing Date) not less than two Business Days before the Closing Date for such Request.

          (b) No Material Adverse Change. There has been no material adverse change in the financial condition or results of operation of the Borrower Parties or in the operating performance of any of the Mortgaged Properties since the Initial Closing Date (or, with respect to the conditions precedent to the Initial Advance, from the condition or results of operation reflected in the financial statements, reports and other information obtained by the Lender during its review of the Borrower Parties and the Initial Mortgaged Properties).

          (c) No Default. There shall exist no Event of Default or Potential Event of Default on the Closing Date for the Request and, after giving effect to the transaction requested in the Request, no Event of Default or Potential Event of Default shall occur.

                                     -lii-

          (d) Representations and Warranties. All representations and warranties made by any Borrower Party in the Loan Documents shall be true and correct in all material respects on the Closing Date for the Request with the same force and effect as if such representations and warranties had been made on and as of the Closing Date for the Request; provided, however, that (i) in the case of a Request for a rollover of a maturing Advance, the date-down of such representations and warranties pursuant to this Section 12.1(d) shall not apply,
(ii) in the case of any Request occurring after the Initial Closing Date (other than a Request for a rollover of a maturing Advance), the date-down of such representations and warranties shall exclude Sections 13.1(g)(i) and 13.2(q) set forth herein and any representation or warranty contained in any of the other Loan Documents that is solely related to an earlier date; and (iii) in the case of a Request for a conversion of a Revolving Advance to a Base Facility Advance where the maturity date of such Base Facility Advance does not extend beyond the Revolving Facility Termination Date, the date-down of such representations and warranties shall also exclude Sections 13.1(g)(iii) and 13.2(y). On the Closing Date of any Request (other than a Request for a rollover of a maturing Advance), the applicable representations and warranties as referred to in this Section 12.1(d) shall be deemed remade by such Borrower Party.

          (e) No Condemnation or Casualty. There shall not be pending or threatened any condemnation or other taking, whether direct or indirect, against any Mortgaged Property, and there shall not have occurred any casualty to any improvements located on any Mortgaged Property, which, in the case of any such condemnation or taking or casualty, would have, or may reasonably be expected to have, a Material Adverse Effect on the Mortgaged Properties then in the Collateral Pool, taken as a whole.

          (f) Delivery of Closing Documents. The receipt by the Lender of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to the Lender in all respects:

          (i)     A Compliance Certificate;

          (ii) An Organizational Certificate (only if there is a change from the Organizational Certificate previously submitted by the Borrower); and

          (iii) Such other documents, instruments, approvals (and, if requested by the Lender, certified duplicates of executed copies thereof) and opinions as the Lender may reasonably request.

SECTION 12.2 Delivery of Closing Documents Relating to Initial Advance Request, Collateral Addition Request, Collateral Substitution Request, Oaks in Fairlakes Commitment Increase or Additional Commitment Increase. With respect to the closing of the Initial Advance Request, a Collateral Addition Request, a Collateral Substitution Request, an Oaks in Fairlakes Commitment Increase or an Additional Commitment Increase, it shall be a condition precedent that the Lender receives each of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to the Lender in all respects:

                                     -liii-

          (a) Loan Documents. Fully executed original copies of each Loan Document required to be executed in connection with the Request, duly executed and delivered by the parties thereto (other than the Lender), each of which shall be in full force and effect.

          (b) Opinion. Favorable opinions of counsel to the Borrower Parties, as to the due organization and qualification of the Borrower Parties, the due authorization, execution, delivery and enforceability of each Loan Document executed in connection with the Request and such other matters as the Lender may reasonably require.

SECTION 12.3 Delivery of Property-Related Documents. With respect to each of the Mortgaged Properties to be made part of the Collateral Pool on the Closing Date for the Initial Advance Request, a Collateral Addition Request, a Collateral Substitution Request, an Oaks in Fairlakes Commitment Increase or an Additional Commitment Increase, it shall be a condition precedent that the Lender receive the following, each dated as of the Closing Date for the Initial Advance Request, a Collateral Addition Request or Collateral Substitution Request, as the case may be, in form and substance satisfactory to the Lender in all respects:

          (a) A favorable opinion of local counsel to the Borrower Parties or the Lender as to the enforceability of the Security Instrument, and any other Loan Documents, executed in connection with the Request, which Security Instrument and other Loan Documents shall be governed by the laws of the State where the Mortgaged Property is located.

          (b) A commitment for the Title Insurance Policy applicable to the Mortgaged Property and a pro forma Title Insurance Policy based on the Maximum Credit Facility Commitment.

          (c) The Insurance Policy (or a certified copy of the Insurance Policy) applicable to the Mortgaged Property.

          (d) The Survey applicable to the Mortgaged Property.

          (e) Evidence satisfactory to the Lender of compliance of the Mortgaged Property with property laws as required by Sections 205 and 206 of Part III of the DUS Guide.

          (f) An Appraisal of the Mortgaged Property.

          (g) A Replacement Reserve Agreement, providing for the establishment of a replacement reserve account, to be pledged to the Lender, in which the owner shall (unless waived by the Lender) periodically deposit amounts for replacements for improvements at the Mortgaged Property and as additional security for the Borrower Parties' obligations under the Loan Documents.

          (h) A Completion/Repair and Security Agreement, on the standard form required by the DUS Guide, if the Lender determines such Agreement to be necessary.

                                     -liv-

          (i) An Assignment of Management Agreement, on the standard form required by the DUS Guide.

          (j) An Assignment of Leases and Rents, if the Lender determines one to be necessary or desirable, provided that the provisions of any such assignment shall be substantively identical to those in the Security Instrument covering the Collateral, with such modifications as may be necessitated by applicable state or local law.

          (k) With respect to a Collateral Addition Request or a Collateral Substitution Request, an amendment to the Cash Management Agreement executed by the Borrower on the Initial Closing Date, adding a Property Account for the Mortgaged Property.

          (l) If Borrower has entered into any Reimbursement Documents (as defined in Section 15.4) which are still in effect, the Borrower shall have delivered to Fannie Mae a Second Security Instrument and a title insurance policy for such Second Security Instrument, in an amount and otherwise in form and substance satisfactory to Fannie Mae, and the Borrower shall have satisfied any other requirements required by Fannie Mae with respect to such Reimbursement Documents.

                                  ARTICLE XIII
                         REPRESENTATIONS AND WARRANTIES

SECTION 13.1 Representations and Warranties of the Borrower Parties. Each Borrower Party hereby represents and warrants to the Lender, with respect to itself, as follows:

          (a)      Due Organization; Qualification.

               (1) The REIT is qualified to transact business and is in good standing in the State of Maryland. The Borrower is qualified to transact business and is in good standing in the State in which it is organized and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of the Borrower to perform its Obligations under this Agreement and the other Loan Documents. The Borrower is qualified to transact business and is in good standing in each State in which it owns a Mortgaged Property.

               (2) The Borrower Party's principal place of business and principal office is in Englewood, Colorado, and the offices where it keeps its books and records as to the Collateral are in Englewood, Colorado and El Paso, Texas, both of which addresses are set out in
                           Section 25.8.

          (b) Power and Authority. The Borrower Party has the requisite power and authority to execute and deliver this Agreement and the other Loan Documents and to carry out the transactions contemplated by this Agreement and the other Loan Documents.

                                      -lv-

          (c) Due Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary action and proceedings by or on behalf of the Borrower Party, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of the Borrower Party as a condition to the valid execution, delivery and performance by the Borrower Party of this Agreement or any of the other Loan Documents.

          (d) Valid and Binding Obligations. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by the Borrower Party and constitute the legal, valid and binding obligations of the Borrower Party, enforceable against the Borrower Party in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally or by equitable principles or by the exercise of discretion by any court.

          (e) Compliance with the Loan Documents. The Borrower Party is in compliance with all provisions of the Loan Documents to which it is a party or by which it is bound. The representations and warranties made by the Borrower Party in the Loan Documents are true, complete and correct as of the Closing Date and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (f) Governmental Approvals. No Governmental Approval not already obtained or made is required for the execution and delivery of this Agreement or any other Loan Document or the performance of the terms and provisions hereof or thereof by the Borrower.

          (g)      Financial Information.

          (i) The financial projections relating to the Borrower Party and delivered to the Lender on or prior to the date hereof, if any, were prepared on the basis of assumptions believed by the Borrower Party, in good faith at the time of preparation, to be reasonable and the Borrower Party was not aware at such time of any fact or information that would have lead it to believe that such assumptions were incorrect or misleading in any material respect; provided, however, that no representation or warranty is made that any result set forth in such financial projections shall be achieved.

          (ii) The financial statements of the Borrower Party which have been furnished to the Lender present fairly, in all material respects, the financial condition of the Borrower Party, as of the date of such statements, and were prepared in accordance with generally accepted accounting methods, applied on a consistent basis.

          (iii) Since the date of the most recent of such financial statements of the Borrower Party no event has occurred which has had, or would reasonably be

                                     -lvi-
                  expected to have, a Material Adverse Effect. No Borrower Party has any contingent obligation or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to the Lender on or prior to the Initial Closing Date or otherwise disclosed in writing to the Lender, which has had or would reasonably be expected to have a Material Adverse Effect.

          (h) Accuracy of Information. No information, statement or report furnished in writing to the Lender by the Borrower Party in connection with this Agreement or any other Loan Document or in connection with the consummation of the transactions contemplated hereby contains any statement which is incorrect in any material respect.

          (i) Status as a Real Estate Investment Trust. The REIT currently qualifies, and is being taxed as, a real estate investment trust under Subchapter M of the Internal Revenue Code.

SECTION 13.2 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender as follows:

          (a) Non-contravention; No Liens. Neither the execution and delivery of this Agreement and the other Loan Documents, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the other Loan Documents nor the performance of the Obligations:

               (1) will conflict with or result in any breach or violation of any Applicable Law enacted or issued by any Governmental Authority or other agency having jurisdiction over the Borrower, any of the Mortgaged Properties or any other portion of the Collateral or other assets of the Borrower, or any judgment or order applicable to the Borrower Party or to which the Borrower, any of the Mortgaged Properties or other assets of the Borrower are subject;

               (2) will conflict with or result in any material breach or violation of, or constitute a default under, any of the terms, conditions or provisions of any indenture, existing agreement or other instrument to which the Borrower is a party or to which the Borrower, any of the Mortgaged Properties or any other portion of the Collateral or other assets of the Borrower are subject;

               (3) does or will result in or require the creation of any Lien on all or any portion of the Collateral or any of the Mortgaged Properties, except for the Permitted Liens; or

               (4) does or will require the consent or approval of any creditor of the Borrower, any Governmental Authority or any other Person except such consents or approvals which have already been obtained.

                                     -lvii-

          (b) Pending Litigation or other Proceedings. There is no pending or, to the best knowledge of the Borrower, threatened action, proceeding or investigation before any court, governmental agency or arbitrator against or affecting any Mortgaged Property or any other portion of the Collateral or other assets of the Borrower, which, if decided adversely to the Borrower, would have, or may reasonably be expected to have, a Material Adverse Effect.

          (c) Solvency. The Borrower is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement or the other Loan Documents and, after giving effect to such transactions, the Borrower will not be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will the Borrower have incurred, have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. There (i) is no contemplated, pending or, to the best of the Borrower's knowledge, threatened bankruptcy, reorganization, receivership, insolvency or like proceeding, whether voluntary or involuntary, affecting the Borrower or any of the Mortgaged Properties and (ii) has been no assertion or exercise of jurisdiction over the Borrower or any of the Mortgaged Properties by any court empowered to exercise bankruptcy powers.

          (d) No Contractual Defaults. There are no defaults by the Borrower or, to the knowledge of the Borrower, by any other Person under any contract to which the Borrower is a party relating to any Mortgaged Property, including any management, rental, service, supply, security, maintenance or similar contract, other than defaults which do not permit the non-defaulting party to terminate the contract and which do not have, and are not reasonably expected to have, a Material Adverse Effect. Neither the Borrower nor, to the knowledge of the Borrower, any other Person, has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any contracts affecting or concerning any Mortgaged Property, other than defaults or breaches which do not have, and are not reasonably expected to have, a Material Adverse Effect.

          (e) ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA and has not incurred any liability to the PBGC on a Plan under Title IV of ERISA, other than violations or liabilities which do not have, and are not reasonably expected to have, a Material Adverse Effect. None of the assets of the Borrower constitute plan assets (within the meaning of Department of Labor Regulation Section 2510.3-101) of any employee benefit plan subject to Title I of ERISA.

          (f) No Conflicts of Interest. To the best knowledge of the Borrower, no member, officer, agent or employee of the Lender has been or is in any manner interested, directly or indirectly, in that Person's own name, or in the name of any other Person, in the Loan Documents, the Borrower or any Mortgaged Property, in any contract for property or materials to be furnished or used in connection with such Mortgaged Property or in any aspect of the transactions contemplated by the Loan Documents.

          (g) Governmental Orders. The Borrower is not presently under any cease or desist order or other orders of a similar nature, temporary or permanent, of any Governmental Authority which would have the effect of preventing or hindering performance

                                    -lviii-
of its duties hereunder, nor are there any proceedings presently in progress or to its knowledge contemplated which would, if successful, lead to the issuance of any such order.

          (h) No Reliance. The Borrower acknowledges, represents and warrants that it understands the nature and structure of the transactions contemplated by this Agreement and the other Loan Documents, that it is familiar with the provisions of all of the documents and instruments relating to such transactions; that it understands the risks inherent in such transactions, including the risk of loss of all or any of the Mortgaged Properties; and that it has not relied on the Lender or Fannie Mae for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Agreement or any other Loan Document or otherwise relied on the Lender or Fannie Mae in any manner in connection with interpreting, entering into or otherwise in connection with this Agreement, any other Loan Document or any of the matters contemplated hereby or thereby.

          (i) Compliance with Applicable Law. The Borrower is in compliance with Applicable Law, including all Governmental Approvals, if any, except for such items of noncompliance that, singly or in the aggregate, have not had and are not reasonably expected to cause, a Material Adverse Effect.

          (j) Contracts with Affiliates. Except as otherwise approved in writing by the Lender, the Borrower has not entered into and is not a party to any contract, lease or other agreement with any Affiliate of the Borrower for the provision of any service, materials or supplies to any Mortgaged Property (including any contract, lease or agreement for the provision of property management services, cable television services or equipment, gas, electric or other utilities, security services or equipment, laundry services or equipment or telephone services or equipment). The Lender hereby approves the property management agreements set forth on Exhibit DD to this Agreement.

          (k) Lines of Business. The Borrower is not engaged in any businesses other than the acquisition, ownership, development, construction, leasing, financing or management of Multifamily Residential Properties, and the conduct of these businesses does not violate the Organizational Documents pursuant to which it is formed.

          (l) Year 2000 Compliance. The Borrower has reviewed its business and operations and has developed a plan (a "Year 2000 Plan") to address, and provide for any reprogramming required, on a timely basis, the risk that computer applications used by it in performing date sensitive functions in and following the year 2000 (the "Year 2000 Problem") would reasonably be expected to result in an Event of Default, a Potential Event of Default or a Material Adverse Effect.

          (m) Title. The Borrower has good, valid, marketable and indefeasible title to each Mortgaged Property, free and clear of all Liens whatsoever except the Permitted Liens. Each Security Instrument, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, perfected first lien on the Mortgaged Property intended to be encumbered thereby (including the Leases of such Mortgaged Property and the rents and all rights to collect rents under such Leases), subject only to Permitted Liens.

                                     -lix-

Except for any Permitted Liens, there are no Liens or claims for work, labor or materials affecting any Mortgaged Property which are or may be prior to, subordinate to, or of equal priority with, the Liens created by the Loan Documents. The Permitted Liens do not have, and may not reasonably be expected to have, a Material Adverse Effect.

          (n) Impositions. Subject to Borrower's right to contest as set forth in the Security Instruments, the Borrower has filed all property and similar tax returns required to have been filed by it with respect to each Mortgaged Property and has paid and discharged, or caused to be paid and discharged, all installments for the payment of all Taxes due to date, and all other material Impositions imposed against, affecting or relating to each Mortgaged Property other than those which have not become due, together with any fine, penalty, interest or cost for nonpayment pursuant to such returns or pursuant to any assessment received by it. The Borrower has no knowledge of any new proposed Tax, levy or other governmental or private assessment or charge in respect of any Mortgaged Property which has not been disclosed in writing to the Lender.

          (o) Zoning. Each Mortgaged Property complies in all material respects with all Applicable Laws affecting such Mortgaged Property. Without limiting the foregoing, all material Permits, including certificates of occupancy, have been issued and are in full force and effect. Neither the Borrower nor, to the knowledge of the Borrower, any former owner of any Mortgaged Property, has received any written notification or threat of any actions or proceedings regarding the noncompliance or nonconformity of any Mortgaged Property with any Applicable Laws or Permits, nor is the Borrower otherwise aware of any such pending actions or proceedings.

          (p) Leases. The Borrower has delivered to the Lender a true and correct copy of its form apartment lease for each Mortgaged Property. Except as set forth in a Rent Roll or except as permitted pursuant to Section 14.2(n), no Lease for any unit in any Mortgaged Property (i) is for a term in excess of one year, including any renewal or extension period unless such renewal or extension period is subject to termination by the Borrower upon not more than 30 days' written notice, (ii) provides for prepayment of more than one month's rent, or
(iii) was entered into in other than the ordinary course of business.

          (q) Rent Roll. The Borrower has executed and delivered to the Lender a Rent Roll for each Mortgaged Property, each dated as of and delivered within 30 days prior to the Closing Date. Each Rent Roll sets forth each and every unit subject to a Lease which is in full force and effect as of the date of such Rent Roll. The information set forth on each Rent Roll is true, correct and complete in all material respects as of its date and there has occurred no material adverse change in the information shown on any Rent Roll from the date of each such Rent Roll to the Closing Date. Except as disclosed in the Rent Roll with respect to each Mortgaged Property or otherwise previously disclosed in writing to the Lender, no Lease is in effect as of the date of the Rent Roll with respect to such Mortgaged Property. Notwithstanding the foregoing, any representation in this Section 13.2(q) made with respect to a time period occurring prior to the date on which the Borrower owned the Mortgaged Property is made to the best of the Borrower's knowledge.

                                      -lx-

          (r) Status of Landlord under Leases. Except for any assignment of leases and rents which is a Permitted Lien or which is to be released in connection with the consummation of the transactions contemplated by this Agreement, the Borrower is the owner and holder of the landlord's interest under each of the Leases of units in each Mortgaged Property and there are no prior outstanding assignments of any such Lease, or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder.

          (s) Enforceability of Leases. Each Lease constitutes the legal, valid and binding obligation of the Borrower and, to the knowledge of the Borrower , of each of the other parties thereto, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization or other similar laws relating to creditors' rights generally, and equitable principles, and except as disclosed in writing to the Lender, no notice of any default by the Borrower which remains uncured has been sent by any tenant under any such Lease, other than defaults which do not have, and are not reasonably expected to have, a Material Adverse Effect on the Mortgaged Property subject to the Lease.

          (t) No Lease Options. All premises demised to tenants under Leases are occupied by such tenants as tenants only. No Lease contains any option or right to purchase, right of first refusal or any other similar provisions. No option or right to purchase, right of first refusal, purchase contract or similar right exists with respect to any Mortgaged Property.

          (u) Insurance. The Borrower has delivered to the Lender true and correct certified copies of all Insurance Policies currently in effect as of the date of this Agreement with respect to the Mortgaged Properties. Each such Insurance Policy complies in all material respects with the requirements set forth in the Loan Documents.

          (v) Tax Parcels. Each Mortgaged Property is on one or more separate tax parcels, and each such parcel (or parcels) is (or are) separate and apart from any other property.

          (w) Encroachments. Except as disclosed on the Survey with respect to each Mortgaged Property, none of the improvements located on any Mortgaged Property encroaches upon the property of any other Person or upon any easement encumbering the Mortgaged Property, nor lies outside of the boundaries and building restriction lines of such Mortgaged Property and no improvement located on property adjoining such Mortgaged Property lies within the boundaries of or in any way encroaches upon such Mortgaged Property.

          (x) Independent Unit. Except for Permitted Liens or as disclosed in a Title Insurance Policy or Survey for the Mortgaged Property, each Mortgaged Property is an independent unit which does not rely on any drainage, sewer, access, parking, structural or other facilities located on any property not included either in such Mortgaged Property or on public or utility easements for the (i) fulfillment of any zoning, building code or other requirement of any Governmental Authority that has jurisdiction over such Mortgaged Property, (ii) structural support, or (iii) the fulfillment of the requirements of any Lease or other agreement affecting such Mortgaged Property. The Borrower, directly or indirectly, has

                                     -lxi-
the right to use all amenities, easements, public or private utilities, parking, access routes or other items necessary or currently used for the operation of each Mortgaged Property. All public utilities are installed and operating at each Mortgaged Property and all billed installation and connection charges have been paid in full. Each Mortgaged Property is either (x) contiguous to or (y) benefits from an irrevocable unsubordinated easement permitting access from such Mortgaged Property to a physically open, dedicated public street, and has all necessary permits for ingress and egress and is adequately serviced by public water, sewer systems and utilities. No building or other improvement not located on a Mortgaged Property relies on any part of the Mortgaged Property to fulfill any zoning requirements, building code or other governmental or municipal requirement for structural support or to furnish to such building or improvement any essential building systems or utilities.

          (y) Condition of the Mortgaged Properties. Except as disclosed in any third party report delivered to the Lender prior to the date on which the Mortgaged Property is added to the Collateral Pool, or otherwise disclosed in writing by the Borrower to the Lender prior to such date, each Mortgaged Property is in good condition, order and repair, there exist no structural or other material defects in such Mortgaged Property (whether latent or otherwise) and the Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in such Mortgaged Property, or any part of it, which would adversely affect the insurability of such Mortgaged Property or cause the imposition of extraordinary premiums or charges for insurance or of any termination or threatened termination of any policy of insurance or bond, other than such matters described in the foregoing which would not have, or reasonably be expected to have, a Material Adverse Effect on the Mortgaged Properties then in the Collateral Pool, taken as a whole. To the best knowledge of the Borrower, no claims have been made against any contractor, architect or other party with respect to the condition of any Mortgaged Property or the existence of any structural or other material defect therein, other than claims which would not have, or reasonably be expected to have, a Material Adverse Effect on the Mortgaged Properties then in the Collateral Pool, taken as a whole.

                                  ARTICLE XIV
                              AFFIRMATIVE COVENANTS

SECTION 14.1 Covenants of the Borrower Parties. Each Borrower Party, with respect to itself, agrees and covenants with the Lender that, at all times during the Term of this Agreement:

          (a) Compliance with Agreements; No Amendments. The Borrower Party shall comply with all the terms and conditions of each Loan Document to which it is a party or by which it is bound; provided, however, that the Borrower Party's failure to comply with such terms and conditions shall not be an Event of Default until the expiration of the applicable notice and cure periods, if any, specified in the applicable Loan Document.

          (b) Maintenance of Existence. The Borrower Party shall maintain its existence and continue to be a limited partnership, real estate investment trust, limited liability company or corporation, as the case may be, organized under the laws of the state of its organization. The Borrower Party shall continue to be duly qualified to do business in each

                                     -lxii-
jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability to perform, its obligations under this Agreement or any other Loan Document.

          (c) Maintenance of REIT Status. During the Term of this Agreement, the REIT shall qualify and be taxed as a real estate investment trust under Subchapter M of the Internal Revenue Code.

          (d) Financial Statements; Accountants' Reports; Other Information. The Borrower Party shall keep and maintain at all times complete and accurate books of accounts and records in sufficient detail to correctly reflect all of the Borrower Party's financial transactions and assets. In addition, the Borrower Parties shall furnish, or cause to be furnished, to the Lender:

          (i) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of its fiscal year during the Term of this Agreement, the audited consolidated balance sheet of the REIT as of the end of such fiscal year, the audited consolidated statement of earnings, the audited consolidated statement of owners' equity of the REIT for such fiscal year and the audited consolidated statement of cash flows of the REIT for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP, consistently applied, and accompanied by a certificate of the REIT's independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business.

          (ii) Quarterly Financial Statements. As soon as available, and in any event within 50 days after each of the first three fiscal quarters of each fiscal year during the Term of this Agreement, the unaudited balance sheet of the REIT as of the end of such fiscal quarter, the unaudited statement of earnings of the REIT and the unaudited statement of cash flows of the REIT for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of any Senior Management, the Controller, any Senior Vice President or any Vice President of the REIT to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

          (iii) Security Law Reporting Information. Promptly upon the mailing thereof, (a) copies of all financial statements, reports and proxy statements sent

                                    -lxiii-
                  or made available generally by the REIT or any other Borrower Party, or any of their Affiliates, to their respective security holders, and (b) all press releases and other statements made available generally by the REIT or any Borrower Party, or any of their Affiliates, to the public concerning material developments in the business of the REIT or other party. Promptly upon the filing thereof, all regular and periodic reports and all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or a similar form) and prospectuses, if any, filed by the REIT or any other Borrower Party, or any of their Affiliates, with the Securities and Exchange Commission or other Governmental Authorities.

          (iv) Accountants' Reports. Promptly upon receipt thereof, copies of any reports or management letters submitted to the Borrower Party by its independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to Section 14.1(d)(i) above); provided, however, that the Borrower Party shall only be required to deliver such reports and management letters to the extent that they relate to any Borrower Party or any Mortgaged Property.

          (v) REIT Plans and Projections. Promptly after providing any statement, report or other information to S&P, Moody's, Duff & Phelps, Fitch and/or any other rating agency on a collective basis (as opposed to an individual basis, e.g., providing information to a rating agency to respond to a particular request of such rating agency), the REIT shall deliver to the Lender information which is similar, in all material respects, to the information provided to any such rating agencies.

          (vi) Strategic Plan. The REIT shall brief the Lender on its business plan and financial strategy upon request of the Lender, but not more frequently than once per quarter.

          (vii) Other Reports. Promptly upon receipt thereof, all schedules, financial statements or other similar reports delivered by the Borrower Party pursuant to the Loan Documents or reasonably requested by the Lender with respect to the Borrower Party's business affairs or condition (financial or otherwise).

          (viii) Confidentiality of Certain Information. The Lender agrees to treat all information received by the Lender under Sections 14.1(d)(v) and (vi) as confidential; provided, however, that such confidential information may be disclosed (A) as required by law or pursuant to generally accepted accounting procedures, (B) to officers, directors, employees, agents, partners, attorneys, accountants, engineers and other consultants of the Lender or Fannie Mae, or its respective successors or assigns, who need to know such information, provided such Persons are instructed to treat such information confidentially, (C) by the Lender or Fannie Mae to any successor or assign of such Party, (D) to any federal or state regulatory authority having jurisdiction over the Lender

                                     -lxiv-
                  or Fannie Mae, or its respective successors or assigns, (E) to any other Person to which such delivery or disclosure may be necessary or appropriate (x) in compliance with any law, rule, regulation or order applicable to the Lender or Fannie Mae, or its respective successors or assigns, (y) in response to any subpoena or other legal process or information investigative demand or (z) in connection with any litigation to which the Lender or Fannie Mae, or its respective successors or assigns, is a party. Notwithstanding the foregoing, this Section 14.1(d)(viii) shall not apply to the Lender or Fannie Mae, or its respective successors or assigns, so long as an Event of Default shall have occurred and is continuing and, in any such event, the Lender and Fannie Mae, and their respective successors and assigns, shall be entitled to disclosure any such information as they deem necessary or appropriate in their sole discretion. The Borrower agrees that information subject to this Section 14.1(d)(viii) does not include information which (i) was publicly known, or otherwise known to the Lender or Fannie Mae, or its respective successors or assigns, at the time of disclosure, (ii) subsequently becomes publicly known through no act of or omission by the Lender or Fannie Mae, or its respective successors or assigns, other than through disclosure by Borrower or by any other Person in violation of this or any other confidentiality arrangement and the Lender or Fannie Mae, or its respective successors or assigns, has knowledge of such violation; provided, however, that in the event the Lender or Fannie Mae, or its respective successors or assigns, discloses confidential information to any Party, such disclosing Party shall reasonably endeavor to notify the Borrower thereof as soon as possible after such disclosure has been made and the Borrower shall be afforded an opportunity to seek protective orders, or such other confidential treatment of such disclosed information as the Borrower may deem reasonable.

          (e) Certificate of Compliance. The Borrower Party shall deliver to the Lender concurrently with the delivery of the financial statements and/or reports required to be delivered pursuant to Sections 14.1(d)(i) and (ii) above (i) a certificate signed by any Senior Management, the Controller, any Senior Vice President or any Vice President of the REIT stating, to the best of the knowledge of such individual following reasonable inquiry, whether or not the REIT was in compliance with the requirements of Sections 16.2 and 16.3 on the date of such financial statements and setting forth in reasonable detail the calculations required to make such determination, and (ii) a certificate signed by a responsible officer of the general partner of the Borrower stating that, to the best of the knowledge of such individual following reasonable inquiry, no Event of Default or Potential Event of Default has occurred, or if an Event of Default or Potential Event of Default has occurred, specifying the nature thereof in reasonable detail and the action which the Borrower is taking or proposes to take with respect thereto.

          (f) Access to Records; Discussions With Officers and Accountants. To the extent permitted by law and in addition to the applicable requirements of the Security Instruments, the Borrower Party shall permit the Lender:

                                     -lxv-

          (i) to inspect, make copies and abstracts of, and have reviewed or audited, such of the Borrower Party's books and records as may relate to the Obligations or any Mortgaged Property;

          (ii) to discuss the Borrower Party's affairs, finances and accounts with any of the Borrower Party's officers, partners and employees;

          (iii) to discuss the Borrower Party's affairs, finances and accounts with its independent public accountants, provided that a responsible officer of the general partner of the Borrower has been given the opportunity by the Lender to be a party to such discussions; and

          (iv) to receive any other information that the Lender deems reasonably necessary or relevant in connection with any Advance, any Loan Document or the Obligations.

Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default, all inspections shall be conducted at reasonable times during normal business hours and, provided no Event of Default then exists, upon reasonable prior notice to the Borrower Party.

          (g) Ownership. SCA-North Carolina (1) Incorporated, a Maryland corporation, shall be the sole general partner of, and SCA - North Carolina (1) Incorporated, a Maryland corporation, and SCA - North Carolina (2) Incorporated, a Maryland corporation, shall, in the aggregate, own at least 75% of the Ownership Interests in, the Borrower, free and clear of any Liens. The REIT shall continue, at all times, to own 100% of the outstanding stock of SCA-North Carolina (1) Incorporated, a Maryland corporation, and of SCA - North Carolina
(2) Incorporated, a Maryland corporation.

          (h) Minimum Assets in Multifamily Housing. The REIT shall, at all times maintain, a minimum of 60% of its Total Assets in multifamily residential real estate assets.

SECTION 14.2 Covenants of the Borrower. The Borrower agrees and covenants with the Lender that, at all times during the Term of the Agreement.

          (a) Property Statements; Other Information. The Borrower shall keep and maintain at all times complete and accurate books of accounts and records in sufficient detail to correctly reflect the results of operation of each Mortgaged Property and copies of all written contracts, leases and other instruments which affect each Mortgaged Property (including all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). In addition, the Borrower shall furnish, or cause to be furnished, to the Lender:

          (i) Monthly Property Statements. Upon the Lender's request (but not more frequently than monthly) within 30 days of the last day of the prior month, a statement of income and expenses of each Mortgaged Property accompanied by a certificate of a responsible officer of the general partner of the Borrower to the effect that each such statement of income and expenses fairly, accurately

                                     -lxvi-
                  and completely presents the operations of each such Mortgaged Property for the period indicated.

          (ii) Annual Property Statements. On an annual basis within 30 days of the end of the fiscal year, an annual statement of income and expenses of each Mortgaged Property accompanied by a certificate of a responsible officer of the general partner of the Borrower to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Mortgaged Property for the period indicated.

          (iii) Updated Rent Rolls. Upon the Lender's request (but not more frequently than once each calendar quarter), a current Rent Roll for each Mortgaged Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid and any other information requested by the Lender and accompanied by a certificate of a responsible officer of the general partner of the Borrower to the effect that each such Rent Roll fairly, accurately and completely presents the information required therein.

          (iv) Security Deposit Information. Upon the Lender's request (but not more frequently than once each calendar quarter), an accounting of all security deposits held in connection with any lease of any part of any Mortgaged Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name and telephone number of the person to contact at such financial institution, along with any authority or release necessary for the Lender to access information regarding such accounts.

          (v) Annual Budgets. Promptly, and in any event within 60 days after the start of its fiscal year, an annual budget for each Mortgaged Property for such fiscal year, setting forth an estimate of all of the costs and expenses, including capital expenses, of maintaining and operating each Mortgaged Property.

          (vi) Other Reports. Promptly upon receipt thereof, all schedules, financial statements or other similar reports delivered by the Borrower pursuant to the Loan Documents or reasonably requested by the Lender with respect to any of the Mortgaged Properties.

          (vii) Upon Event of Default. If an Event of Default has occurred and is continuing, upon written demand, the Borrower shall either make readily available or deliver to the Lender all books and records relating to the Mortgaged Properties, or any of them as requested by the Lender.

          (b) Inspection. The Borrower shall permit any Person designated by the
Lender: (i) to make entries upon and inspections of the Mortgaged Properties; and (ii) to otherwise verify, examine and inspect the amount, quantity, quality, value and/or condition of,

                                    -lxvii-
or any other matter relating to, any Mortgaged Property; provided, however, that so long as no Event of Default exists the Lender shall give the Borrower reasonable prior notice of such entries, examinations and inspections and such entries, examinations and inspections shall be conducted at reasonable times during normal business hours.

          (c) Maintain Licenses. The Borrower shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business.

          (d) Compliance with Applicable Laws. The Borrower shall comply in all material respects with all Applicable Laws now or hereafter affecting any Mortgaged Property or any part of any Mortgaged Property or requiring any alterations or improvements to any Mortgaged Property. The Borrower shall procure and continuously maintain in full force and effect, and shall abide by and satisfy all material terms and conditions of all Permits.

          (e) Inform the Lender of Material Events. The Borrower shall promptly inform the Lender in writing of any of the following of which the Borrower has actual knowledge:

          (i) Defaults. The occurrence of any Event of Default or any Potential Event of Default under this Agreement or any other Loan Document;

          (ii) Regulatory Proceedings. The commencement of any rulemaking or disciplinary proceeding or the promulgation of any proposed or final rule which would have, or may reasonably be expected to have, a Material Adverse Effect;

          (iii) Legal Proceedings. The commencement or threat of, or amendment to, any proceedings by or against any Borrower Party in any Federal, state or local court or before any Governmental Authority, or before any arbitrator, which, if adversely determined, would have, or at the time of determination may reasonably be expected to have, a Material Adverse Effect;

          (iv) Bankruptcy Proceedings. The commencement of any proceedings by or against any Borrower Party under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for it;

          (v) Regulatory Supervision or Penalty. The receipt of notice from any Governmental Authority having jurisdiction over any Borrower Party that (A) the Borrower Party is being placed under regulatory supervision, (B) any license, Permit, charter, membership or registration material to the conduct of the Borrower Party's business or the Mortgaged Properties is to be suspended or revoked or (C) the Borrower Party is to cease and desist any practice, procedure or policy employed by the Borrower Party in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect;

                                    -lxviii-

          (vi) Environmental Claim. The receipt from any Governmental Authority or other Person of any notice of violation, claim, demand, abatement, order or other order or direction (conditional or otherwise) for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, pollution, contamination or other adverse effects on the environment, removal, cleanup or remedial action or for fines, penalties or restrictions, resulting from or based upon (a) the existence or occurrence, or the alleged existence or occurrence, of a Hazardous Substance Activity or (b) the violation, or alleged violation, of any Hazardous Materials Laws in connection with any Mortgaged Property or any of the other assets of a Borrower Party;

          (vii) Material Adverse Effects. The occurrence of any act, omission, change or event which has a Material Adverse Effect, subsequent to the date of the most recent audited financial statements of the Borrower Parties delivered to the Lender pursuant to Section 14.1(d)(i); and

          (viii) Accounting Changes. Any material change in any Borrower Party's accounting policies or financial reporting practices not already reported in the financial statements delivered pursuant to Sections 14.1(d)(i) and (ii).

          (f) Single-Purpose Entities. The Borrower shall at all times maintain and conduct itself as a Single-Purpose entity.

          (g) Warranty of Title. The Borrower shall warrant and defend (a) the title to each Mortgaged Property and every part of each Mortgaged Property, subject only to Permitted Liens, and (b) the validity and priority of the lien of the applicable Loan Documents, subject only to Permitted Liens, in each case against the claims of all Persons whatsoever. The Borrower shall reimburse the Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by the Lender if an interest in any Mortgaged Property, other than with respect to a Permitted Lien, is claimed by others.

          (h) Defense of Actions. The Borrower shall appear in and defend any action or proceeding purporting to affect the security for this Agreement or the rights or power of the Lender hereunder, and shall pay all costs and expenses, including the cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which the Lender may appear. If the Borrower fails to perform any of the covenants or agreements contained in this Agreement, or if any action or proceeding is commenced that is not diligently defended by the Borrower which affects in any material respect the Lender's interest in any Mortgaged Property or any part thereof, including eminent domain, code enforcement or proceedings of any nature whatsoever under any Applicable Law, whether now existing or hereafter enacted or amended, then the Lender may, but without obligation to do so and without notice to or demand upon the Borrower and without releasing the Borrower from any Obligation, make such appearances, disburse such sums and take such action as the Lender deems necessary or appropriate to protect the Lender's interest, including disbursement of attorney's fees, entry

                                     -lxix-
upon such Mortgaged Property to make repairs or take other action to protect the security of said Mortgaged Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of the Lender appears to be prior or superior to the Loan Documents. In the event (i) that any Security Instrument is foreclosed in whole or in part or that any Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, or (ii) of the foreclosure of any mortgage, deed to secure debt, deed of trust or other security instrument prior to or subsequent to any Security Instrument or any Loan Document in which proceeding the Lender is made a party or (iii) of the bankruptcy of the Borrower or an assignment by the Borrower for the benefit of their respective creditors, the Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including actual attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

          (i) Additions to the Mortgaged Properties. Except as otherwise provided in the Loan Documents, the Borrower shall have the right to undertake any alteration, improvement, demolition, removal or construction (collectively, "Alterations") to the Mortgaged Property which it owns without the prior consent of the Lender; provided, however, that in any case, no such Alteration shall be made to any Mortgaged Property without the prior written consent of the Lender if (i) such Alteration could reasonably be expected to adversely affect the value of such Mortgaged Property or its operation as a multifamily housing facility in substantially the same manner in which it is being operated on the date such property became Collateral, (ii) the construction of such Alteration could reasonably be expected to result in interference to the occupancy of tenants of such Mortgaged Property such that tenants in occupancy with respect to five percent (5%) or more of the Leases would be permitted to terminate their Leases or to abate the payment of all or any portion of their rent, or (iii) such Alteration will be completed in more than 12 months from the date of commencement or in the last year of the Term of this Agreement. Notwithstanding the foregoing, the Borrower must obtain the Lender's prior written consent to construct Alterations with respect to the Mortgaged Property costing in excess of $250,000 and the Borrower must give prior written notice to the Lender of its intent to construct Alterations with respect to such Mortgaged Property costing in excess of $100,000 (the Lender shall be deemed to have received such notice from the Borrower with respect to any Alteration costing in excess of $100,000 up to and including $250,000 if the Borrower includes such Alteration in the budget for the applicable fiscal year required to be delivered by the Borrower pursuant to Section 14.2(a)(v)); provided, however, that the preceding requirements shall not be applicable to Alterations made, conducted or undertaken by the Borrower as part of the Borrower's routine maintenance and repair of the Mortgaged Properties as required by the Loan Documents. The Borrower may, on an annual basis, obtain the prior consent of the Lender to undertake, during a fiscal year, Alterations which require the Lender's consent pursuant to this Section 14.2(i) by including in the annual budget for such fiscal year delivered by the Borrower pursuant to Section 14.2(a)(v) the following information: (x) the identity of the Mortgaged Property or Properties affected by such Alterations, a description of the Alterations to be undertaken, a proposed time schedule for the performance of such Alterations and a description of the expenses shown in the annual budget that pertain to such Alterations; (y) a description of the number of units that will be affected by such Alterations, the time period that any or all of such units will not be available for occupancy and an

                                     -lxx-
estimate of the loss revenue that will result therefrom; and (z) a request, in writing that the Lender consent, in advance, to the undertaking of such specified Alterations. Within 45 days after receipt of any such request, the Lender shall approve or disapprove such request in writing and, if the Lender disapproves such request, it will provide the Borrower with a brief statement of the reasons for such disapproval. If the Lender does not either approve or disapprove such request within such 45 day period, such request shall be deemed approved.

          (j) ERISA. The Borrower shall at all times remain in compliance in all material respects with all applicable provisions of ERISA and similar requirements of the PBGC.

          (k) Loan Document Taxes. If any tax, assessment or Imposition (other than a franchise tax imposed on or measured by, the net income or capital (including branch profits tax) of the Lender (or any transferee or assignee thereof, including a participation holder)) ("Loan Document Taxes") is levied, assessed or charged by the United States, or any State in the United States, or any political subdivision or taxing authority thereof or therein upon any of the Loan Documents or the obligations secured thereby, the interest of the Lender in the Mortgaged Properties, or the Lender by reason of or as holder of the Loan Documents, the Borrower Party shall pay all such Loan Document Taxes to, for, or on account of the Lender (or provide funds to the Lender for such payment, as the case may be) as they become due and payable and shall promptly furnish proof of such payment to the Lender, as applicable. In the event of passage of any law or regulation permitting, authorizing or requiring such Loan Document Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to the Lender may prohibit the Borrower from paying the Loan Document Taxes to or for the Lender, the Borrower shall enter into such further instruments as may be permitted by law to obligate the Borrower to pay such Loan Document Taxes.

          (l) Further Assurances. The Borrower, at the request of the Lender, shall execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as the Lender from time to time may request as reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any of the other Loan Documents or to subject the Collateral to the lien and security interests of the Loan Documents or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Loan Documents or in order to exercise or enforce its rights under the Loan Documents.

          (m) Monitoring Compliance. Upon the request of the Lender, from time to time, the Borrower shall promptly provide to the Lender such documents, certificates and other information as may be deemed reasonably necessary to enable the Lender to perform its functions under the Special Pool Purchase Contract.

          (n) Leases. Each unit in each Mortgaged Property will be leased pursuant to the form lease delivered to, and acceptable to, the Lender, with no material modifications to such approved form lease, except as disclosed in writing to the Lender. Each Lease will be for a term of no more than fifteen months; provided, however, that the Borrower may enter into Leases for a month-to-month term or for terms in excess of fifteen months so long as no more

                                     -lxxi-
than (i) 25% of the total units in any one Mortgaged Property, or 10% of the total units in all of the Mortgaged Properties in the Collateral Pool, will be leased for a month-to-month term; (ii) 2% of the total units in all of the Mortgaged Properties in the Collateral Pool will be originally leased for a month-to-month term; and (iii) 25% of the total units in any one Mortgaged Property, or 6% of the total units in all of the Mortgaged Properties in the Collateral Pool, will be leased for a term in excess of fifteen months. No more than 2% of the total Leases for units in the Mortgaged Property in the Collateral Pool will provide for prepayment of more than one month's rent. The Borrower may, from time to time, request increases in the foregoing limitations subject to the Lender's approval, which approval shall not be unreasonably withheld or delayed.

          (o) Appraisals. At the time of the addition of a Mortgaged Property to the Collateral Pool (including an addition as a result of a substitution), and at any time and from time to time thereafter (so long as the Lender reasonably believes that a Material Adverse Effect has or may have occurred with respect to any Mortgaged Property), the Lender shall be entitled to obtain an Appraisal of any Mortgaged Property. The Borrower shall pay all of the Lender's costs of obtaining the Appraisal.

          (p) Change in Senior Management. The Borrower shall give the Lender notice of any change in the identity of any member of Senior Management within 10 Business Days of the occurrence thereof.

          (q) Geographical Diversification. The Borrower shall maintain Mortgaged Properties in the Collateral Pool so that the Geographic Diversification Requirements are satisfied.

          (r) Year 2000 Compliance. The Borrower is taking and will take reasonable efforts to comply with its Year 2000 Plan (as defined in Section 13.2(l)) and to address the Year 2000 Plan on a timely basis. The Borrower will provide the Lender with written notice of any deficiencies it discovers in its Year 2000 Plan or if there is any change in the status, timing or cost of implementing its Year 2000 Plan which would reasonably be expected to result in an Event of Default or a Potential Event of Default or have a Material Adverse Effect. The Lender acknowledges that (i) due to the inherent complexity and nature of the Year 2000 Problem (as defined in Section 13.2(l)), it is impossible to ensure that the Year 2000 Problem will be successfully addressed and (ii) the Year 2000 Plan depends on factors beyond the control of the Borrower (including, without limitation, timely provision of software products and services and upgrades or replacements for embedded control systems by vendors or other providers thereof and the Year 2000 Problem being satisfactorily addressed by other Persons with whom the Borrower does business or conducts its operations).

          (s) Additional Phase at "Oaks in Fairlakes". In connection with the development of additional multifamily residential housing units ("Additional Phase") at the Mortgaged Property known as "Oaks in Fairlakes" (the "Oaks Property"), the Borrower hereby agrees that:

                                    -lxxii-

          (i) Prior to commencing construction of such Additional Phase, the Borrower shall have submitted to the Lender, and the Lender shall have approved:

               (1) true, correct and complete copies of all plans, specifications, working drawings, and related items that provide for and detail the manner of construction of the Additional Phase (the "Plans and Specifications"); and

               (2) a construction schedule showing the commencement and completion of construction of each stage of the Additional Phase (the "Construction Schedule").

          (ii) Prior to commencing construction of the Additional Phase, the Borrower shall certify to the Lender that:

               (1) the Plans and Specifications (A) have received final approval from all Governmental Authorities required to approve such Plans and Specifications and (B) contain sufficient specificity to permit the completion of the Additional Phase;

               (2) the Borrower has the requisite power and the Borrower is in compliance in all respects with all Applicable Law (including all Hazardous Materials Laws) and all Permits, and no notices of violation of any Permit relating to the Oaks Property or the Additional Phase have been issued, entered or received by the Borrower;

               (3)      (A)         there are no Permits that are required or
                                    will become required for the ownership,
                                    construction or operation of the Oaks
                                    Property or the Additional Phase other than the Permits disclosed in writing to and approved by the Lender;

                        (B) such disclosure accurately states the stage in construction by which each such Permit is required to be obtained;

                        (C) each Permit disclosed and described as required to be obtained by the date that this certification is made by the Borrower is in full force and effect and is not subject to any appeals or further proceedings or to any unsatisfied condition that may allow modification or revocation;

                        (D) each Permit disclosed and described as not required to have been obtained by the date that this certification is made by the Borrower is of a type that is granted on application following ministerial review (as opposed to discretionary review or public hearing);

                                    -lxxiii-

                        (E) the Borrower has no reason to believe that any Permit so indicated will not be obtained before it becomes necessary for the ownership, construction or operation of the Oaks Property or the Additional Phase or that obtaining such Permit will result in undue expense or delay; and

                        (F) the Borrower is not in violation of any condition in any Permit.

          (iii) The Borrower agrees and covenants that, at all times after the commencement of construction and prior to the Completion (as hereinafter defined) of the Additional Phase, the Borrower shall:

               (1) take or cause to be taken all actions, make or cause to be made all contracts and do or cause to be done all things necessary to construct and complete the Additional Phase diligently in accordance with the Plans and Specifications, and in any event, complete each stage of the Additional Phase within the applicable time period set forth in the Construction Schedule, subject to such extensions as may be granted by the Lender in its reasonable discretion. The Borrower's completion of the Additional Phase ("Completion") shall be deemed to occur upon the Borrower's receipt of written confirmation from the Lender that the Additional Phase has been completed to the Lender's reasonable satisfaction, which written confirmation shall be issued by the Lender upon the Borrower's satisfaction of each of the following conditions:

                        (A) notwithstanding anything herein or in the Plans and Specifications to the contrary, the quality and class of the improvements comprising the Additional Phase shall be substantially equal to the original quality and class of the other improvements on the Oaks Property;

                        (B) delivery by the Borrower to the Lender of duly executed acknowledgements of payments and releases of mechanics' and materialmen's liens in form and substance satisfactory to the Lender, from the Borrower's general contractor with respect to the Additional Phase and from each other contractor and supplier with respect to the Additional Phase, for all work, services and materials, done, performed or furnished for the construction of the Additional Phase;

                        (C) delivery by the Borrower to the Lender of a so-called "date-down" endorsement to the Title Insurance Policy with respect to the Oaks Property dated on or after the completion date of the Additional Phase and confirming the continuing priority of the Lien of the Security Instrument with respect to the Oaks Property and confirming that the Oaks Property is (a)

                                    -lxxiv-
                                    not subject to any mechanics' or
                                    materialmen's liens and (b) free and clear of all other Liens, except the Permitted Liens (for purposes of this Section 14.2(s), however, Permitted Liens shall not include mechanics' or materialmen's liens referred to in the immediately preceding clause (a));

                        (D) delivery of valid and unconditional certificates of occupancy with respect to all of the Additional Phase; and

                        (E) delivery of a certificate by the Borrower's architect with respect to the Additional Phase, certifying to the Lender that the Additional Phase has been completed in accordance with the Plans and Specifications and in accordance with all applicable zoning, subdivision, building, environmental and land use laws, ordinances, rules, regulations and similar regulations.

               (2) After commencement of construction of the Additional Phase, the Borrower shall not abandon the construction of the Additional Phase or otherwise cease to pursue Completion of the Additional Phase in accordance with standard industry practice.

               (3) The Borrower shall promptly and diligently (a) construct, maintain and operate the Additional Phase and the Oaks Property in compliance with all requirements of Applicable Law (including, but not limited to Hazardous Materials Laws) and (b) procure, maintain and comply with the requirements of all Permits necessary for the construction, maintenance or operation of the Additional Phase and the Oaks Property or any part thereof at or before the time such Permit becomes necessary for the ownership, construction, maintenance or operation of the Additional Phase and the Oaks Property, as the case may be.

               (4) Prior to the Completion of the Additional Phase, the Borrower shall deliver to the Lender, within thirty
                           (30) days following the end of each calendar quarter, a quarterly status report describing in reasonable detail the progress of the construction of the Additional Phase as a whole since the immediately preceding report hereunder, including without limitation, any costs incurred to the end of such quarter, an estimate of the time and costs required to complete the Additional Phase and such other information which the Lender may reasonably request.

               (5) In addition to any insurance required to be obtained by the Borrower under the terms of the Security Instrument with respect to the Oaks Property, at all times prior to Completion of the Additional Phase, the Borrower shall maintain so-called builder's risk insurance with respect to the construction of the Additional Phase, in form, substance

                                     -lxxv-
                           and amount and issued by carriers at all times satisfactory to the Lender. All premiums on such insurance policies shall be paid by the Borrower when due, directly to the carrier and such insurance coverage shall otherwise conform to the requirements of the applicable Security Instrument.

          (t) Creation of Accounts; Delivery of Restricted Account Letters. To the extent that Borrower has failed to do so as of the Initial Closing Date, the Borrower shall, within 60 days after the Initial Closing Date: (i) establish the "Accounts" satisfying the requirements of the Cash Management Agreement; (ii) notify each depository of the grant, pledge and assignment effected by the Cash Management Agreement by executing and delivering to each such depository an irrevocable "Restricted Account Letter" substantially in the form of Exhibit A to the Cash Management Agreement, and delivering to and obtaining a countersigned original of such "Restricted Account Letter" from the respective depository, all in accordance with the requirements of the Cash Management Agreement; (iii) delivering to the Lender a revised Schedule 1 to the Cash Management Agreement, which shall (A) be in form and substance acceptable to the Lender in its discretion and (B) upon acceptance thereof by the Lender, be automatically deemed to supplement and amend the existing Schedule 1 to the Cash Management Agreement and incorporated into the Cash Management Agreement; and
(iv) execute such uniform commercial code financing statements as may be required by the Lender in order to perfect the security interest granted herein in the "Collateral", as defined in the Cash Management Agreement (the requirements in clauses (i) through (iv) being referred to herein as the "Cash Management Post Closing Obligations"). Notwithstanding anything herein to the contrary, the Borrower's failure to satisfy all of the Cash Management Post Closing Obligations within the time period set forth above shall be an Event of Default under this Agreement.

                                   ARTICLE XV
                       NEGATIVE COVENANTS OF THE BORROWER

The Borrower agrees and covenants with the Lender that, at all times during the Term of this Agreement:

SECTION 15.1      Other Activities.  The Borrower shall not:

          (a) either directly or indirectly sell, Transfer, exchange or otherwise dispose of any of its assets except as permitted hereunder, by the Security Instruments or the Cash Management Agreement;

          (b) engage in any business or activity other than in connection with the ownership, management and operation of Multifamily Residential Properties;

          (c) amend its Organizational Documents in any manner inconsistent with the Loan Documents without the prior written consent of the Lender;

          (d)      dissolve or liquidate in whole or in part;

          (e)      merge or consolidate with any Person; or

                                    -lxxvi-

          (f) use, or permit to be used, any Mortgaged Property for any uses or purposes other than as a Multifamily Residential Property.

SECTION 15.2 Value of Security. The Borrower shall not take any action which could reasonably be expected to have any Material Adverse Effect.

SECTION 15.3 Zoning. The Borrower shall not initiate or consent to any zoning reclassification of any Mortgaged Property or seek any variance under any zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could result in the use becoming a nonconforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

SECTION 15.4 Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien on (a) any Mortgaged Property or any part of any Mortgaged Property, except the Permitted Liens or any second priority deed of trust or mortgage executed by the Borrower in favor of Fannie Mae (each, a "Second Security Instrument") which secures the Borrower's obligations under any reimbursement agreement or any related documents which may be entered into by the Borrower with Fannie Mae from time to time in connection with a Swap (in each case, the "Reimbursement Documents"), or (b) any Ownership Interests in the Borrower.

SECTION 15.5      [Intentionally omitted.]

SECTION 15.6 Indebtedness. The Borrower shall not incur or be obligated at any time with respect to aggregate Indebtedness (other than Advances) in excess of $100,000.

SECTION 15.7 Principal Place of Business. The Borrower shall not change its principal place of business or the location of its books and records, each as set forth in Section 25.8, without first giving 30 days' prior written notice to the Lender.

SECTION 15.8 Frequency of Requests. The Borrower shall make all Requests (other than a Future Advance Request) in any calendar month on the same day in the calendar month. Accordingly, once the Borrower makes one or more Requests (other than a Future Advance Request) in a calendar month, it shall not make any further Requests (other than a Future Advance Request) in the calendar month. The Borrower shall have the right, subject to the terms, conditions and limitations of this Agreement, to make a Future Advance Request for a Revolving Advance on any day until the expiration of the Revolving Facility Availability Period and to make a Future Advance for a Base Facility Advance on any day until the expiration of the Base Facility Availability Period.

SECTION 15.9 Change in Property Management. The Borrower shall not change the management agent for any Mortgaged Property except to a management agent which the Lender determines is qualified in accordance with the criteria set forth in
Section 701 of the DUS Guide.

SECTION 15.10 Shelf Condominiums. The Borrower shall not submit any Mortgaged Property to a condominium regime during the Term of this Agreement.

                                    -lxxvii-

SECTION 15.11 Restrictions on Partnership Distributions. The Borrower shall not make any distributions of any nature or kind whatsoever to the owners of its Ownership Interests as such if, at the time of such distribution, an Event of Default has occurred and remains uncured.

SECTION 15.12 Lines of Business. The Borrower shall not engage in any businesses other than the acquisition, ownership, development, construction, leasing, financing or management, directly or indirectly, of Multifamily Residential Properties, and the conduct of these businesses shall not violate the Organizational Documents pursuant to which it is formed.

                                  ARTICLE XVI
                   FINANCIAL COVENANTS OF THE BORROWER PARTIES

Each Borrower Party agrees and covenants with the Lender that, at all times during the Term of this Agreement:

SECTION 16.1 Financial Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         "Annual Service Charge" as of any date means the interest expense in any period for Consolidated Debt of the REIT and its Subsidiaries and the amount of dividends which are payable in respect of any Disqualified Stock.

         "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible or exchangeable for corporate stock), warrants or options to purchase any thereof.

         "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the REIT and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (a) interest on Debt of the REIT and its Subsidiaries,
(b) provision for taxes of the REIT and its Subsidiaries based on income, (c) amortization of debt discount, (d) provisions for gains and losses on properties and property depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (f) amortization of deferred charges.

         "Consolidated Debt" of the REIT or any Subsidiary means any indebtedness of the REIT or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the REIT or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the REIT or any Subsidiary with respect to redemption, repayment or other repurchase of

                                   -lxxviii-
any Disqualified Stock or (v) any lease of property by the REIT or any Subsidiary as lessee which is reflected on the REIT's consolidated financial statements as a capitalized lease in accordance with GAAP to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the REIT's Consolidated Balance Sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the REIT or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the REIT or any Subsidiary).

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt of Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of such debt securities.

         "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of depreciated real estate, net as reflected in the financial statements of the REIT and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Total Assets" as of any date means the sum of (i) the REIT's Undepreciated Real Estate Assets and (ii) all other assets of the REIT determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the REIT and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

SECTION 16.2 Compliance with REIT's Consolidated Debt to Total Assets Ratio. The REIT shall not permit the ratio of Consolidated Debt to Total Assets to exceed 58% at any time.

SECTION 16.3 Compliance with REIT's Consolidated Income Available for Debt Service to Annual Service Charge Ratio. The REIT shall not permit the ratio of Consolidated Income Available for Debt Service to Annual Service Charge for the four consecutive quarters most recently ended prior to the date of such determination, in the aggregate, to be less than 160%.

SECTION 16.4 Cure by REIT of Financial Covenants. If the REIT is in breach of either or both of the covenants set forth in Sections 16.2 and 16.3, then such breach shall not constitute a default hereunder provided that that the Borrower, within 5 days after such breach, delivers Additional Collateral to the Lender in an amount sufficient to cause the Aggregate Loan to Value Ratio to be 60% or less; provided, however, that if, at such time, the Aggregate Debt Service Coverage Ratios are then at 180% or higher, the requirement to deliver Additional Collateral to the Lender shall be waived by the Lender. Any Additional Collateral in the form

                                    -lxxix-
of Cash Collateral (as defined in Section 8.2(d)) which is delivered to the Lender pursuant to this Section 16.4 for application to Advances Outstanding shall be applied in the order and manner set forth in clauses (ii) and (iii) of
Section 8.2(d). Any Cash Collateral held by the Lender as a result of this
Section 16.4 with respect to the repayment of Base Facility Advances then Outstanding will be used by the Borrower to repay maturing Base Facility Advances or released by the Lender to the Borrower in the same manner and subject to the same conditions as set forth in Section 8.2(d).

SECTION 16.5      Additional Collateral.

          (a) In order to comply with certain requirements set forth in this Agreement, the Borrower may deliver to the Lender Additional Collateral. The Additional Collateral may be in the form of an Additional Collateral Letter of Credit (as hereinafter defined) or Permitted Investments acceptable to the Lender. If the Additional Collateral is in the form of an Additional Collateral Letter of Credit, then the Borrower shall, at all times, be in compliance with Sections 16.5(b) through 16.5(g), inclusive, and if the Additional Collateral is in the form of Permitted Investments acceptable to the Lender, then the Borrower shall, at all times, be in compliance with Sections 16.5(h) through 16.5(l), inclusive. Borrower acknowledges that an Additional Collateral Letter of Credit cannot be used for purposes of satisfying the Aggregate Debt Service Coverage Ratios.

          (b) Delivery of Additional Collateral Letter of Credit. In accordance with Section 16.5(a), the Borrower may deliver to the Lender a letter of credit as Additional Collateral (an "Additional Collateral Letter of Credit"). Any Additional Collateral Letter of Credit delivered to the Lender in accordance with this Section 16.5(b) shall be a clean, irrevocable letter of credit, naming the Lender as beneficiary, in an amount sufficient to cause the Borrower to be in compliance with the requirements set forth in this Agreement. Any Additional Collateral Letter of Credit must be issued by an issuer (the "Issuer") that meets the Lender's requirements for ratings of issuers of acceptable letters of credit as set forth in the DUS Guide and must comply with all other requirements for letters of credit contained in the DUS Guide (including furnishing an opinion of counsel relating to the Issuer and the Additional Collateral Letter of Credit). (The term "Additional Collateral Letter of Credit" shall mean the letter of credit delivered to the Lender pursuant to this Section 16.5(b), any replacement letter of credit, and any amendment or renewal of the letter of credit or the replacement letter of credit.) If the Borrower at any time provides a confirming letter of credit, a replacement confirming letter of credit or an amendment or renewal of the confirming letter of credit or the replacement confirming letter of credit, then the term "Additional Collateral Letter of Credit" shall also mean the confirming letter of credit as so amended, renewed or replaced.)

          (c) Additional Collateral Letter of Credit as Additional Collateral. The Borrower agrees that any Additional Collateral Letter of Credit provides collateral for the Notes in addition to the lien of the Security Instruments on the Mortgaged Properties and the other Collateral and, during the continuance of any Event of Default, the Lender shall be entitled to take any action permitted under this Agreement, in addition to pursuing any other remedy the Lender may have with respect to any other Collateral or secured property, including the Mortgaged Properties.

                                     -lxxx-

          (d) Conditions for Providing and Holding an Additional Collateral Letter of Credit.

          (i) Period During Which Borrower Must Renew, Amend or Replace a Specific Additional Collateral Letter of Credit. Until the earliest of (A) payment in full of all sums secured by the Security Instruments and release by the Lender of the liens of the Security Instruments, (B) the date that the Lender fully draws on such Additional Collateral Letter of Credit as permitted by this Agreement (no inference shall be drawn from this clause that the Borrower shall not, at such time or at a later time, be obligated to deliver to the Lender additional Additional Collateral in accordance with the provisions of this Agreement), or (C) the date that such Additional Collateral Letter of Credit is no longer needed by the Borrower to be in compliance with the requirements set forth in this Agreement, the Borrower shall renew, amend or replace such Additional Collateral Letter of Credit in accordance with the terms of this Agreement, to ensure that such Additional Collateral Letter of Credit remains in effect and does not expire.

          (ii) Return of an Additional Collateral Letter of Credit or the Proceeds Thereof. The Lender shall return an Additional Collateral Letter of Credit, or the proceeds of any draws on such Additional Collateral Letter of Credit (less all amounts which have been applied by the Lender pursuant to the terms of this Article XVI) to the Borrower 10 days after the date on which either clause (A) or (C) of Section 16.5(d)(i) is satisfied.

          (iii) Application for Prepayment. If the proceeds of an Additional Collateral Letter of Credit are applied to payment of a portion of the principal amount of a Note, a prepayment premium attributable to such prepaid principal amount shall be due to the Lender to the extent, if any, provided in such Note.

          (e) (i) Renewal or Replacement. At least 30 days prior to the expiration date of any Additional Collateral Letter of Credit, the Borrower shall either (A) cause such Additional Collateral Letter of Credit to be amended to extend its expiration date, or (B) furnish a replacement Additional Collateral Letter of Credit. In either case, the amended Additional Collateral Letter of Credit or the replacement Additional Collateral Letter of Credit must
(x) be in compliance with the requirements for letters of credit under the DUS Guide, and be from an Issuer which meets the Lender's requirements for ratings of issuers of acceptable letters of credit as set forth in the DUS Guide, (y) have a term of 364 days or more (unless a shorter term is approved in writing by the Lender), and (z) be in an amount sufficient to cause the Borrower to be in compliance with the requirements set forth in this Agreement.

          (ii) Review of Rating of Issuer; Replacement of an Additional Collateral Letter of Credit. From time to time, the Lender shall review the rating of any Issuer of the then outstanding Additional Collateral Letter of Credit. If the Lender notifies the Borrower that at the time of any such review the issuing bank does not meet Lender's requirements for ratings of issuers of acceptable letters of credit as set forth in the DUS Guide, the Borrower shall replace such

                                    -lxxxi-
                  outstanding Additional Collateral Letter of Credit with an Additional Collateral Letter of Credit that complies with all of the requirements set forth in the DUS Guide, no later than 30 days after the Lender's notice to the Borrower, unless such outstanding Additional Collateral Letter of Credit would expire prior to such 30-day period, in which case the Borrower shall provide the replacement Additional Collateral Letter of Credit no later than 5 Business Days prior to the expiration date of such outstanding Additional Collateral Letter of Credit.

          (iii) Draw on an Additional Collateral Letter of Credit. If the Borrower does not provide an amendment to, or replacement of, an Additional Collateral Letter of Credit when required pursuant to Section 16.5(e)(i) or (ii) above, as the case may be, which amended or replacement Additional Collateral Letter of Credit satisfies all of the requirements of Sections 16.5(e)(i) and (ii) above, the Lender shall draw the full amount of the Additional Collateral Letter of Credit and hold and apply the proceeds as permitted hereunder and, in such event, no Event of Default shall be deemed to exist by virtue of the Borrower's failure to comply with said Sections 16.5(e)(i) and (ii).

          (f) (i) Remedies. During the continuance of an Event of Default, the Lender shall be entitled, in its sole and absolute discretion, to:

               (1) Draw on any Additional Collateral Letter of Credit and hold the proceeds of such Additional Collateral Letter of Credit as additional cash Collateral;

               (2) Draw on any Additional Collateral Letter of Credit and apply all or any portion of the proceeds of such Additional Collateral Letter of Credit to payment of the unpaid principal amount of any Note, the Credit Facility Termination Fee resulting therefrom, if any, and the prepayment premium, if any (calculated as provided in the Note) on the principal amount prepaid; provided, however, that such application of proceeds shall not cure or be deemed to cure any default;

               (3) Draw on any Additional Collateral Letter of Credit and apply all or any portion of the proceeds of such Additional Collateral Letter of Credit to reimburse the Lender for any losses or expenses (including legal fees) suffered or incurred by the Lender as a result of such default; and/or

               (4) Exercise all rights and remedies available to the Lender at law or in equity or under any of the Loan Documents (including this Section 16.5).

          (ii)    No Obligation to Apply Proceeds; No Cure. Nothing in this
                  Section 16.5 shall obligate the Lender to apply all or any portion of the proceeds of any Additional Collateral Letter of Credit to cure any default under the Loan Documents or to reduce the indebtedness evidenced by any Note. No

                                    -lxxxii-
                   application of proceeds of any Additional Collateral Letter of Credit by Lender shall be deemed to cure any default.

          (g)      Proceeds of an Additional Collateral Letter of Credit.

          (i) Providing Replacement Additional Collateral Letter of Credit after a Draw. Provided that Borrower is not otherwise in default under any of the Loan Documents (including the Security Instruments), after the Lender has drawn on any Additional Collateral Letter of Credit, but prior to application of proceeds, the Lender may, but is not obligated to, permit the Borrower to provide a replacement Additional Collateral Letter of Credit that complies with all the requirements set forth in the DUS Guide and in Section 16.5(e)(i), in which case the Lender shall return the proceeds of the draw to the Borrower, less the Lender's costs and expenses (including reasonable attorneys' fees and expenses).

          (ii) Proceeds Held in Account(s). If the Lender draws on any Additional Collateral Letter of Credit and holds the proceeds, such funds shall be held by the Lender as cash Collateral in accordance with a security agreement and other documents in form and substance acceptable to the Lender.

          (iii) No Obligation to Draw or to Apply Proceeds. The Lender shall not be obligated to draw on any Additional Collateral Letter of Credit upon any default under any of the Loan Documents or apply the proceeds of any draw on any Additional Collateral Letter of Credit to cure a default under the Loan Documents. The Lender may hold any Additional Collateral Letter of Credit or the proceeds of any Additional Collateral Letter of Credit until the date for return as determined pursuant to Section 16.5(d)(ii), or apply all or any portion of the proceeds as permitted by this Agreement or any of the Loan Documents and hold any remaining proceeds until the date for return determined under Section 16.5(d)(ii).

          (h) Delivery of Permitted Investments. In accordance with Section 16.5(a), the Borrower may pledge to the Lender Permitted Investments acceptable to the Lender as Additional Collateral ("Additional Collateral Permitted Investments"). (The term "Additional Collateral Permitted Investments" shall mean the Additional Collateral Permitted Investments pledged to the Lender pursuant to this Section 16.5(h), any certificates and instruments, if any, from time to time representing or evidencing such Additional Collateral Permitted Investments, all investments from time to time representing or evidencing such Additional Collateral Permitted Investments and all certificates and instruments, if any, from time to time representing or evidencing such investments, all instruments from time to time delivered to or otherwise possessed by the Lender in substitution for or in addition to any or all of the then-existing Additional Collateral Permitted Investments, and all cash and noncash proceeds and products of any of the foregoing).

          (i) Additional Collateral Permitted Investments as Additional Collateral. The Borrower agrees that any Additional Collateral Permitted Investments provides collateral

                                   -lxxxiii-
for the Notes in addition to the lien of the Security Instruments on the Mortgaged Properties and the other Collateral and, during the continuance of any Event of Default, the Lender shall be entitled to take any action permitted under this Agreement, in addition to pursuing any other remedy the Lender may have with respect to any other Collateral or secured property, including the Mortgaged Properties.

          (j) Conditions for Providing and Holding Additional Collateral Permitted Investments.

          (i) Period During Which Borrower Must Provide Specific Additional Collateral Permitted Investments. Until the earliest of (A) payment in full of all sums secured by the Security Instruments and release by the Lender of the liens of the Security Instruments, or (B) the date that such Additional Collateral Permitted Investments are no longer needed by the Borrower to be in compliance with the requirements set forth in this Agreement, the Borrower shall continue to provide such Additional Collateral Permitted Investments in accordance with the terms of this Agreement.

          (ii) Return of Additional Collateral Permitted Investments. The Lender shall return such Additional Collateral Permitted Investments (less all amounts which have been applied by the Lender pursuant to the terms of this Article XIV) to the Borrower 10 days after the date on which either clause (A) or
                  (B) of Section 16.5(j)(i) is satisfied.

          (iii) Application for Prepayment. If the proceeds of any Additional Collateral Permitted Investments are applied to payment of a portion of the principal amount of a Note, a prepayment premium attributable to such prepaid principal amount shall be due to the Lender to the extent, if any, provided in such Note.

          (k) (i) Remedies. During the continuance of an Event of Default, the Lender shall be entitled, in its sole discretion, to:

               (1) Liquidate any Additional Collateral Permitted Investments and hold the proceeds of such Additional Collateral Permitted Investments as additional cash Collateral;

               (2) Liquidate any Additional Collateral Permitted Investments and apply all or any portion of the proceeds of such Additional Collateral Permitted Investments to payment of the unpaid principal amount of any Note, the Credit Facility Termination Fee resulting therefrom, if any, and the prepayment premium, if any (calculated as provided in such Note) on the principal amount prepaid; provided, however, that such application of proceeds shall not cure or be deemed to cure any default;

               (3) Liquidate any Additional Collateral Permitted Investments and apply all or any portion of the proceeds of such Additional Collateral

                                    -lxxxiv-

                           Permitted Investments to reimburse the Lender for any losses or expenses (including legal fees) suffered or incurred by the Lender as a result of such default; and/or

               (4) Exercise all rights and remedies available to the Lender at law or in equity or under any of the Loan Documents (including this Section 16.5).

          (ii)    No Obligation to Apply Proceeds; No Cure. Nothing in this
                  Section 16.5 shall obligate the Lender to apply all or any portion of the proceeds of any Additional Collateral Permitted Investments to cure any default under the Loan Documents or to reduce the indebtedness evidenced by any Note. No application of proceeds of any Additional Collateral Permitted Investments by Lender shall be deemed to cure any default.

          (l) Proceeds of Additional Collateral Permitted Investments. The Lender shall not be obligated to liquidate any Additional Collateral Permitted Investments upon any default under any of the Loan Documents or apply any Additional Collateral Permitted Investments to cure a default under the Loan Documents. The Lender may hold any Additional Collateral Permitted Investments or the proceeds of any Additional Collateral Permitted Investments until the date for return as determined pursuant to Section 16.5(j)(ii), or apply all or any portion of the proceeds as permitted by this Agreement or any of the Loan Documents and hold any remaining proceeds until the date for return determined under Section 16.5(j)(ii).

                                  ARTICLE XVII
                         REPRESENTATIONS AND WARRANTIES
                             AND COVENANTS BY LENDER

SECTION 17.1 Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Borrower Parties as follows:

          (a) Due Organization. The Lender is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Massachusetts.

          (b) Power and Authority. The Lender has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

          (c) Due Authorization. The execution and delivery by the Lender of this Agreement, and the consummation by it of the transactions contemplated thereby, and the performance by it of its obligations thereunder, have been duly and validly authorized by all necessary action and proceedings by it or on its behalf.


SECTION 17.2 Determination of Allocable Credit Facility Amount and Valuations.

          (a) The Lender shall determine the Allocable Credit Facility Amount for each Mortgaged Property on the Initial Closing Date, annually thereafter on or before

                                    -lxxxv-

December 31 of each year and at the time of any addition, release or substitution of Collateral. Once each Loan Year, within 20 Business Days after the Borrower Parties have delivered to the Lender the reports required in Sections 14.1(d)(i) and (ii), the Lender shall perform a Valuation for each of the Mortgaged Properties and determine the Aggregate Debt Service Coverage Ratios and Aggregate Loan to Value Ratio. If the Lender decides that changed market or property conditions warrant, the Lender may determine new Allocable Credit Facility Amounts and Valuations at any other times. The Lender shall determine Capitalization Rates when determining Valuations in its sole and absolute discretion on the basis of its internal survey and analysis of capitalization rates for comparable sales in the vicinity of the Mortgaged Property, with such adjustments as the Lender deems appropriate and shall not be obligated to use any information provided by the Borrower. The Lender shall promptly disclose its determinations to the Borrower. Until redetermined, the Allocable Credit Facility Amounts and Valuations determined by the Lender shall remain in effect. In performing a Valuation of a Multifamily Residential Property to be added to the Collateral Pool (including an addition as part of a substitution), the Lender shall be entitled to obtain an Appraisal. The Lender shall also have the right to obtain an Appraisal in connection with the redetermination of a Valuation of a Mortgaged Property, but only if the Lender is unable to determine a Capitalization Rate for such Mortgaged Property and then only if the Lender has not obtained an Appraisal for such Mortgaged Property within the prior year.

          (b) If the Borrower disagrees with the Lender's Valuation of any Mortgaged Property, the Borrower shall have the right to substitute for the Capitalization Rate determined by the Lender with a new Capitalization Rate based on a capitalization rate study conducted by an appraiser, provided the Borrower gives notice to the Lender of its desire to substitute a new Capitalization Rate for the Lender's Capitalization Rate within 15 Business Days after the Borrower receives the Lender's determinations. In such event the Borrower and the Lender shall determine the Capitalization Rate in accordance with the following procedure:

          (i) the Lender shall give the Borrower a list of approved appraisers for the local market in which the Multifamily Residential Property is located within 10 Business Days after the date on which the Borrower gives the Lender its notice;

          (ii) the Borrower shall select an appraiser within 10 Business Days after the date on which the Lender gives the Borrower the list of Lender-approved appraisers;

          (iii) the Lender shall engage the appraiser selected by the Borrower pursuant to clause (ii) to perform the capitalization rate study within 10 Business Days after the date on which the Borrower makes its selection; and

          (iv) the Borrower shall pay all out-of-pocket fees and expenses of obtaining the capitalization rate study, whether incurred by the Borrower or the Lender.

If the Borrower elects to substitute a new Capitalization Rate for the Lender's Capitalization Rate, the new Capitalization Rate shall be used to determine the Valuation for the Mortgaged Property and, until the earlier of (A) the 30th day after the date on which the appraiser is

                                    -lxxxvi-
engaged by the Lender or (B) the date on which the new Capitalization Rate is determined, the Valuation of the Mortgaged Property in effect immediately prior to the Lender's Valuation shall continue to be in effect. In the event the new Capitalization Rate is not determined on or before the 30th day after which the appraiser is engaged by the Lender, then, commencing on such 30th day, and continuing until the new Capitalization Rate is determined, the Valuation based on the Lender's determination of the Capitalization Rate shall be in effect.

                                 ARTICLE XVIII
                                      FEES

SECTION 18.1 Standby Fee. The Borrower shall pay a Standby Fee to the Lender for the period from the date of this Agreement to the end of the Term of this Agreement. The Standby Fee shall be payable monthly, in arrears, on the first Business Day following the end of the month, except that the Standby Fee for the last month during the Term of this Agreement shall be paid on the last day of the Term of this Agreement. The Standby Fee for a month shall be an amount equal to the product obtained by multiplying: (i) 1/12, by (ii) 28 basis points, by
(iii) the Unused Capacity for such month. The term "Unused Capacity" means, for any month, the sum of the daily average during such month of the undrawn amount of the Maximum Credit Facility Commitment (i.e., the sum of Base Facility Commitment and Revolving Facility Commitment) available under this Agreement for the making of Advances, without regard to any unclosed Requests or to the fact that a Request must satisfy conditions precedent.

SECTION 18.2      Origination Fees.

          (a) Initial Origination Fee. The Borrower shall pay to the Lender an origination fee ("Initial Origination Fee") equal to $1,800,000 (which is equal to the product obtained by multiplying (i) the Maximum Credit Facility Commitment as of the date of this Agreement ($300,000,000), by (ii) 60 basis points). The Borrower shall pay a portion of the Initial Origination Fee, in the amount of $1,705,350, on or before the Initial Closing Date. The remainder of the Initial Origination Fee, in the amount of $94,650, shall be due and payable to the Lender, in whole or in part, when one or more Additional Mortgaged Properties or Substituted Mortgaged Properties, are added to the Collateral Pool to increase the amount available to be borrowed under the Credit Facility (each, an "Additional Origination Fee"). The amount of the Additional Origination Fee that shall be paid, in each instance, will be in an amount equal to the product of: (i) the increase in the amount available to be borrowed under the Credit Facility up to the amount which, when added to the amount already available to be borrowed under the Credit Facility, equals the initial Maximum Credit Facility Commitment of $300,000,000, and (ii) 30 basis points. The origination fee that is payable in connection with any increase in the Maximum Credit Facility Commitment beyond $300,000,000 shall be governed by Section 18.2(b).

          (b) Expansion Origination Fee. Upon the Closing of the Oaks in Fairlakes Commitment Increase pursuant to Section 9.2 or upon the Closing of any Additional Commitment Increase pursuant to Section 9.3, the Borrower shall pay to the Lender an origination fee ("Expansion Origination Fee") equal to the product obtained by multiplying (i) the increase in the then-existing Maximum Credit Facility Commitment made on such Closing

                                   -lxxxvii-

Date, by (ii) 60 basis points. The Borrower shall pay the applicable Expansion Origination Fee on or before the Closing Date for the Oaks in Fairlakes Commitment Increase or any Additional Commitment Increase, as the case may be.

SECTION 18.3      Due Diligence Fees.

          (a) Initial Due Diligence Fees. The Borrower shall pay to the Lender actual due diligence fees (including reasonable legal fees and expenses relating to due diligence and the closing of this Agreement and the Initial Advance) ("Initial Due Diligence Fees") with respect to the Initial Mortgaged Properties (such Initial Due Diligence Fees are estimated by the Lender to be equal to a sum of the product obtained by multiplying -

               (1)         $13,500, by

               (2) the number of Initial Mortgaged Properties, but such estimate shall not be used to provide a ceiling or a floor on the amount of the actual Fees).

The Borrower has previously paid to the Lender a portion of the estimated amount of Initial Due Diligence Fees. On or prior to the Initial Closing Date, the Lender shall notify the Borrower of the actual amount of the Initial Due Diligence Fees and the Borrower shall pay to the Lender the remainder of such Initial Due Diligence Fees (if the actual amount of such Fee exceeds the portion of the estimated amount previously paid by the Borrower) or the Lender shall return to the Borrower the excess payment of such Fees (if the actual amount of such Fees is less than the portion of the estimated amount previously paid by the Borrower). The Borrower acknowledges and agrees that the Initial Due Diligence Fees shall include a fee payable to Fannie Mae in an amount equal to $1500 times the number of Initial Mortgaged Properties.

          (b) Additional Due Diligence Fees for Additional/Substituted Collateral. The Borrower shall pay to the Lender additional actual due diligence fees (including reasonable legal fees and expenses related to due diligence and the Closing of such Request) (the "Additional/Substituted Collateral Due Diligence Fees") with respect to each Additional Mortgaged Property or Substituted Mortgaged Property (such Additional/Substituted Collateral Due Diligence Fees are estimated by the Lender to be $13,500, but such estimate shall not be used to provide a ceiling or a floor on the amount of the actual
Fees). The Borrower shall pay the estimated amount of $13,500 as the Additional/Substituted Collateral Due Diligence Fees for the Additional Mortgaged Property or the Substituted Mortgaged Property, as applicable, to the Lender on the date on which it submits the Collateral Addition Request or the Collateral Substitution Request for the addition of the Additional Mortgaged Property or the Substituted Mortgaged Property, as applicable, to the Collateral Pool. Prior to the Closing of such Request, the Lender shall notify the Borrower of the actual amount of the Additional/Substituted Due Diligence Fees and on or prior to the Closing of such Request, the Borrower shall pay to the Lender the remaining balance of such Fees (if the actual amount of such Fees exceeds the estimated amount previously paid by the Borrower) or the Lender shall return to the Borrower the excess payment of such Fees (if the actual amount of such Fees is less than the estimated amount previously paid by the Borrower). The Borrower acknowledges and agrees that the Additional/Substituted Collateral Due Diligence Fees shall

                                   -lxxxviii-
include a fee payable to Fannie Mae in an amount equal to $1500 times each Additional Mortgaged Property or Substituted Mortgaged Property.

SECTION 18.4      Legal Fees and Expenses.

          (a) Initial Legal Fees. The Borrower shall pay, or reimburse the Lender for, all out-of-pocket legal fees and expenses incurred by the Lender and by Fannie Mae in connection with the preparation, review and negotiation of this Agreement and any other Loan Documents executed on the date of this Agreement. On the date of this Agreement, the Borrower shall pay all such legal fees and expenses not previously paid or for which funds have not been previously provided.

          (b) Fees and Expenses Associated with Requests. The Borrower shall pay, or reimburse the Lender for, all costs and expenses incurred by the Lender, including the out-of-pocket legal fees and expenses reasonably incurred by the Lender in connection with the preparation, review and negotiation of all documents, instruments and certificates to be executed and delivered in connection with each Request, the performance by the Lender of any of its obligations with respect to the Request, the satisfaction of all conditions precedent to the Borrower's rights or the Lender's obligations with respect to the Request, and all transactions related to any of the foregoing, including the cost of title insurance premiums and applicable recordation and transfer taxes and charges and all other costs and expenses in connection with a Request. The obligations of the Borrower under this subsection shall be absolute and unconditional, regardless of whether the transaction requested in the Request actually occurs. The Borrower shall pay such costs and expenses to the Lender on the Closing Date for the Request, or, as the case may be, after demand by the Lender when the Lender determines that such Request will not close.

SECTION 18.5 MBS-Related Rollover Costs. The Borrower shall be required to pay to the Lender the following fees with respect to a rollover of a maturing Revolving Advance on any given day:

          (a) with respect to the first rollover of a maturing Revolving Advance to be made by the Lender on such day, a fee equal to the lesser of: (i) the actual expenses incurred by the Lender with respect to such rollover Revolving Advance, as reasonably determined by the Lender, or (ii) $2500; and

          (b) with respect to each additional rollover of a maturing Revolving Advance to be made by the Lender on such day, a fee equal to the lesser of: (i) the actual expenses incurred by the Lender with respect to such rollover Revolving Advance, as reasonably determined by the Lender, or (ii) $1000.

SECTION 18.6 Failure to Close any Request. If the Borrower makes a Request and fails to close on the Request for any reason other than the default by the Lender, then the Borrower shall pay to the Lender all actual damages (excluding consequential, punitive or exemplary damages) incurred by the Lender in connection with the failure to close including, notwithstanding anything to the contrary contained herein, and without limitation, all breakage costs incurred or suffered by the Lender and any and all other losses or damages arising out of

                                    -lxxxix-
contractual obligations or commitments to third parties incurred or suffered by the Lender as a result of the Borrower's failure to close on the Request.

SECTION 18.7 Other Fees. The Borrower shall pay the following additional fees and payments, if and when required pursuant to the terms of this Agreement:

          (a) The Collateral Substitution Fee, pursuant to Section 7.3(e), in connection with the addition of a Substituted Mortgaged Property into the Collateral Pool in replacement of a Mortgaged Property pursuant to Article VII;

          (b) The Collateral Addition Fee, pursuant to Section 6.3(b), in connection with the addition of an Additional Mortgaged Property into the Collateral Pool pursuant to Article VI;

          (c) All or the applicable portion of the Release Price which is required by Sections 8.2(c) and 8.2(d) to be paid by the Borrower to the Lender in connection with the release of a Mortgaged Property from the Collateral Pool pursuant to Article VIII;

          (d) The Revolving Facility Termination Fee, pursuant to Section 10.3(b) in connection with a complete or partial termination of the Revolving Facility pursuant to Article X; and

          (e) The Credit Facility Termination Fee, pursuant to Section 11.3(b), in connection with the termination of the Credit Facility pursuant to Article XI.

                                  ARTICLE XIX
                               EVENTS OF DEFAULT

SECTION 19.1 Events of Default. Each of the following events shall constitute an "Event of Default" under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of a Borrower Party, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority:

          (a) the occurrence of a default under any Loan Document beyond any cure period set forth therein; or

          (b) the failure by the Borrower to pay when due any amount payable by the Borrower under the Notes, any Security Instrument, this Agreement, any other Loan Document, any Reimbursement Documents or any Second Security Instrument, including any fees, costs or expenses; or

          (c) the failure by any Borrower Party to perform or observe any covenant set forth in Section 14.1(g), Section 14.2(e), or Sections 15.1 through 15.4, inclusive, 15.9 or 15.11 or to perform any obligation of the Borrower under any Reimbursement Documents or any Second Security Instrument after the expiration of any notice and/or cure period provided therein; or

                                      -xc-

          (d) (i) the failure by any Borrower Party to perform or observe any covenant set forth in Section 14.1 (other than 14.1(g)), Sections 14.2 (a), (b),
(c), (f), (g), (h), (i), (j) through (q), inclusive, or Section 15.7, 15.10 or
15.12 within 30 days after receipt of notice from the Lender, or (ii) the failure by the Borrower to perform or observe the covenant set forth in Section
15.6 within 30 days after its breach of such covenant; or

          (e) any warranty, representation or other written statement made by or on behalf of a Borrower Party contained in this Agreement, any other Loan Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date when made or deemed made; or

          (f) any other Indebtedness in an aggregate amount in excess of $150,000 of the Borrower or assumed by the Borrower (i) is not paid when due nor within any applicable grace period in any agreement or instrument relating to such Indebtedness or (ii) becomes due and payable before its normal maturity by reason of a default or event of default, however described, or any other event of default shall occur and continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or

          (g) (i) A Borrower Party shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that the Borrower Party has no liability or obligations under this Agreement or any other Loan Document to which it is a party; or (H) take any action for the purpose of effecting any of the foregoing; or (ii) a case or other proceeding shall be commenced against a Borrower Party in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding upon or composition or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower Party, or of all or a substantial part of the property, domestic or foreign, of the Borrower Party and any such case or proceeding shall continue undismissed or unstayed for a period of 90 consecutive calendar days, or any order granting the relief requested in any such case or proceeding against the Borrower Party (including an order for relief under such Federal bankruptcy laws) shall be entered; or

          (h) if any provision of this Agreement or any other Loan Document or the lien and security interest purported to be created hereunder or under any Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on any Borrower Party, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Loan Document shall be contested by any Borrower Party seeking to

                                     -xci-
establish the invalidity or unenforceability hereof or thereof, or any Borrower Party shall deny that it has any further liability or obligation hereunder or thereunder; or

          (i) (i) the execution by the Borrower of a chattel mortgage or other security agreement on any materials, fixtures or articles used in the construction or operation of the improvements located on any Mortgaged Property or on articles of personal property located therein, or (ii) if any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the ownership thereof will not vest unconditionally in the Borrower free from encumbrances, or (iii) if the Borrower does not furnish to the Lender upon request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which the Borrower claims title to such materials, fixtures, or articles; or

          (j) the failure, upon request, to furnish to the Lender the results of official searches made by any Governmental Authority, or the failure by the Borrower to comply with any requirement of any Governmental Authority within 30 days after written notice of such requirement shall have been given to the Borrower by such Governmental Authority; provided that, if action is commenced and diligently pursued by the Borrower within such 30 days, then the Borrower shall have such additional time to comply with such requirement as is permitted by the Governmental Authority; or

          (k) a dissolution or liquidation for any reason (whether voluntary or involuntary) of any Borrower Party; or

          (l) any judgment against any Borrower Party, any attachment or other levy against any portion of any Borrower Party's assets with respect to a claim
(i) in the case of the Borrower, in an amount in excess of $250,000 individually and/or $500,000 in the aggregate or (ii) in the case of the REIT, in an amount in excess of $2,500,000 individually and/or $5,000,000 in the aggregate, which remains unpaid, unstayed on appeal, undischarged, unbonded, not fully insured or undismissed for a period of sixty (60) days; or

          (m) the failure by the Borrower to cause the Gross Revenues with respect to any Mortgaged Property to be deposited into the applicable Pledgee Account in accordance with the requirements of the Cash Management Agreement; or

          (n) The failure of any Borrower Party to perform or observe any of its respective Financial Covenants in Sections 16.2 and 16.3, if not cured in accordance with Section 16.4, which failure shall continue for a period of 30 days after the date on which the Borrower Party receives a notice from the Lender specifying the failure; or

          (o) Any of the following occurs without the prior written consent of the Lender, which consent may be granted or denied, in Lender's sole and absolute discretion (which consent may, among other things, be conditioned upon the payment by the Borrower to the Lender of a fee equal to 1% of the then-existing Maximum Credit Facility Amount):

          (i) any Ownership Interests in the Borrower are Transferred, if such Transfer will result in a breach of Section 14.1(g);

                                     -xcii-

          (ii) any Ownership Interests in SCA - North Carolina (1) Incorporated, a Maryland corporation, or in SCA North Carolina
                  (2) Incorporated, a Maryland corporation are Transferred; or

          (iii)   a Change in Control in the REIT occurs; or

          (p) the failure by any Borrower Party to perform or observe any term, covenant, condition or agreement hereunder, other than as set forth in subsections (a) through (o) above, or in any other Loan Document, within 30 days after receipt of notice from the Lender identifying such failure; provided, however, that if in the Lender's judgment, (i) the cure of such failure requires a period in excess of 30 days, (ii) such failure will not result in a Material Adverse Effect, and (iii) corrective action is instituted by the Borrower Party within such period and pursued diligently and in good faith, then such failure shall not constitute an Event of Default unless such failure is not cured by the Borrower Party within sixty (60) days after receipt of notice from the Lender identifying such failure.


                                   ARTICLE XX
                                    REMEDIES

SECTION 20.1 Remedies; Waivers. Upon the occurrence of an Event of Default, the Lender may do any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by the Borrower):

          (a) by written notice to the Borrower, to be effective upon dispatch, terminate the Maximum Credit Facility Commitment and declare the principal of, and interest on, the Advances and all other sums owing by the Borrower to the Lender under any of the Loan Documents forthwith due and payable, whereupon the Maximum Credit Facility Commitment will terminate and the principal of, and interest on, the Advances and all other sums owing by the Borrower to the Lender under any of the Loan Documents will become forthwith due and payable.

          (b) The Lender shall have the right to pursue any other remedies available to it under any of the Loan Documents.

          (c) The Lender shall have the right to pursue all remedies available to it at law or in equity, including obtaining specific performance and injunctive relief.

SECTION 20.2 Waivers; Rescission of Declaration. The Lender shall have the right, to be exercised in its complete discretion, to waive any breach hereunder (including the occurrence of an Event of Default), by a writing setting forth the terms, conditions, and extent of such waiver signed by the Lender and delivered to the Borrower Parties. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the waiver and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

SECTION 20.3 The Lender's Right to Protect Collateral and Perform Covenants and Other Obligations. If any Borrower Party fails to perform the covenants and agreements contained

                                    -xciii-
in this Agreement or any of the other Loan Documents, then the Lender at the Lender's option may make such appearances, disburse such sums and take such action as the Lender deems necessary, in its sole discretion, to protect the Lender's interest, including (i) disbursement of attorneys' fees, (ii) entry upon the Mortgaged Property to make repairs and Replacements, (iii) procurement of satisfactory insurance as provided in Section 19 of the Security Instrument encumbering the Mortgaged Property, and (iv) if the Security Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of the Borrower and the curing of any default of the Borrower in the terms and conditions of the ground lease. Any amounts disbursed by the Lender pursuant to this Section 20.3, with interest thereon, shall become additional indebtedness of the Borrower secured by the Loan Documents. Unless the Borrower and the Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate (as defined in the Revolving Facility Note), unless collection from the Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law. Nothing contained in this
Section 20.3 shall require the Lender to incur any expense or take any action hereunder.

SECTION 20.4 No Remedy Exclusive. Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents or existing at law or in equity.

SECTION 20.5 No Waiver. No delay or omission to exercise any right or power accruing under any Loan Document upon the happening of any Event of Default or Potential Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

SECTION 20.6 No Notice. In order to entitle the Lender to exercise any remedy reserved to the Lender in this Article, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of this Agreement or any of the other Loan Documents.

SECTION 20.7 Application of Payments. Except as otherwise expressly provided in the Loan Documents, and unless applicable law provides otherwise, (i) all payments received by the Lender from any of the Borrower Parties under the Loan Documents shall be applied by the Lender against any amounts then due and payable under the Loan Documents by any of the Borrower Parties, in any order of priority that the Lender may determine and (ii) the Borrower shall have no right to determine the order of priority or the allocation of any payment it makes to the Lender.

                                  ARTICLE XXI
                              RIGHTS OF FANNIE MAE

SECTION 21.1 Special Pool Purchase Contract. The Borrower Parties acknowledge that Fannie Mae is entering into an agreement with the Lender ("Special Pool Purchase Contract"),

                                     -xciv-
pursuant to which, inter alia, (i) the Lender shall agree to assign all of its rights under this Agreement to Fannie Mae, (ii) Fannie Mae shall accept the assignment of the rights, (iii) subject to the terms, limitations and conditions set forth in the Special Pool Purchase Contract, Fannie Mae shall agree to purchase each Advance issued under this Agreement by issuing to the Lender a Fannie Mae MBS, in the amount and for a term equal to the Advance purchased and backed by an interest in the Note and the Collateral Pool securing the Notes,
(iv) the Lender shall agree to assign to Fannie Mae all of the Lender's interest in the Notes and Collateral Pool securing the Notes, and (v) the Lender shall agree to service the loans evidenced by the Notes.

SECTION 21.2 Assignment of Rights. The Borrower Parties acknowledge and consent to the assignment to Fannie Mae of all of the rights of the Lender under this Agreement and all other Loan Documents, including the right and power to make all decisions on the part of the Lender to be made under this Agreement and the other Loan Documents, but Fannie Mae, by virtue of this assignment, shall not be obligated to perform the obligations of the Lender under this Agreement or the other Loan Documents.

SECTION 21.3 Release of Collateral. The Borrower Parties hereby acknowledge that, after the assignment of Loan Documents contemplated in Section 21.2, the Lender shall not have the right or power to effect a release of any Collateral pursuant to Articles VII, VIII or XI. The Borrower Parties acknowledge that the Security Instruments provide for the release of the Collateral under Articles VII, VIII and XI. Accordingly, the Borrower Parties shall not look to the Lender for performance of any obligations set forth in Articles VII, VIII and XI, but shall look solely to the party secured by the Collateral to be released for such performance. The Lender represents and warrants to the Borrower Parties that the party secured by the Collateral shall be subject to the release provisions contained in Articles VII, VIII and XI by virtue of the release provisions in each Security Instrument.

SECTION 21.4 Replacement of Lender. At the request of Fannie Mae, the Borrower Parties and the Lender shall agree to the assumption by another lender designated by Fannie Mae, of all of the obligations of the Lender under this Agreement and the other Loan Documents, and/or any related servicing obligations, and, at Fannie Mae's option, the concurrent release of the Lender from its obligations under this Agreement and the other Loan Documents, and/or any related servicing obligations, and shall execute all releases, modifications and other documents which Fannie Mae determines are necessary or desirable to effect such assumption.

SECTION 21.5 Fannie Mae and Lender Fees and Expenses. The Borrower Parties agree that any provision providing for the payment of fees, costs or expenses incurred or charged by the Lender pursuant to this Agreement shall be deemed to provide for the Borrower's payment of all fees, costs and expenses incurred or charged by the Lender or Fannie Mae in connection with the matter for which fees, costs or expenses are payable.

SECTION 21.6 Third-Party Beneficiary. The Borrower Parties hereby acknowledge and agree that Fannie Mae is a third party beneficiary of all of the representations, warranties and covenants made by any Borrower Parties to, and all rights under this Agreement conferred upon, the Lender, and, by virtue of its status as third-party beneficiary and/or assignee of the

                                     -xcv-

Lender's rights under this Agreement, Fannie Mae shall have the right to enforce all of the provisions of this Agreement against the Borrower Parties.


                                  ARTICLE XXII
                        INSURANCE, REAL ESTATE TAXES AND
                              REPLACEMENT RESERVES

SECTION 22.1      Insurance and Real Estate Taxes.

          (a)     Imposition Deposits.

          (i) The Borrower shall deposit with the Lender, on or before the Initial Closing Date, cash in an amount equal to the highest aggregate monthly amount which would have been in escrow for Taxes and insurance premiums if individual escrow accounts were established for each Mortgaged Property in the Collateral Pool as of the Initial Closing Date, as such amount is determined by the Lender based on the DUS Guide. The amounts deposited under the preceding sentence are collectively referred to as the "Imposition Deposits." On or before the first day of each Loan Year after the Initial Closing Date, and on or before the Closing Date of a Collateral Substitution Request, a Collateral Addition Request or a Collateral Release Request, if the Lender determines, based on the foregoing methodology, that a modified amount is required to be deposited with the Lender as Imposition Deposits, the Borrower shall deposit any deficiency with the Lender, or the Lender shall release any overage to the Borrower, provided that, in the case of the latter, no Event of Default or Potential Event of Default then exists hereunder. The Borrower shall, subject to the Borrower's right to contest under Section 15(d) of the Security Instruments, pay each Imposition relating to a Mortgaged Property before the last date upon which such payment may be made without any penalty or interest charge being added. Subject to the Borrower's right to contest under
                  Section 15(d) of the Security Instruments, the Borrower shall deliver to the Lender evidence that the Borrower has paid each Imposition within thirty days after making such payment.

          (ii) Imposition Deposits shall be held in an institution (which may be the Lender, if the Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency. The Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. So long as no Event of Default or Potential Event of Default has occurred and is continuing, the Lender shall release, or cause to be released, to the Borrower, not more frequently than once each month, interest on the Imposition Deposits at a per annum rate equal to LIBOR (as hereinafter defined) minus .65%, but not to exceed the actual amount of interest and other income earned by the Lender on the Imposition Deposits during such period of time. The Borrower hereby pledges and grants to the Lender a security interest in the Imposition Deposits

                                     -xcvi-
                  as additional security for all of the Obligations under this Agreement and the other Loan Documents. Any amounts deposited with the Lender under this Section 22.1 shall not be trust funds, nor shall they operate to reduce the Obligations, unless applied by the Lender for that purpose under Section 22.1(v). For purposes of this Section 22.1(a), the term "LIBOR" means interest per annum which is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for one (1) month periods as of 11:00 a.m. London time on the first Business Day of each week on which the London Interbank market is open, as published by Bridge Information Services on its MoneyCenter system. LIBOR shall be rounded, if necessary, to the next higher one sixteenth of one percent (1.16%). If such U.S. dollar LIBOR rates are not so offered or published for any period, then during such period LIBOR shall mean the London Interbank Offered Rate for one (1) month periods published on the first Business Day of each week on which the London Interbank market is open, in the Wall Street Journal in its regular column entitled "Money Rates".

          (iii) If an Event of Default has occurred and is continuing, the Lender may apply any Imposition Deposits, in any amounts and in any order as the Lender determines, in the Lender's discretion, to pay any Impositions or as a credit against the Obligations. On the Credit Facility Termination Date, the Lender shall refund to the Borrower any Imposition Deposits then held by the Lender.

          (b) Delivery of Impounds Letter of Credit. Provided that no Event of Default has occurred and is then continuing, at any time during the Term of this Agreement during which Imposition Deposits are deposited with the Lender, the Borrower may, upon notice to the Lender, elect to substitute for the Imposition Deposits a single Impounds Letter of Credit (as defined below) in accordance with this Section 22.1(b), in which event the Lender shall return the Imposition Deposits to the Borrower within 10 days after the Borrower delivers the Impounds Letter of Credit to the Lender. Provided that no Event of Default has occurred and is then continuing, at any time during the Term of this Agreement during which an Impounds Letter of Credit is held by the Lender, the Borrower may, upon notice to the Lender, elect to substitute for the Impounds Letter of Credit the Imposition Deposits, in which event the Borrower shall deliver to the Lender, in cash, the amount of the Imposition Deposits which would have been required at the time of the substitution if the Borrower had not elected to furnish the Impounds Letter of Credit and the Lender shall return the Impounds Letter of Credit to the Borrower within 10 days after its receipt of the cash for the Imposition Deposits. Notwithstanding the foregoing, the Borrower may not exercise its right to substitute an Impounds Letter of Credit for the Imposition Deposits or the Imposition Deposits for the Impounds Letter of Credit if the Borrower has made prior substitution under this Section 22.1(b) during the 12 months preceding the proposed substitution. Any Impounds Letter of Credit delivered to the Lender in accordance with this Section 22.1(b) shall be a clean, irrevocable letter of credit, naming the Lender as beneficiary, in an amount equal to the amount which would have been required to have been on deposit as Imposition Deposits (the "Maximum Escrow Amount"), if Imposition Deposits had been maintained, as such amount is determined by the Lender in accordance with the methodology set forth in Section 22.1(a)(i). The Impounds Letter of Credit must be issued by an issuer (the "Issuer") that meets the

                                    -xcvii-

Lender's requirements for ratings of issuers of acceptable letters of credit as set forth in the DUS Guide and must comply with all other requirements for letters of credit contained in the DUS Guide (including furnishing an opinion of counsel relating to the Issuer and the Impounds Letter of Credit). (The term "Impounds Letter of Credit" shall mean the letter of credit delivered to the Lender pursuant to this Section 22.1(b), any replacement letter of credit, and any amendment or renewal of the letter of credit or the replacement letter of credit.) If the Borrower at any time provides a confirming letter of credit, a replacement confirming letter of credit or an amendment or renewal of the confirming letter of credit or the replacement confirming letter of credit, then the term "Impounds Letter of Credit" shall also mean the confirming letter of credit as so amended, renewed or replaced.)

          (c) Impounds Letter of Credit as Additional Collateral. The Borrower agrees that the Impounds Letter of Credit provides collateral for the Note in addition to the lien of the Security Instruments on the Mortgaged Properties and the other Collateral and, during the continuance of any Event of Default, the Lender shall be entitled to take any action permitted under this Agreement, in addition to pursuing any other remedy the Lender may have with respect to any other Collateral or secured property, including the Mortgaged Properties.

          (d) Conditions for Providing and Holding the Impounds Letter of
Credit.

          (i) Period During Which Borrower Must Provide Impounds Letter of Credit. Until the earliest of (A) payment in full of all sums secured by the Security Instruments and release by the Lender of the liens of the Security Instruments, or (B) the date that the Lender fully draws on the Impounds Letter of Credit as permitted by this Agreement, the Borrower shall renew, amend or replace the Impounds Letter of Credit in accordance with the terms of this Agreement, to ensure that the Impounds Letter of Credit remains in effect and does not expire.

          (ii) Return of the Impounds Letter of Credit or the Proceeds Thereof. The Lender shall return the Impounds Letter of Credit, or the proceeds of any draws on such Impounds Letter of Credit (less all amounts which have been applied by the Lender pursuant to the terms of this Article XIX) to the Borrower 10 days after the date on which the Lender releases the lien of all of the Security Instruments following payment in full of all amounts secured by the Security Instruments.

          (iii) Application for Prepayment. If the proceeds of the Impounds Letter of Credit are applied to payment of a portion of the principal amount of a Note, a prepayment premium attributable to such prepaid principal amount shall be due to the Lender to the extent, if any, provided in such Note.

          (iv) Adjustment of the Impounds Letter of Credit. The Maximum Escrow Amount may be adjusted from time to time as set forth in Section 22.1(a)(i). If the Maximum Escrow Amount is to be adjusted upward, on or before the

                                    -xcviii-
                  applicable date specified in Section 22.1(a)(i), the Borrower shall deliver to the Lender an amendment or replacement of the Impounds Letter of Credit.

          (e) (i) Renewal or Replacement. At least 30 days prior to the expiration date of the Impounds Letter of Credit, the Borrower shall either (A) cause the Impounds Letter of Credit to be amended to extend its expiration date, or (B) furnish a replacement Impounds Letter of Credit. In either case, the amended Impounds Letter of Credit or the replacement Impounds Letter of Credit must (x) be in compliance with the requirements for letters of credit under the DUS Guide, and be from an Issuer which meets the Lender's requirements for ratings of issuers of acceptable letters of credit as set forth in the DUS Guide, (y) have a term of 364 days or more (unless a shorter term is approved in writing by the Lender), and (z) be in the amount of the outstanding Impounds Letter of Credit, amended to the extent required pursuant to Section 22.1(d)(iv) above.

          (ii) Review of Rating of Issuer; Replacement of Impounds Letter of Credit. From time to time, the Lender shall review the rating of the Issuer of the then outstanding Impounds Letter of Credit. If the Lender notifies the Borrower that at the time of any such review the issuing bank does not meet Lender's requirements for ratings of issuers of acceptable letters of credit as set forth in the DUS Guide, the Borrower shall replace the outstanding Impounds Letter of Credit with an Impounds Letter of Credit that complies with all of the requirements set forth in the DUS Guide, no later than 30 days after the Lender's notice to the Borrower, unless the outstanding Impounds Letter of Credit would expire prior to such 30-day period, in which case the Borrower shall provide the replacement Impounds Letter of Credit no later than 5 Business Days prior to the expiration date of the outstanding Impounds Letter of Credit.

          (iii) Draw on Letter of Credit. If the Borrower does not provide an amendment to, or replacement of, the Impounds Letter of Credit when required pursuant to Section 22.1(e)(i) or (ii) above, as the case may be, which amended or replacement Impounds Letter of Credit satisfies all of the requirements of Sections 22.1(e)(i) and (ii) above, the Lender shall draw the full amount of the Impounds Letter of Credit and hold and apply the proceeds as permitted hereunder and, in such event, no Event of Default shall be deemed to exist by virtue of the Borrower's failure to comply with said Sections 22.1(e)(i) and (ii).

          (f) (i) Remedies. During the continuance of an Event of Default, the Lender shall be entitled, in its sole and absolute discretion, to:

               (1) Draw on the Impounds Letter of Credit and hold the proceeds of the Impounds Letter of Credit as additional cash Collateral;

               (2) Draw on the Impounds Letter of Credit and apply all or any portion of the proceeds of the Impounds Letter of Credit to payment of the unpaid principal amount of any Note, the Credit Facility Termination Fee resulting therefrom, if any, and the prepayment premium, if any (calculated as provided in such Note) on the principal amount prepaid; provided, however, that such application of proceeds shall not cure or be deemed to cure any default;

                                     -xcix-

               (3) Draw on the Impounds Letter of Credit and apply all or any portion of the proceeds of the Impounds Letter of Credit to reimburse the Lender for any losses or expenses (including legal fees) suffered or incurred by the Lender as a result of such default; and/or

               (4) Exercise all rights and remedies available to the Lender at law or in equity or under any of the Loan Documents (including this Section 22.1).

          (ii) No Obligation to Apply Proceeds; No Cure. Nothing in this Section
22.1 shall obligate the Lender to apply all or any portion of the proceeds of the Impounds Letter of Credit to cure any default under the Loan Documents or to reduce the indebtedness evidenced by any Note. No application of proceeds of the Impounds Letter of Credit by Lender shall be deemed to cure any default.

          (g)      Proceeds of the Impounds Letter of Credit.

          (i) Providing Replacement Impounds Letter of Credit after a Draw. Provided that Borrower is not otherwise in default under any of the Loan Documents (including the Security Instruments), after the Lender has drawn on the Impounds Letter of Credit, but prior to application of proceeds, the Lender may, but is not obligated to, permit the Borrower to provide a replacement Impounds Letter of Credit that complies with all the requirements set forth in the DUS Guide and Section 22.1(e)(i), in which case the Lender shall return the proceeds of the draw to the Borrower, less the Lender's costs and expenses (including reasonable attorneys' fees and expenses).

          (ii) Proceeds Held in Escrow Funds Account(s). If the Lender draws on the Impounds Letter of Credit and holds the proceeds under the Security Instruments, such funds shall be held by the Lender in an account in accordance with Section 22.1(a)(ii) above.

          (iii) No Obligation to Draw or to Apply Proceeds. The Lender shall not be obligated to draw on the Impounds Letter of Credit upon any default under any of the Loan Documents or apply the proceeds of any draw on the Impounds Letter of Credit to cure a default under the Loan Documents. The Lender may hold the Impounds Letter of Credit or the proceeds of any Impounds Letter of Credit until the date for return as determined pursuant to Section 22.1(d)(ii), or apply all or any portion of the proceeds as permitted by this Agreement or any of the Loan Documents and hold any remaining proceeds until the date for return determined under Section 22.1(d)(ii).

SECTION 22.2 Replacement Reserves. The Borrower shall execute a Replacement Reserve Agreement for each of the Mortgaged Properties and shall (unless waived by the Lender) make all deposits for replacement reserves in accordance with the terms of the Replacement Reserve Agreement.

                                      -c-

                                 ARTICLE XXIII
                                     HEDGES

SECTION 23.1      Interest Rate Protection.

          (a) The Initial Hedge. To protect against fluctuations in interest rates, the Borrower shall make arrangements for Hedges, in an aggregate notional principal amount equal to or greater than the Revolving Advances Outstanding from time to time, to be in place and maintained at all times until the Revolving Facility Termination Date. Notwithstanding the immediately preceding sentence, the Hedge which shall be in place on the Initial Closing Date shall be in the form of a Cap in a notional amount equal to $118,450,000, which covers only a portion of the Revolving Advances Outstanding as of the Initial Closing Date, for a period beginning on the Initial Closing Date and ending not earlier than the last day of the fourth Loan Year or such earlier date as is acceptable to the Lender in its sole and absolute discretion. On the Initial Closing Date and until the earlier of (the "Initial Closing Hedge Escrow Termination Date"):
(i) January 29, 1999 or (ii) the date that the Borrower provides a Hedge, in an amount which, when added to the notional amount of any Hedges then in effect, is equal to or greater than the Revolving Advances then Outstanding, for a period ending not earlier than the last day of the fourth Loan Year or such earlier date as is acceptable to the Lender in its sole discretion and otherwise in satisfaction of the requirements of this Article XXIII, the Borrower shall deposit with the Lender an amount not less than 200% of the cost, as estimated by the Lender, to obtain a Cap, in a notional amount of $150,000,000, at a capped interest rate of 9.25% and for a term equal to four Loan Years (the "Initial Closing Hedge Escrow Amount"). The Initial Closing Hedge Escrow Amount shall be redetermined by the Lender on a weekly basis until the Initial Closing Hedge Escrow Termination Date. If, based on any such redetermination, the amount then on deposit with the Lender pursuant to this Section 23.1(a) is less than an amount equal to 180% of the redetermined Initial Closing Hedge Escrow Amount, the Borrower shall, within two Business Days of the Lender's request, deposit with the Lender additional funds to cause the amount then on deposit with the Lender to equal not less than 200% of the redetermined Initial Closing Hedge Escrow Amount. The Borrower hereby pledges and assigns to the Lender, and grants to the Lender a lien and security interest in, and right of setoff against, any right, title and interest the Borrower may have in and to any funds deposited with the Lender pursuant to this Section 23.1(a). If the Borrower fails to provide a Hedge in compliance with the requirements of Section 23.1(a)(ii) above on or before January 29, 1999, such failure shall constitute an Event of Default hereunder, notwithstanding anything to the contrary contained herein. So long as no Potential Event of Default or Event of Default exists, the Lender will permit funds on deposit with the Lender pursuant to this Section 23.1(a) to be used to acquire the Hedge contemplated by Section 23.1(a)(ii). Promptly after the Initial Closing Hedge Escrow Termination Date, and provided that no Potential Event of Default or Event of Default then exists, the Lender shall return to the Borrower all remaining funds then on deposit with the Lender pursuant to this
Section 23.1(a).

Notwithstanding the foregoing, with the consent of the Lender, the Borrower may provide interest rate protection through any combination of Swaps and Caps so long as, from and after the Initial Closing Hedge Escrow Termination Date, a Hedge or combination of Hedges is in effect with respect to all Revolving Advances Outstanding from time to time until the last day

                                      -ci-
of the fourth Loan Year or such earlier date as is acceptable to the Lender, and such Hedge or Hedges otherwise satisfy the requirements of this Article XXIII. In addition, with the consent of the Lender, any Hedges required under this
Article XXIII may be provided by the REIT, in which case the Cap Security Agreement or Swap Security Agreement shall be executed by the REIT and shall be in form and substance satisfactory to the Lender, and the covenants and agreements contained in this Article XXIII with respect to such Hedge shall apply to the REIT.

          (b) Subsequent Hedges. Additional Hedges (each, a "Subsequent Hedge") shall be required if the aggregate sum of Revolving Advances Outstanding is increased to an amount that exceeds the aggregate notional principal amount of all Hedges then in effect; such Subsequent Hedge shall be in effect prior to or concurrently with the Lender making any such Revolving Advance. It is the intention of the parties, and a condition of the Revolving Facility Commitment, that the Borrower shall obtain, and shall maintain at all times until the Revolving Facility Termination Date, a Hedge or Hedges in an aggregate notional principal amount not less than the aggregate sum of all Revolving Advances Outstanding from time to time. If the aggregate sum of Revolving Advances Outstanding at any time is less than the aggregate notional principal amount of all Hedges then in effect, the Borrower may amend and/or terminate one or more Hedges to provide for a decrease in the aggregate notional principal amount of all such Hedges then in place to an amount not less than the aggregate sum of all Revolving Advances then Outstanding, provided that the Lender gives its prior written approval to the documents reflecting the amendment or termination (which approval shall not be unreasonably withheld or delayed), and provided further that any such reduction shall not affect in any manner the Borrower's obligation to provide a Subsequent Hedge when required by this Section 23.1.

SECTION 23.2 Terms and Conditions. The Borrower may determine from time to time whether to provide a Cap and/or a Swap in satisfaction of the Hedge requirement, provided that each Hedge shall:

          (a) be obtained on terms and conditions approved by the Lender;

          (b) be evidenced and governed by Hedge Documents in form and substance acceptable to the Lender;

          (c) be with a counterparty acceptable to the Lender;

          (d) provide for a notional principal amount which, when added to the aggregate sum of all notional principal amounts of other Hedges, if any, then in effect, is at least equal to the aggregate sum of all Revolving Advances then Outstanding;

          (e) require the counterparty to make any interest or other payments under the Hedge to an account pledged to the Lender pursuant to a Cap Security Agreement or a Swap Security Agreement, as applicable; and

                                     -cii-

          (f) provide for a capped or a swapped fixed interest rate which is not higher than the interest rate that would have resulted in the Debt Service Coverage Ratios, computed as of the Initial Closing Date, being equal to 115%.

SECTION 23.3 Hedge Assignment; Delivery of Hedge Payments. Pursuant to a Cap Security Agreement or a Swap Security Agreement, as applicable, the Lender shall be granted an enforceable, perfected, first priority lien on and security interest in each Hedge and payments due under the Hedge (including scheduled and termination payments) in order to secure the Obligations under this Agreement and the other Loan Documents. With respect to each Hedge, the Cap Security Agreement or the Swap Security Agreement, as the case may be, must be delivered by the Borrower to the Lender no later than the effective date of the Hedge.

SECTION 23.4 Termination. Except as provided in Section 23.1, the Borrower shall not terminate, transfer or consent to any transfer of any existing Hedge without the Lender's prior written consent as long as the Borrower is required to maintain a Hedge pursuant to this Agreement; provided, however, that after the Revolving Facility Termination Date, the Borrower shall have the right to terminate the then-existing Hedges.

SECTION 23.5 Performance Under Hedge Documents. The Borrower agrees to comply fully with, and to otherwise perform when due, its obligations under, all applicable Hedge Documents and all other agreements evidencing, governing and/or securing any Hedge arrangement contemplated under this Article XXIII. Except as specifically provided in this Article XXIII, the Borrower shall not exercise, without the Lender's prior written consent, and shall exercise, at the Lender's direction, any rights or remedies under any Hedge Document, including, without limitation, the right of termination. The Borrower shall notify the Lender of any downgrading of the credit rating of any counterparty under a Hedge promptly after the Borrower receives notice from such counterparty of such downgrading.

SECTION 23.6      Escrow Provisions.

          (a) Annual Cap Escrow Payment. Until the date on which the Borrower obtains, and so long as the Borrower thereafter maintains, one or more Hedges expiring on the Revolving Facility Termination Date for the aggregate sum of all Revolving Advances Outstanding from time to time, the Borrower shall, on the first day of each Loan Year, deposit, in advance, with the Lender the Annual Cap Escrow Payment. The "Annual Cap Escrow Payment" means, with respect to each Loan Year, an amount equal to the quotient obtained by dividing --

          (i)      the difference between --

               (1) 110% of the cost, as estimated by the Lender, and computed on a weighted average basis, to obtain on such date of determination a Cap for a term equal to the time period from the expiration date of each Hedge then in effect until the Revolving Credit Termination Date and in an aggregate notional principal amount at least equal to the aggregate sum of all Revolving Advances then Outstanding, and

                                     -ciii-

               (2) the amount in the Cap Escrow Fund on the date immediately preceding the commencement of the Loan Year, by

          (ii) the number of Loan Years then remaining until the Revolving Credit Termination Date, as of the date immediately preceding the commencement of such Loan Year.

At least 10 days before the commencement of each Loan Year, the Lender shall give the Borrower notice of the estimate under Section 23.6(a) and the amount of the Annual Cap Escrow Payment for such Loan Year.

          (b) Ninety Day Reconciliation. Approximately 90 days prior to the expiration of the then effective Cap, the Lender shall determine the amount equal to --

          (i) 110% of the cost, as estimated by the Lender, and computed on a weighted average basis, to obtain on such date of determination a Cap for a term equal to the time period from the expiration date of each Hedge then in effect until the Revolving Credit Termination Date and in an aggregate notional principal amount at least equal to the aggregate sum of all Revolving Advances then Outstanding, minus

          (ii) the amount in the Cap Escrow Fund on the date of such calculation.

If the foregoing calculation results in a positive number, the Borrower shall, within 10 days after the Lender's request, deposit with the Lender such amount. Upon receipt, the Lender shall deposit such amount into the Cap Escrow Fund.

          (c) Cap Escrow Fund. The Lender shall establish an escrow fund (the "Cap Escrow Fund") and shall deposit each Annual Cap Escrow Payment, together with any additional amount deposited by the Borrower with the Lender pursuant to
Section 23.6(b), into the Cap Escrow Fund. The Cap Escrow Fund shall be placed in a deposit account with a financial institution selected by the Lender and shall be invested by the Lender in Permitted Investments selected by the Borrower. So long as no Event of Default or Potential Event of Default then exists, all interest on funds in the Cap Escrow Fund, including all earnings on such Permitted Investments, shall be released to the Borrower not more frequently than once each month. The Borrower hereby pledges and assigns to the Lender, and grants to Lender a lien and security interest in, and right of setoff against, any right, title and interest the Borrower may have in and to the Cap Escrow Fund. At the Lender's request, the Borrower shall cause the financial institution holding the Cap Escrow Fund to execute and deliver a Restricted Account Letter in form and substance similar to that attached as an Exhibit to the Cap Security Agreement. Provided no Event of Default or Potential Event of Default has then occurred and is continuing, the Cap Escrow Fund shall be returned to the Borrower within 10 days after the date on which the Borrower obtains a Cap covering the period ending on the last day of the Term of this Agreement.

          (d) Delivery of Cap Letter of Credit. Provided that no Event of Default has occurred and is then continuing, at any time during the Term of this Agreement during which

                                     -civ-
the Cap Escrow Fund is maintained, the Borrower may, upon notice to the Lender, elect to substitute for the Cap Escrow Fund a Cap Letter of Credit (as defined below) in accordance with this Section 23.6(d), in which event the Lender shall return the amount in the Cap Escrow Fund to the Borrower within 10 days after the Borrower delivers the Cap Letter of Credit to the Lender. Provided that no Event of Default has occurred and is then continuing, at any time during the Term of this Agreement during which a Cap Letter of Credit is held by the Lender, the Borrower may, upon notice to the Lender, elect to substitute for the Cap Letter of Credit the Cap Escrow Funds, in which event the Borrower shall deliver to the Lender, in cash, the amount of the Cap Escrow Funds which would have been required at the time of the substitution if the Borrower had not elected to furnish the Cap Letter of Credit and the Lender shall return the Cap Letter of Credit to the Borrower within 10 days after its receipt of the cash for the Cap Escrow Fund. Notwithstanding the foregoing, the Borrower may not exercise its right to substitute a Cap Letter of Credit for the Cap Escrow Fund or the Cap Escrow Fund for the Cap Letter of Credit if the Borrower has made prior substitution under this Section 23.6(d) during the 12 months preceding the proposed substitution. Any Cap Letter of Credit delivered to the Lender in accordance with this Section 23.6(d) shall be a clean, irrevocable letter of credit, naming the Lender as beneficiary, in an amount equal to the amount which would have been required to have been on deposit in the Cap Escrow Fund (the "Required Amount"), if Cap Escrow Funds had been maintained, as such amount is determined by the Lender in accordance with this Section 23.6. The Cap Letter of Credit must be issued by an issuer (the "Issuer") that meets the Lender's requirements for ratings of issuers of acceptable letters of credit as set forth in the DUS Guide and must comply with all other requirements for letters of credit contained in the DUS Guide (including furnishing an opinion of counsel relating to the Issuer and the Cap Letter of Credit). (The term "Cap Letter of Credit" shall mean the letter of credit delivered to the Lender pursuant to this
Section 23.6(d), any replacement letter of credit, and any amendment or renewal of the letter of credit or the replacement letter of credit.) If the Borrower at any time provides a confirming letter of credit, a replacement confirming letter of credit or an amendment or renewal of the confirming letter of credit or the replacement confirming letter of credit, then the term "Cap Letter of Credit" shall also mean the confirming letter of credit as so amended, renewed or replaced.)

          (e) Cap Letter of Credit as Additional Collateral. The Borrower agrees that the Cap Letter of Credit provides collateral for the Notes in addition to the lien of the Security Instruments on the Mortgaged Properties and the other Collateral and, during the continuance of any Event of Default, the Lender shall be entitled to take any action permitted under this Agreement, in addition to pursuing any other remedy the Lender may have with respect to any other Collateral or secured property, including the Mortgaged Properties.

          (f)      Conditions for Providing and Holding Cap Letter of Credit.

          (i) Period During Which Borrower Must Provide Cap Letter of Credit. Until the earliest of (A) payment in full of all sums secured by the Security Instruments and release by the Lender of the liens of the Security Instruments, (B) the date that the Lender fully draws on the Cap Letter of Credit as permitted by this Agreement, or (C) the date on which the Borrower obtains a Hedge expiring on the Revolving Facility Termination Date covering all of the Revolving Advances then Outstanding, the Borrower shall renew, amend or

                                      -cv-
                  replace the Cap Letter of Credit in accordance with the terms of this Agreement, to ensure that the Cap Letter of Credit remains in effect and does not expire.

          (ii) Return of the Cap Letter of Credit or the Proceeds Thereof. The Lender shall return the Cap Letter of Credit, or the proceeds of any draws on such Cap Letter of Credit (less all amounts which have been applied by the Lender pursuant to the terms of this Article XXIII) to the Borrower 10 days after the date on which either clause (A) or (C) of Section 23.6(f)(i) is satisfied.

          (iii) Application for Prepayment. If the proceeds of the Cap Letter of Credit are applied to payment of a portion of the principal amount of a Note, a prepayment premium attributable to such prepaid principal amount shall be due to the Lender to the extent, if any, provided in such Note.

          (iv) Adjustment of the Cap Letter of Credit. The Borrower shall, within 10 days after receipt of notice from the Lender of the dollar determinations under Sections 23.6(a) or 23.6(b), deliver to Lender an amendment or replacement of the Cap Letter of Credit in the then determined Required Amount.

          (g) (i) Renewal or Replacement. At least 30 days prior to the expiration date of the Cap Letter of Credit, the Borrower shall either (A) cause the Cap Letter of Credit to be amended to extend its expiration date, or (B) furnish a replacement Cap Letter of Credit. In either case, the amended Cap Letter of Credit or the replacement Cap Letter of Credit must (x) be in compliance with the requirements for letters of credit under the DUS Guide, and be from an Issuer which meets the Lender's requirements for ratings of issuers of acceptable letters of credit as set forth in the DUS Guide, (y) have a term of 364 days or more (unless a shorter term is approved in writing by the Lender), and (z) be in the amount of the outstanding Cap Letter of Credit, amended to the extent required pursuant to Section 23.6(f)(iv) above.

          (ii) Review of Rating of Issuer; Replacement of Cap Letter of Credit. From time to time, the Lender shall review the rating of the Issuer of the then outstanding Cap Letter of Credit. If the Lender notifies the Borrower that at the time of any such review the issuing bank does not meet Lender's requirements for ratings of issuers of acceptable letters of credit as set forth in the DUS Guide, the Borrower shall replace the outstanding Cap Letter of Credit with an Cap Letter of Credit that complies with all of the requirements set forth in the DUS Guide and Section 23.6(g)(i), no later than 30 days after the Lender's notice to the Borrower, unless the outstanding Cap Letter of Credit would expire prior to such 30-day period, in which case the Borrower shall provide the replacement Cap Letter of Credit no later than 5 Business Days prior to the expiration date of the outstanding Cap Letter of Credit.

          (iii) Draw on Letter of Credit. If the Borrower does not provide an amendment to, or replacement of, the Cap Letter of Credit when required pursuant to Section 23.6(g)(i) or (ii) above, as the case may be, which amended or replacement Cap Letter of Credit satisfies all of the requirements of Sections 23.6(g)(i) and (ii) above, the Lender shall draw the full amount of the Cap Letter of Credit and hold and apply the proceeds as permitted

                                     -cvi-
hereunder and, in such event, no Event of Default shall be deemed to exist by virtue of the Borrower's failure to comply with said Sections 23.6(g)(i) and
(ii).

          (h) (i) Remedies. During the continuance of an Event of Default, the Lender shall be entitled, in its sole discretion, to:

               (1) Draw on the Cap Letter of Credit and hold the proceeds of the Cap Letter of Credit as additional cash Collateral;

               (2) Draw on the Cap Letter of Credit and apply all or any portion of the proceeds of the Cap Letter of Credit to payment of the unpaid principal amount of any Note, the Credit Facility Termination Fee resulting therefrom, if any, and the prepayment premium, if any (calculated as provided in such Note) on the principal amount prepaid; provided, however, that such application of proceeds shall not cure or be deemed to cure any default;

               (3) Draw on the Cap Letter of Credit and apply all or any portion of the proceeds of the Cap Letter of Credit to reimburse the Lender for any losses or expenses (including legal fees) suffered or incurred by the Lender as a result of such default; and/or

               (4) Exercise all rights and remedies available to the Lender at law or in equity or under any of the Loan Documents (including this Section 23.6).

          (ii) No Obligation to Apply Proceeds; No Cure. Nothing in this Section
23.6 shall obligate the Lender to apply all or any portion of the proceeds of the Cap Letter of Credit to cure any default under the Loan Documents or to reduce the indebtedness evidenced by the Notes. No application of proceeds of the Cap Letter of Credit by Lender shall be deemed to cure any default.

          (i)      Proceeds of the Cap Letter of Credit.

          (i) Providing Replacement Cap Letter of Credit after a Draw. Provided that Borrower is not otherwise in default under any of the Loan Documents (including the Security Instruments), after the Lender has drawn on the Cap Letter of Credit, but prior to application of proceeds, the Lender may, but is not obligated to, permit the Borrower to provide a replacement Cap Letter of Credit that complies with all the requirements set forth in the DUS Guide and Section 23.6(g)(i), in which case the Lender shall return the proceeds of the draw to the Borrower, less the Lender's costs and expenses (including reasonable attorneys' fees and expenses).

          (ii) Proceeds Held in Escrow Funds Account(s). If the Lender draws on the Cap Letter of Credit and holds the proceeds, such funds shall be held by the Lender in the Cap Escrow Fund account.

                                     -cvii-

          (iii) No Obligation to Draw or to Apply Proceeds. The Lender shall not be obligated to draw on the Cap Letter of Credit upon any default under any of the Loan Documents or apply the proceeds of any draw on the Cap Letter of Credit to cure a default under the Loan Documents. The Lender may hold the Cap Letter of Credit or the proceeds of any Cap Letter of Credit until the date for return as determined pursuant to Section 23.6(f)(ii), or apply all or any portion of the proceeds as permitted by this Agreement or any of the Loan Documents and hold any remaining proceeds until the date for return determined under Section 23.6(f)(ii).

                                  ARTICLE XXIV
                          LIMITS ON PERSONAL LIABILITY

SECTION 24.1      Limits on Personal Liability.

          (a) Limits on Personal Liability Except as otherwise provided in this
Article XXIV, no Borrower Party shall have any personal liability under this Agreement, the Note, the Security Instruments or any other Loan Document for the performance of any Obligations of any Borrower Party under the Loan Documents, and the Lender's only recourse for the payment and performance of the Obligations shall be the Lender's exercise of its rights and remedies with respect to the Mortgaged Property and any other Collateral held by the Lender as security for the Obligations. This limitation on the Borrower's Parties' liability shall not limit or impair the Lender's enforcement of its rights against any guarantor of all or part of the Obligations, but, if such guarantor is a Borrower Party, such guarantor's liability shall also be limited to the extent set forth in this Article XXIV.

          (b) Exceptions to Limits on Personal Liability. The Borrower Parties shall be personally liable to the Lender on a joint and several basis for the repayment of a portion of the Advances and other amounts due under the Loan Documents equal to any loss or damage suffered by the Lender as a result of (1) failure of the Borrower to pay to the Lender upon demand after an Event of Default, all Rents to which the Lender is entitled under Section 3(a) of the Security Instrument encumbering the Mortgage Property and the amount of all security deposits collected by the Borrower from tenants then in residence; (2) failure of the Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument encumbering the applicable Mortgage Property; (3) failure of the Borrower to comply with Section 14.2(a)(vii); (4) fraud or written material misrepresentation by any Borrower Party or any officer, director, partner, member or employee of any Borrower Party in connection with the application for or creation of the Obligations or any request for any action or consent by the Lender; (5) failure to apply Rents, first, to the payment of reasonable operating expenses and then to amounts ("Debt Service Amounts") payable under the Loan Documents (except that the Borrower Party will not be personally liable (i) to the extent that the Borrower Party lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents of a Mortgaged Property that are distributed in any calendar year if the Borrower has paid all operating expenses and Debt Service Amounts for that calendar year); or (6) the Borrower's failure to deposit all Gross Revenues into a Property Account (as defined in the Cash Management Agreement) in accordance with the Cash Management Agreement.

                                    -cviii-

          (c) Full Recourse. The Borrower Parties shall become personally liable to the Lender on a joint and several basis for the payment and performance of all Obligations upon the occurrence of any of the following Events of Default:
(1) the Borrower's acquisition of any property or operation of any business not permitted by Section 33 of the Security Instruments; or (2) an Event of Default under Section 19.1(o) of this Agreement.

          (d) Permitted Transfer Not Release. No Transfer by any party of its Ownership Interests in the Borrower shall release the party from liability under this Article XXIV, this Agreement or any other Loan Document, unless the Lender shall have approved the Transfer in its sole and absolute discretion and shall have expressly released the party in connection with the Transfer.

          (e) Miscellaneous. To the extent that the Borrower Parties have personal liability under this Article XXIV, the Lender may exercise its rights against the Borrower Parties personally on a joint and several basis without regard to whether the Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to the Lender under the Loan Documents or applicable law. For purposes of this Article XXIV, the term "Mortgaged Property" shall not include any funds that (1) have been applied by the Borrower as required or permitted by the Loan Documents prior to the occurrence of an Event of Default, or (2) are owned by the Borrower and which the Borrower was unable to apply as required or permitted by the Loan Documents because of a bankruptcy, receivership, or similar judicial proceeding.

                                  ARTICLE XXV
                            MISCELLANEOUS PROVISIONS

SECTION 25.1 Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

SECTION 25.2 Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by all of the parties hereto.

SECTION 25.3 Payment of Costs, Fees and Expenses. The Borrower shall pay, on demand, all fees, costs, charges or expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) incurred by the Lender in connection with:

          (a) Any amendment, consent or waiver to this Agreement or any of the Loan Documents (whether or not any such amendments, consents or waivers are entered into).

          (b) Defending or participating in any litigation arising from actions by third parties and brought against or involving the Lender with respect to (i) any Mortgaged

                                     -cix-

Property, (ii) any event, act, condition or circumstance in connection with any Mortgaged Property or (iii) the relationship between the Lender and the Borrower, any Borrower Party or the REIT in connection with this Agreement or any of the transactions contemplated by this Agreement.

          (c) The administration or enforcement of, or preservation of rights or remedies under, this Agreement or any other Loan Documents or in connection with the foreclosure upon, sale of or other disposition of any Collateral granted pursuant to the Loan Documents (the reasonableness standard as to fees and expenses of attorneys, accountants and other experts shall only apply under this
Section 25.3(c) with respect to the administration of this Agreement and the other Loan Documents when no Event of Default exists hereunder).

The Borrower shall also pay, on demand, any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, filing, recordation, performance or enforcement of any of the Loan Documents or the Advances. However, the Borrower will not be obligated to pay any franchise, estate, inheritance, income, excess profits or similar tax on the Lender. Any attorneys' fees and expenses payable by the Borrower pursuant to this Section shall be recoverable separately from and in addition to any other amount included in such judgment, and such obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Any amounts payable by the Borrower pursuant to this Section, with interest thereon if not paid when due, shall become additional indebtedness of the Borrower secured by the Loan Documents. Such amounts shall bear interest from the date such amounts are due until paid in full at the weighted average, as determined by Lender, of the interest rates in effect from time to time for each Advance unless collection from the Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law. The provisions of this Section are cumulative with, and do not exclude the application and benefit to the Lender of, any provision of any other Loan Document relating to any of the matters covered by this Section.

SECTION 25.4 Payment Procedure. All payments to be made to the Lender pursuant to this Agreement or any of the Loan Documents shall be made in lawful currency of the United States of America and in immediately available funds by wire transfer to an account designated by the Lender before 1:00 p.m. (Washington, D.C. time) on the date when due.

SECTION 25.5 Payments on Business Days. In any case in which the date of payment to the Lender or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of such time period need not occur on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

SECTION 25.6 Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE TERMS AND PROVISIONS, AND RIGHTS AND OBLIGATIONS OF EACH BORROWER PARTY UNDER THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT INCORPORATING THIS SECTION BY REFERENCE SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO

                                      -cx-

AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAW APPLICABLE TO CONFLICTS OR CHOICE OF LAW) EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF DEPOSIT ACCOUNTS, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE DEPOSIT ACCOUNT IS LOCATED. THE BORROWER PARTIES AND LENDER AGREE, HOWEVER, THAT ANY CONTROVERSY ARISING UNDER OR IN RELATION TO THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER LOAN DOCUMENT SHALL BE, EXCEPT (1) AS OTHERWISE PROVIDED HEREIN, (2) TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION AND FORECLOSURE OF LIENS AND SECURITY INTERESTS, AND ENFORCEMENT OF THE RIGHTS AND REMEDIES, AGAINST THE MORTGAGED PROPERTIES, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED, AND (3) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF SECURITY INTERESTS ON PERSONAL PROPERTY (OTHER THAN DEPOSIT ACCOUNTS), WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE PERSONAL PROPERTY IS LOCATED, LITIGATED IN NEW YORK. THE LOCAL AND FEDERAL COURTS AND AUTHORITIES WITH JURISDICTION IN NEW YORK SHALL, EXCEPT AS OTHERWISE PROVIDED HEREIN, HAVE JURISDICTION OVER ALL CONTROVERSIES WHICH MAY ARISE UNDER OR IN RELATION TO THE LOAN DOCUMENTS, INCLUDING THOSE CONTROVERSIES RELATING TO THE EXECUTION, JURISDICTION, BREACH, ENFORCEMENT OR COMPLIANCE WITH THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER ISSUE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. EACH BORROWER PARTY AND LENDER IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF SUCH COURTS FOR ANY LITIGATION ARISING FROM THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS, AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST THE BORROWER PARTIES, AND AGAINST THE COLLATERAL IN ANY OTHER JURISDICTION. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF NEW YORK SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER PARTIES AND THE LENDER AS PROVIDED HEREIN OR THE SUBMISSION HEREIN BY THE BORROWER PARTIES TO PERSONAL JURISDICTION WITHIN NEW YORK. EACH BORROWER PARTY AND LENDER (I) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER ANY OF THE LOAN DOCUMENTS TRIABLE BY A JURY AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER

                                     -cxi-

EXIST. THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. FURTHER, EACH BORROWER PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING, BUT NOT LIMITED TO, LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO EACH BORROWER PARTY THAT LENDER WILL NOT SEEK TO ENFORCE THE PROVISIONS OF THIS SECTION. THE FOREGOING PROVISIONS WERE KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY THE BORROWER PARTIES UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL SELECTED BY THE BORROWER PARTIES' FREE WILL.

SECTION 25.7 Severability. In the event any provision of this Agreement or in any other Loan Document shall be held invalid, illegal or unenforceable in any jurisdiction, such provision will be severable from the remainder hereof as to such jurisdiction and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired in any jurisdiction.

SECTION 25.8      Notices.

          (a) Manner of Giving Notice. Each notice, direction, certificate or other communication hereunder (in this Section referred to collectively as "notices" and singly as a "notice") which any party is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if:

               (1) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered);

               (2) sent by Federal Express (or other similar overnight courier) designating morning delivery (any notice so delivered shall be deemed to have been received on the Business Day it is delivered by the courier);

               (3) sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any notice so sent shall be deemed to have been received on the Business Day it is delivered); or

               (4) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted, and the telephone number of the recipient's telecopier or facsimile machine (to be confirmed with a copy thereof sent in accordance with paragraphs (1), (2) or (3) above within two Business Days) (any notice so delivered shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:00 p.m. (local time of the recipient) on a Business Day, or
                           (ii) on the next Business Day, if so transmitted on or

                                     -cxii-
                           after 5:00 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day);

addressed to the parties as follows:

         As to any Borrower Party:

                  Archstone Communities Trust
                  7777 Market Center Avenue
                  El Paso, Texas  79912
                  Attention:  Controller
                  Telecopy No.:  (915) 877-3301

         with a copy to:

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, Illinois  60603
                  Attention: Thomas S. Reif, Esq. or J. Paul Forrester, Esq. Telecopy No.: (312) 701-7711

                  Archstone Communities Trust
                  7670 South Chester, Suite 100
                  Englewood, Colorado  80112
                  Attention:  Charles E. Mueller, Jr.
                  Telecopy No.:  (303) 708-5999


                                    -cxiii-

                  Archstone Communities Trust
                  125 Lincoln Avenue
                  Santa Fe, New Mexico  87501
                  Attention:  Jeffrey A. Klopf
                  Telecopy No.:  (505) 988-8920

         As to the Lender:

                  Berkshire Mortgage Finance Limited Partnership
                  One Beacon Street, 14th Floor
                  Boston, Massachusetts  02108
                  Attention: Carol Mills, Director of Portfolio Management Telecopy No.: (617) 574-8355

         with a copy to:

                  McGovern Noel & Benik
                  155 Federal Street
                  Boston, Massachusetts  02110
                  Attention:  Scott E. Cooper, Esq.
                  Telecopy No.:  (617) 574-9800

         As to Fannie Mae:

                  Fannie Mae
                  3939 Wisconsin Avenue, N.W.
                  Washington, D.C.  20016-2899
                  Attention:        Vice President for
                                    Multifamily Asset Management
                  Telecopy No.:  (202) 752-5016

         with a copy to:

                  O'Melveny & Myers LLP
                  610 Newport Center Drive, Suite 1700
                  Newport Beach, California  92660
                  Attention:  Scott A. Meyerhoff, Esq.
                  Telecopy No.:  (949) 823-6994

          (b) Change of Notice Address. Any party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt. Each party agrees that it shall not refuse or reject delivery of any notice given hereunder, that it shall acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting

                                     -xciv-
party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service, the courier service or facsimile.

SECTION 25.9      Further Assurances and Corrective Instruments.

          (a) Further Assurances. To the extent permitted by law, the parties hereto agree that they shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Lender or the Borrower Parties may request and as may be required in the opinion of the Lender or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any Loan Document.

          (b) Further Documentation. Without limiting the generality of subsection (a), in the event any further documentation or information is required by the Lender to correct patent mistakes in the Loan Documents, materials relating to the Title Insurance Policies or the funding of the Advances, the Borrower Parties shall provide, or cause to be provided to the Lender, at their cost and expense, such documentation or information. The Borrower Parties shall execute and deliver to the Lender such documentation, including any amendments, corrections, deletions or additions to the Notes, the Security Instruments or the other Loan Documents as is required by the Lender.

          (c) Compliance with Investor Requirements. Without limiting the generality of subsection (a), the Borrower Parties shall do anything necessary to comply with the requirements of the Lender in order to enable the Lender to sell the MBS backed by an Advance.

SECTION 25.10 Term of this Agreement. This Agreement shall continue in effect until the Credit Facility Termination Date.

SECTION 25.11 Assignments; Third-Party Rights. No Borrower Party shall assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of the Lender. The Lender may assign its rights and obligations under this Agreement separately or together, without the Borrower Parties' consent, only to Fannie Mae, but may not delegate its obligations under this Agreement unless required to do so pursuant to Section 21.4.

SECTION 25.12 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 25.13 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,
(i) the terms defined in Article I, Section 16.1 and elsewhere in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) references herein to "Articles," "Sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference

                                     -cxv-
to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement; (vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (vii) the word "including" means "including, but not limited to."

SECTION 25.14 Interpretation. The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement and the Loan Documents. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement and the Loan Documents or any amendment or supplement or exhibit hereto or thereto.

SECTION 25.15 Decisions in Writing. Any approval, designation, determination, selection, action or decision of the Lender must be in writing to be effective.


                                     -cxvi-

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  Borrower Parties
                                  ----------------

                                  REIT
                                  ----

                                  ARCHSTONE COMMUNITIES TRUST,
                                  a Maryland real estate trust


                                  By:
                                     -------------------------------
                                      Charles E. Mueller, Jr.
                                      Senior Vice President


                                  Borrower
                                  --------

                                  ASN MULTIFAMILY LIMITED PARTNERSHIP,
                                  a Delaware limited partnership

                                  By:       SCA-NORTH CAROLINA (1)
                                            INCORPORATED, a Maryland
                                            corporation, Its General Partner


                                            By:
                                               -----------------------------
                                                 Charles E. Mueller, Jr.
                                                 Senior Vice President


                                  Lender
                                  ------

                                  BERKSHIRE MORTGAGE FINANCE LIMITED
                                  PARTNERSHIP, a Massachusetts limited
                                  partnership

                                  By:       BRF CORPORATION,
                                            a Massachusetts corporation,
                                            Its General Partner


                                            By:
                                               -----------------------------
                                                 Name:
                                                      ----------------------
                                                 Title:
                                                       ---------------------

                                    -cxvii-